AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                  A Prudential Financial Company
                                 One Corporate Drive, Shelton, Connecticut 06484

AMERICAN SKANDIA ADVISORS CHOICE(R)2000
Flexible Premium Deferred Annuity
PROSPECTUS: MAY 2, 2005

This Prospectus describes Advisors Choice(R) 2000, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. THE ANNUITY OR CERTAIN OF ITS INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. VARIOUS RIGHTS AND BENEFITS MAY DIFFER BETWEEN STATES TO MEET APPLICABLE LAWS AND/OR REGULATIONS. FOR MORE INFORMATION ABOUT VARIATIONS APPLICABLE TO YOUR STATE, PLEASE REFER TO YOUR ANNUITY CONTRACT OR CONSULT YOUR INVESTMENT PROFESSIONAL. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges you pay and compensation paid to your Investment Professional may also be different between each annuity.

THE VARIABLE INVESTMENT OPTIONS

The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Gartmore Variable Investment Trust, Wells Fargo Variable Trust, Rydex Variable Trust, A I M Advisors, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.

PLEASE READ THIS PROSPECTUS

PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.

AVAILABLE INFORMATION

We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 94.

This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

FOR FURTHER INFORMATION CALL:

====>  1-800-752-6342
THESE ANNUITIES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN THIS ANNUITY INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF VALUE, EVEN WITH RESPECT TO AMOUNTS ALLOCATED TO THE AST MONEY MARKET SUB-ACCOUNT.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  American Skandia Advisors Choice(R) 2000 is a Service Mark of the Prudential
                          Financial Company of America.

Prospectus Dated: May 2, 2005        Statement of Additional Information Dated: May 2, 2005
CH2PROS505                                                                       CHOICE2000

          PLEASE SEE OUR PRIVACY POLICY AND IRA DISCLOSURE STATEMENT
                 ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

CONTENTS

Introduction .............................................................................   1
  Why Would I Choose to Purchase This Annuity? ...........................................   1
  What Are Some of the Key Features of This Annuity? .....................................   1
  How Do I Purchase This Annuity? ........................................................   1
Glossary of Terms ........................................................................   2
Summary of Contract Fees and Charges .....................................................   3
Expense Examples .........................................................................  11
Investment Options .......................................................................  12
  What Are the Investment Objectives and Policies of the Portfolios? .....................  12
  What Are the Fixed Allocations? ........................................................  29
Fees and Charges .........................................................................  30
  What Are the Contract Fees and Charges? ................................................  30
  What Charges Apply Solely to the Variable Investment Options? ..........................  31
  What Fees and Expenses Are Incurred by the Portfolios? .................................  31
  What Charges Apply to the Fixed Allocations? ...........................................  31
  What Charges Apply if I Choose an Annuity Payment Option? ..............................  31
  Exceptions/Reductions to Fees and Charges ..............................................  32
Purchasing Your Annuity ..................................................................  33
  What are Our Requirements for Purchasing the Annuity? ..................................  33
Managing Your Annuity ....................................................................  34
  May I Change the Owner, Annuitant and Beneficiary Designations? ........................  34
  May I Return the Annuity if I Change My Mind? ..........................................  34
  May I Make Additional Purchase Payments? ...............................................  34
  May I Make Scheduled Payments Directly from My Bank Account? ...........................  34
  May I Make Purchase Payments Through a Salary Reduction Program? .......................  35
Managing Your Account Value ..............................................................  36
  How and When Are Purchase Payments Invested? ...........................................  36
  Are There Restrictions or Charges on Transfers Between Investment Options? .............  36
  Do You Offer Dollar Cost Averaging? ....................................................  38
  Do You Offer Any Automatic Rebalancing Programs? .......................................  38
  Are Any Asset Allocation Programs Available? ...........................................  38
  Do You Offer Programs Designed to Guarantee a "Return of Premium" at a Future Date? ....  39
  May I Give My Investment Professional Permission to Manage My Account Value? ...........  40
  May I Authorize My Third Party Investment Advisor to Manage My Account? ................  40
  How Do the Fixed Allocations Work? .....................................................  41
  How Do You Determine Rates for Fixed Allocations? ......................................  42
  How Does the Market Value Adjustment Work? .............................................  42
  What Happens When My Guarantee Period Matures? .........................................  43
Access To Account Value ..................................................................  44
  What Types of Distributions Are Available to Me? .......................................  44
  Are There Tax Implications for Distributions? ..........................................  44
  Can I Withdraw a Portion of My Annuity? ................................................  44
  Can I Make Periodic Withdrawals from the Annuity During the Accumulation Period? .......  44
  Do You Offer a Program for Withdrawals Under Section 72(t) of the Internal
    Revenue Code? ........................................................................  45
  What Are Minimum Distributions and When Would I Need to Make Them? .....................  45
  Can I Surrender My Annuity for Its Value? ..............................................  45
  What Types of Annuity Options Are Available? ...........................................  45
  How and When Do I Choose the Annuity Payment Option? ...................................  47
  How are Annuity Payments Calculated? ...................................................  47

                                                                             (i)

Contents

Living Benefit Programs .............................................................   49
  Do You Offer Programs Designed to Provide Investment Protection for Owners
    While They are Alive? ...........................................................   49
  Guaranteed Return Option Plus(SM) (GRO Plus(SM)) ..................................   50
  Guaranteed Return Option (GRO) ....................................................   55
  Guaranteed Minimum Withdrawal Benefit (GMWB) ......................................   58
  Guaranteed Minimum Income Benefit (GMIB) ..........................................   62
  Lifetime Five Income Benefit (Lifetime Five) ......................................   66
Death Benefit .......................................................................   72
  What Triggers the Payment of a Death Benefit? .....................................   72
  Basic Death Benefit ...............................................................   72
  Optional Death Benefits ...........................................................   72
  Payment of Death Benefits .........................................................   76
Valuing Your Investment .............................................................   79
  How is My Account Value Determined? ...............................................   79
  What is the Surrender Value of My Annuity? ........................................   79
  How and When Do You Value the Sub-Accounts? .......................................   79
  How Do You Value Fixed Allocations? ...............................................   79
  When Do You Process and Value Transactions? .......................................   79
  What Happens to My Units When There is a Change in Daily Asset-Based Charges? .....   81
Tax Considerations ..................................................................   82
General Information .................................................................   89
  How Will I Receive Statements and Reports? ........................................   89
  Who is American Skandia? ..........................................................   89
  What Are Separate Accounts? .......................................................   89
  What is the Legal Structure of the Underlying Funds? ..............................   91
  Who Distributes Annuities Offered by American Skandia? ............................   92
  Incorporation of Certain Documents by Reference ...................................   92
  Financial Statements ..............................................................   93
  How to Contact Us .................................................................   93
  Indemnification ...................................................................   94
  Legal Proceedings .................................................................   94
  Contents of the Statement of Additional Information ...............................   94
Appendix A -- Condensed Financial Information About Separate Account B ..............  A-1
Appendix B -- Calculation of Optional Death Benefits ................................  B-1
Appendix C-1 -- Advisor's Choice Prior Contract .....................................  C-1
Appendix C-2 -- Advisor's Design Prior Contract .....................................  C-3
Appendix D -- Performance Advantage .................................................  D-1
Appendix E -- Plus40TM Optional Life Insurance Rider ................................  E-1
Appendix F -- Description and Calculation of Previously Offered Optional
 Death Benefits .....................................................................  F-1
Appendix G -- Additional Information on Asset Allocation Programs ...................  G-1

                                                                            (ii)

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Introduction
WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?

This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers a choice of different optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive and one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed allocations.

When an Annuity is purchased as a "NON-QUALIFIED" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 70 1/2

When an Annuity is purchased as a "QUALIFIED" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

- This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

- This Annuity offers both variable investment options and Fixed Allocations. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed Allocations of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

- The Annuity features two distinct phases -- the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options.

- During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.

- This Annuity offers optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive.

- This Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

- There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges although the value of any optional guaranteed benefit you elect may be reduced.

- Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered investment professionals. The Annuity may also be purchased directly from us. We may require satisfactory evidence that you have engaged the services of an Advisor. You must complete an application and submit a minimum initial purchase payment of $5,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $5,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for Owners under age 85 as of the Issue Date of this Annuity. The availability and level of protection of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity or the date of the Owner's death.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Glossary of Terms

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

ACCOUNT VALUE
The value of each allocation to a Sub-account (also referred to as "variable investment option") or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. Other than on a contract anniversary, the Account Value is calculated before we assess any fee that is deducted annually in arrears. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.
ADVISOR

A person or entity which:

- is registered under the Investment Advisers Act of 1940, as amended, and, where applicable, under equivalent state law or regulation regarding the registration of investment advisors; or

- may provide investment advisory services but is exempt from such registration.

ANNUITIZATION

The application of Account Value (or Protected Income Value for the Guaranteed Minimum Income Benefit, if applicable) to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

ANNUITY DATE

The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

ANNUITY YEAR

A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

CODE

The Internal Revenue Code of 1986, as amended from time to time.

FIXED ALLOCATION

An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

GUARANTEE PERIOD

A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

INTERIM VALUE

The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

ISSUE DATE

The effective date of your Annuity.

MVA

A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

OWNER

With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

SURRENDER VALUE
The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge, the charge for any optional benefits, and any additional amounts we applied to your Purchase Payments that we may be entitled to recover under certain circumstances. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal. The surrender value may be calculated using a Market Value Adjustment with respect to amounts in any Fixed Allocation.
UNIT

A measure used to calculate your Account Value in a Sub-account during the accumulation period.

VALUATION DAY

Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges
Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Transfer Fee, Tax Charge and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the mortality and expense risk charge, the charge for administration of the Annuity, and the charge for certain optional benefits you elect, other than the Guaranteed Minimum Income Benefit, which is assessed against the Protected Income Value. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds.
The following table provides a summary of the fees and charges you will pay if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

YOUR TRANSACTION FEES AND CHARGES
(ASSESSED AGAINST THE ANNUITY)

           FEE/CHARGE                                           AMOUNT DEDUCTED
-------------------------------------------------------------------------------------------------------
Contingent Deferred Sales Charge         There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal.

Transfer Fee                                        $10.00 (currently, $15.00 maximum)
                                               (Currently, we deduct the fee after the 20th
                                                       transfer each Annuity Year.

                                            We  guarantee that the number of charge free transfers
                                               per Annuity Year will never be less than 8.)

Tax Charge                              Up to 3.5% of the value that is annuitized, depending on the requirements of the applicable jurisdiction. This charge is deducted generally at the time you annuitize your contract.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued

The following table provides a summary of the periodic fees and charges you will pay while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

YOUR PERIODIC FEES AND CHARGES
ANNUAL FEES/CHARGES ASSESSED AGAINST THE ANNUITY

                         FEE/CHARGE                                        AMOUNT DEDUCTED
--------------------------------------------------------------------------------------------------------------------
 Annual Maintenance Fee                                         Smaller of $35 or 2% of Account Value
                                                         (Only applicable if Account Value is under $50,000)
                                               (Assessed annually on the Annuity's anniversary date or upon surrender)

ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS(1)
(AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF THE SUB-ACCOUNTS)

                        FEE/CHARGE                                            AMOUNT DEDUCTED
--------------------------------------------------------------------------------------------------------------------
Mortality & Expense Risk Charge(2)                                             0.50%

Administration Charge(2)                                                       0.15%

Settlement Service Charge(3)                        1.40% per year of the value of each Sub-account if the Owner's beneficiary elects the Qualified Beneficiary
                                                               Continuation Option(4) ("Qualified BCO")

Total Annual Charges of the Sub-accounts(2)              0.65% per year of the value of each Sub-account

1: These charges are deducted daily and apply to Variable Investment Options only.

2: The combination of the Mortality and Expense Risk Charge and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus. Prior to July 1, 1994, total annual expenses under the Annuity were 1.90%, including an investment allocation service charge of 1.00% and 0.90% for what we now refer to as the "Insurance Charge." Effective July 1, 1994, we no longer deducted the investment allocation service charge; total annual expenses were then 0.90%. Effective May 1, 1998, the Insurance Charge was further reduced to 0.65%.
3: The Mortality & Expense Risk Charge and the Administration do not apply if you are a beneficiary under the Qualified Beneficiary Continuation Option. The Settlement Service Charge applies only if your beneficiary elects the Qualified Beneficiary Continuation Option.

4: When an Annuity is used as an IRA, 403(b) or other "qualified investment", upon the Owner's death a beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. If a beneficiary elects this option, the beneficiary will incur the Settlement Service Charge. Please refer the section of this Prospectus that describes the Qualified Beneficiary Continuation Option for more detailed information about this option, including certain restrictions and limitations that may apply.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS
The following table provides a summary of the fees and charges you will pay if you elect any of the following optional benefits. Not all optional benefits may be purchased in combination with one another. You may only elect one optional living benefit. The optional living benefits are the Guaranteed Return Option Plus program (and where not available, Guaranteed Return Option), the Guaranteed Minimum Withdrawal Benefit, the Guaranteed Minimum Income Benefit and the Lifetime Five(SM) Income Benefit. For the optional death benefits, you may elect the Highest Anniversary Value Death Benefit or the Highest Daily Value Death Benefit together with the Enhanced Beneficiary Protection Death Benefit or any of these three benefits individually, but the Combination 5% Roll-up and HAV Death Benefit may only be purchased individually. The fees and charges of each of the optional benefits are described in more detail within this Prospectus. YOUR OPTIONAL BENEFIT FEES AND CHARGES

                                                                                     OPTIONAL
                                                                                   BENEFIT FEE/              TOTAL ANNUAL
                     OPTIONAL BENEFIT                                                CHARGE                     CHARGE*
---------------------------------------------------------------------------------------------------------------------------------
GUARANTEED RETURN OPTION Plus(SM) (GRO Plus(SM))/GUARANTEED RETURN
OPTION

We offer a program that guarantees a "return of premium" at a future          0.25% of average daily      0.90%
date, while allowing you to allocate all or a portion of your Account         net assets of the Sub-      1.65% for Qualied BCO
Value to certain Sub-accounts.                                                accounts

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

We offer a program that guarantees your ability to withdraw amounts over      0.35% of average daily      1.00%
time equal to an initial principal value, regardless of the impact of         net assets of the Sub-      1.75% for Qualied BCO
market performance on your Account Value.                                     accounts

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)**

We offer a program that, after a seven-year waiting period, guarantees        0.50% per year of the       0.65%
your ability to begin receiving income from your Annuity in the form of       average Protected           PLUS
annuity payments based on your total Purchase Payments and an annual          Income Value during         0.50% per year of average
increase of 5% on such Purchase Payments adjusted for withdrawals             each year; deducted         Protected Income Value
(called the "Protected Income Value"), regardless of the impact of            annually in arrears each
market performance on your Account Value.                                     Annuity Year

LIFETIME FIVE INCOME BENEFIT**

We offer a program that guarantees your ability to withdraw amounts           0.60% of average daily      1.25%
equal to a percentage of an initial principal value, regardless of the        net assets of the Sub-
impact of market performance on your Account Value, subject to our            accounts
program rules regarding the timing and amount of withdrawals.

ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT**

We offer an Optional Death Benet that provides an enhanced level of           0.25% of average daily      0.90%
protection for your bene ciary(ies) by providing amounts in addition to       net assets of the Sub-
the basic Death Benet that can be used to offset federal and state            accounts
taxes payable on any taxable gains in your Annuity at the time of your death.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")**

We offer an Optional Death Bene t that provides an enhanced level of          0.25% of average daily      0.90%
protection for your bene ciary(ies) by providing a death bene t equal to      net assets of the Sub-
the greater of the basic Death Benet or the Highest Anniversary Value.        accounts

                                                                               5

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued

                                                                                     OPTIONAL
                                                                                   BENEFIT FEE/           TOTAL ANNUAL
                     OPTIONAL BENEFIT                                                CHARGE                  CHARGE*
-------------------------------------------------------------------------------------------------------------------------
COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT**

We offer an Optional Death Benet that provides an enhanced level of           0.50% of average daily          1.15%
protection for your beneficiary(ies) by providing the greater of the          net assets of the Sub-
Highest Anniversary Value Death Benet and a 5% annual increase on             accounts
Purchase Payments adjusted for withdrawals.

HIGHEST DAILY VALUE DEATH BENEFIT ("HDV")**

We offer an Optional Death Benet that provides an enhanced level of           0.50% of average daily          1.15%
protection for your bene ciary(ies) by providing a death benet equal to       net assets of the Sub-
the greater of the basic Death Benet and the Highest Daily Value, less        accounts
proportional withdrawals.

PLEASE REFER TO THE SECTION OF THIS PROSPECTUS THAT DESCRIBES EACH OPTIONAL BENEFIT FOR A COMPLETE DESCRIPTION OF THE BENEFIT, INCLUDING ANY RESTRICTIONS OR LIMITATIONS THAT MAY APPLY.

* The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.

** These optional benefits are not available under the Qualified BCO.
The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2004. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES

                                      MINIMUM       MAXIMUM
------------------------------------  -------       -------
 Total Portfolio Operating Expense     0.63%         3.06%

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2004, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee has been waived and/or other expenses have been partially reimbursed. Any such fee waivers and/or reimbursements have been reflected in the footnotes. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
(AS A PERCENTAGE OF THE AVERAGE NET ASSETS OF THE UNDERLYING PORTFOLIOS)

                                                                                           TOTAL
                                                                                           ANNUAL
                                                                                         PORTFOLIO
                                                    MANAGEMENT      OTHER       12b-1    OPERATING
              UNDERLYING PORTFOLIO                     FEES      EXPENSES(1)    FEES      EXPENSES
AMERICAN SKANDIA TRUST:(2, 3)

       AST JPMorgan International Equity               1.00%        0.13%       None       1.13%
       AST William Blair International Growth          1.00%        0.22%       None       1.22%
       AST LSV International Value(4)                  1.00%        0.37%       None       1.37%
       AST MFS Global Equity                           1.00%        0.35%       None       1.35%
       AST Small-Cap Growth(5)                         0.90%        0.24%       None       1.14%
       AST DeAM Small-Cap Growth                       0.95%        0.22%       None       1.17%
       AST Federated Aggressive Growth                 0.95%        0.24%       None       1.19%
       AST Goldman Sachs Small-Cap Value               0.95%        0.24%       None       1.19%
       AST Small-Cap Value(6)                          0.90%        0.18%       None       1.08%
       AST DeAM Small-Cap Value                        0.95%        0.33%       None       1.28%
       AST Goldman Sachs Mid-Cap Growth                1.00%        0.25%       None       1.25%
       AST Neuberger Berman Mid-Cap Growth             0.90%        0.22%       None       1.12%
       AST Neuberger Berman Mid-Cap Value              0.90%        0.15%       None       1.05%
       AST Alger All-Cap Growth                        0.95%        0.22%       None       1.17%
       AST Gabelli All-Cap Value                       0.95%        0.26%       None       1.21%
       AST T. Rowe Price Natural Resources             0.90%        0.26%       None       1.16%
       AST AllianceBernstein Large-Cap Growth(7)       0.90%        0.23%       None       1.13%
       AST MFS Growth                                  0.90%        0.20%       None       1.10%
       AST Marsico Capital Growth                      0.90%        0.14%       None       1.04%
       AST Goldman Sachs Concentrated Growth           0.90%        0.17%       None       1.07%
       AST DeAM Large-Cap Value                        0.85%        0.26%       None       1.11%
       AST AllianceBernstein Growth + Value            0.90%        0.32%       None       1.22%
       AST AllianceBernstein Core Value(8)             0.75%        0.24%       None       0.99%
       AST Cohen & Steers Realty                       1.00%        0.22%       None       1.22%
       AST AllianceBernstein Managed Index 500(9)      0.60%        0.17%       None       0.77%
       AST American Century Income & Growth            0.75%        0.24%       None       0.99%
       AST AllianceBernstein Growth & Income(10)       0.75%        0.15%       None       0.90%
       AST Hotchkis & Wiley Large-Cap Value            0.75%        0.19%       None       0.94%
       AST Global Allocation(11)                       0.89%        0.26%       None       1.15%
       AST American Century Strategic Balanced         0.85%        0.27%       None       1.12%
       AST T. Rowe Price Asset Allocation              0.85%        0.27%       None       1.12%
       AST T. Rowe Price Global Bond                   0.80%        0.27%       None       1.07%
       AST Goldman Sachs High Yield                    0.75%        0.18%       None       0.93%
       AST Lord Abbett Bond-Debenture                  0.80%        0.22%       None       1.02%
       AST PIMCO Total Return Bond                     0.65%        0.16%       None       0.81%
       AST PIMCO Limited Maturity Bond                 0.65%        0.17%       None       0.82%
       AST Money Market                                0.50%        0.13%       None       0.63%

GARTMORE VARIABLE INVESTMENT TRUST:
       GVIT Developing Markets                         1.15%        0.38%       0.25%      1.78%

WELLS FARGO VARIABLE TRUST ADVANTAGE:(12)
       Advantage C&B Large Cap Value                   0.55%        0.39%       0.25%      1.19%
       Advantage Equity Income                         0.55%        0.23%       0.25%      1.03%

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued

                                                                                                        TOTAL
                                                                                                        ANNUAL
                                                                                                      PORTFOLIO
                                                                 MANAGEMENT      OTHER       12b-1    OPERATING
                   UNDERLYING PORTFOLIO                             FEES      EXPENSES(1)    FEES      EXPENSES
AIM VARIABLE INSURANCE FUNDS:(13)

       AIM V.I. Dynamics Fund -- Series I shares                   0.75%        0.39%        None       1.14%
       AIM V.I. Technology Fund -- Series I shares                 0.75%        0.40%        None       1.15%
       AIM V.I. Health Sciences Fund -- Series I shares(14)        0.75%        0.36%        None       1.11%
       AIM V.I. Financial Services Fund -- Series I shares         0.75%        0.37%        None       1.12%

RYDEX VARIABLE TRUST:

       Nova                                                        0.75%        0.71%        None       1.46%
       Ursa                                                        0.90%        0.72%        None       1.62%
       OTC                                                         0.75%        0.72%        None       1.47%

EVERGREEN VARIABLE ANNUITY TRUST:

       International Equity                                        0.42%        0.30%        None       0.72%
       Growth                                                      0.70%        0.26%        None       0.96%
       Omega                                                       0.52%        0.16%        None       0.68%

PROFUND VP:(15)

       Access High Yield                                           0.75%        1.02%        0.25%      1.98%
       Bull                                                        0.75%        0.78%        0.25%      1.78%
       OTC                                                         0.75%        0.87%        0.25%      1.87%
       Large-Cap Value                                             0.75%        1.04%        0.25%      2.04%
       Large-Cap Growth                                            0.75%        2.06%        0.25%      3.06%
       Mid-Cap Value                                               0.75%        0.92%        0.25%      1.92%
       Mid-Cap Growth                                              0.75%        0.94%        0.25%      1.94%
       Small-Cap Value                                             0.75%        0.95%        0.25%      1.95%
       Small-Cap Growth                                            0.75%        0.90%        0.25%      1.90%
       Asia 30                                                     0.75%        0.86%        0.25%      1.86%
       Europe 30                                                   0.75%        0.78%        0.25%      1.78%
       Japan                                                       0.75%        0.85%        0.25%      1.85%
       UltraBull                                                   0.75%        0.89%        0.25%      1.89%
       UltraMid-Cap                                                0.75%        0.94%        0.25%      1.94%
       UltraSmall-Cap                                              0.75%        0.94%        0.25%      1.94%
       UltraOTC                                                    0.75%        0.88%        0.25%      1.88%
       Bear                                                        0.75%        0.90%        0.25%      1.90%
       Short Mid-Cap                                               0.75%        0.90%        0.25%      1.90%
       Short Small-Cap                                             0.75%        1.28%        0.25%      2.28%
       Short OTC                                                   0.75%        0.86%        0.25%      1.86%
       Banks                                                       0.75%        0.98%        0.25%      1.98%
       Basic Materials                                             0.75%        0.96%        0.25%      1.96%
       Biotechnology                                               0.75%        0.98%        0.25%      1.98%
       Consumer Goods                                              0.75%        0.99%        0.25%      1.99%
       Consumer Services                                           0.75%        1.20%        0.25%      2.20%
       Financials                                                  0.75%        0.92%        0.25%      1.92%
       Health Care                                                 0.75%        0.91%        0.25%      1.91%
       Industrials                                                 0.75%        0.99%        0.25%      1.99%
       Internet                                                    0.75%        0.94%        0.25%      1.94%
       Oil & Gas                                                   0.75%        0.92%        0.25%      1.92%

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                           TOTAL
                                                                                           ANNUAL
                                                                                         PORTFOLIO
                                                    MANAGEMENT      OTHER       12b-1    OPERATING
              UNDERLYING PORTFOLIO                     FEES      EXPENSES(1)    FEES      EXPENSES
PROFUND VP:(15) CONTINUED

       Pharmaceuticals                               0.75%        0.97%       0.25%       1.97%
       Precious Metals                               0.75%        0.87%       0.25%       1.87%
       Real Estate                                   0.75%        0.93%       0.25%       1.93%
       Semiconductor                                 0.75%        0.99%       0.25%       1.99%
       Technology                                    0.75%        0.87%       0.25%       1.87%
       Telecommunications                            0.75%        0.95%       0.25%       1.95%
       Utilities                                     0.75%        0.95%       0.25%       1.95%
       U.S. Government Plus                          0.50%        0.86%       0.25%       1.61%
       Rising Rates Opportunity                      0.75%        0.75%       0.25%       1.75%

FIRST DEFINED PORTFOLIO FUND, LLC:(16, 17)

       First Trust(R) 10 Uncommon Values             0.60%        0.76%       0.25%       1.61%
       Target Managed VIP                            0.60%        1.25%       0.25%       2.10%
       The Dow(SM) DART 10                           0.60%        1.53%       0.25%       2.38%
       Global Dividend Target 15                     0.60%        1.85%       0.25%       2.70%
       S&P(R) Target 24                              0.60%        1.58%       0.25%       2.43%
       NASDAQ(R) Target 15                           0.60%        1.75%       0.25%       2.60%
       Value Line(R) Target 25                       0.60%        1.48%       0.25%       2.33%
       The Dow Target Dividend(18)                   0.60%        0.62%       0.25%       1.47%

THE PRUDENTIAL SERIES FUND, INC.:

       SP William Blair International Growth         0.85%        0.45%       0.25%       1.55%

1: As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of the Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and, "Service Fees payable to American Skandia," later in this prospectus.

2: The Portfolios' total actual annual operating expenses for the year ended December 31, 2004 were less than the amount shown in the table due to fee waivers, reimbursement of expenses and expense offset arrangements. These waivers, reimbursements, and offset arrangements are voluntary and may be terminated by American Skandia Investment Services, Inc. and Prudential Investments LLC at any time. After accounting for the waivers, reimbursements and offset arrangements, the Portfolios' actual annual operating expenses were:

                                                             TOTAL ACTUAL ANNUAL
                                                         PORTFOLIO OPERATING EXPENSES
PORTFOLIO NAME                                           AFTER EXPENSE REIMBURSEMENT
AST William Blair International Growth                               1.11%
AST LSV International Value                                          1.22%
AST DeAM Small-Cap Growth                                            1.02%
AST DeAM Small-Cap Value                                             1.13%
AST Goldman Sachs Mid-Cap Growth                                     1.13%
AST Neuberger Berman Mid-Cap Growth                                  1.11%
AST Neuberger Berman Mid-Cap Value                                   1.04%
AST AllianceBernstein Large-Cap Growth                               1.10%
AST MFS Growth                                                       1.07%
AST Marsico Capital Growth                                           1.02%
AST Goldman Sachs Concentrated Growth                                1.00%
AST DeAM Large-Cap Value                                             0.99%
AST Cohen & Steers Realty                                            1.11%
AST AllianceBernstein Growth & Income                                0.87%
AST Hotchkis & Wiley Large-Cap Value                                 0.90%
AST American Century Strategic Balanced                              1.09%
AST T. Rowe Price Asset Allocation                                   1.07%
AST Lord Abbett Bond-Debenture Portfolio                             0.97%
AST PIMCO Total Return Bond                                          0.78%
AST PIMCO Limited Maturity Bond                                      0.79%
AST Money Market                                                     0.58%

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Summary of Contract Fees and Charges continued
3: Until November 18, 2004, the Trust had a Distribution Plan under Rule 12b-1 to permit an affiliate of the Trust's Investment Managers to receive brokerage commissions in connection with purchases and sales of securities held by the Portfolios, and to use these commissions to promote the sale of shares of the Portfolio. The Distribution Plan was terminated effective November 18, 2004. The total annual portfolio operating expenses do not reflect any brokerage commissions paid pursuant to the Distribution Plan prior to the Plan's termination.

4: Effective November 18, 2004, LSV Asset Management became the Sub-advisor of the Portfolio. Prior to November 18, 2004, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST DeAM International Equity Portfolio."

5: Effective May 1, 2005, Eagle Asset Management and Neuberger Berman Management, Inc. became Co-Sub-advisors of the Portfolio. Prior to May 1, 2005, State Street Research and Management Company served as Sub-advisor of the Portfolio, then named "AST State Street Research Small-Cap Growth Portfolio."

6: Effective November 18, 2004, Integrity Asset Management, Lee Munder Capital Group, J.P. Morgan Fleming Asset Management became Co-Sub-advisors of the Portfolio. Prior to November 18, 2004, GAMCO Advisors Inc. served as Sub-advisor of the Portfolio, then named "AST Gabelli Small-Cap Value Portfolio."

7: Effective May 1, 2005, the name of the Portfolio was changed from "AST Alliance Growth Portfolio" to "AST AllianceBernstein Large-Cap Growth Portfolio."

8: Effective May 1, 2005, the name of the Portfolio was changed from "AST Sanford Bernstein Core Value Portfolio" to "AST AllianceBernstein Core Value Portfolio."

9: Effective May 1, 2005, the name of the Portfolio was changed from "AST Sanford Bernstein Managed Index 500 Portfolio" to "AST AllianceBernstein Managed Index 500 Portfolio."

10: Effective May 1, 2005, the name of the Portfolio was changed from "AST Alliance Growth and Income Portfolio" to "AST AllianceBernstein Growth & Income Portfolio."

11: The Global Asset Allocation Portfolio invests primarily in shares of other AST Portfolios (the "Underlying Portfolios").

      a: The only management fee directly paid by the Portfolio is a 0.10% fee paid to American Skandia Investment Services, Inc. and Prudential Investments LLC. The management fee shown in the chart for the Portfolio is (i) that 0.10% management fee paid by the Portfolio plus (ii) an estimate of the management fees paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2004 using the management fee rates shown in the chart above.

      b: The expense information shown in the chart for the Portfolio reflects
      (i) the expenses of the Portfolio itself plus (ii) an estimate of the expenses paid by the Underlying Portfolios, which are borne indirectly by investors in the Portfolio. The estimate was calculated based on the percentage of the Portfolio invested in each Underlying Portfolio as of December 31, 2004 using the expense rates for the Underlying Portfolios shown in the above chart.

      c: Effective May 1, 2005, Prudential Investment LLC provides day-to-day management of the Portfolio. Prior to May 1, 2005, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST DeAM Global Allocation Portfolio."

12: a: The Adviser of Wells Fargo Variable Trust has committed through April 30, 2006 to waive fees and/or reimburse expenses to the extent necessary to maintain the Fund's net operating expenses as shown.

                                                  TOTAL ACTUAL ANNUAL
                                              PORTFOLIO OPERATING EXPENSES
PORTFOLIO NAME                                AFTER EXPENSE REIMBURSEMENT
Advantage C&B Large Cap Value                            1.00%
Advantage Equity Income                                  1.00%

     b: In addition, the following name changes were made effective May 1, 2005:

OLD PORTFOLIO NAME                 NEW PORTFOLIO NAME
Equity Value                 Advantage C&B Large Cap Value
Equity Income                Advantage Equity Income

13: The Fund's adviser is entitled to receive reimbursement from the Fund for fees and expenses paid for by the Fund's adviser pursuant to expense limitation commitments between the Fund's adviser and the Fund if such reimbursement does not cause the Fund to exceed its then-current expense limitations and the reimbursement is made within three years after the Fund's adviser incurred the expense.

14: Effective July 1, 2005, the "AIM V.I. Health Sciences Fund" will be renamed "AIM V.I. Global Health Care Fund."

15: ProFund Advisors LLC has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent Total Annual Portfolio Operating Expenses, as a percentage of average daily net assets, exceed 1.98% (1.73% for ProFund VP U.S. Government Plus and 1.78% for ProFund VP Rising Rates Opportunity) through December 31, 2005. After such date, any of the expense limitations may be terminated or revised. Amounts waived or reimbursed in a particular fiscal year may be repaid to ProFund Advisors LLC within three years of the waiver or reimbursement to the extent that recoupment will not cause the Portfolio's expenses to exceed any expense limitation in place at that time. A waiver or reimbursement lowers the expense ratio and increases overall returns to investors.

16: The Funds' Board of Trustees reserve the right to suspend payments under the 12b-1 Plan at any time. On May 1, 2003, 12b-1 payments were suspended for all Funds except the First Trust 10 Uncommon Values Portfolio. Payments under the 12b-1 Plan resumed effective May 1, 2004 for the Target Managed VIP Portfolio, the Dow Dart 10 Portfolio, the Global Dividend Target 15 Portfolio, the S&P Target 24 Portfolio, the Nasdaq Target 15 Portfolio and the Value Line Target 25 Portfolio.

17: For the period September 30, 2004 through December 31, 2007, First Trust has contractually agreed to waive fees and reimburse expenses of the Portfolios to limit the total annual fund operating expenses (excluding brokerage expense and extraordinary expense) to 1.37% for the First Trust 10 Uncommon Values Portfolio and 1.47% for each of the other Portfolios' average daily net assets. First Trust has entered into an agreement with First Defined Portfolio Fund, LLC that will allow First Trust to recover from the Portfolios any fees waived or reimbursed during the three year period of January 1, 2005 through December 31, 2007. However, First Trust's ability to recover such amounts is limited to the extent that it would not exceed the amount reimbursed or waived during such period.

                                                          TOTAL ACTUAL ANNUAL
                                                      PORTFOLIO OPERATING EXPENSES
PORTFOLIO NAME                                        AFTER EXPENSE REIMBURSEMENT
First Trust(R) 10 Uncommon Values                                 1.37%
Target Managed VIP                                                1.47%
S&P Target 24                                                     1.47%
The Dow(SM) DART 10                                               1.47%
Value Line(R) Target 25                                           1.47%
Global Dividend Target 15                                         1.47%
Nasdaq Target 15                                                  1.47%
Dow Target Dividend                                               1.47%

18: The Dow(SM) Target Dividend Portfolio is newly organized. Accordingly, Other Expenses and Total Annual Portfolio Operating Expenses are based on estimated expenses for the current fiscal year.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Expense Examples
These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Annual Maintenance Fee, Insurance Charge, and the highest total annual portfolio operating expenses for any underlying Portfolio offered under the product, as well as the maximum charges for the optional benefits that are offered under the Annuity that can be elected in combination with one another.

Below are examples showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 0.65% per year; (c) the Annual Maintenance Fee is reflected as an asset-based charge based on an assumed average contract size;
(d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, or other transactions for which we charge a fee during the period shown; (f) no tax charge applies; (g) the highest total annual portfolio operating expenses for any underlying Portfolio offered under the product applies; and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.60% per year of the average daily net assets of the Sub-accounts for the Lifetime Five Income Benefit, 0.50% per year of the average daily net assets of the Sub-accounts for the Highest Daily Value Death Benefit and 0.25% of the average daily net assets of the Sub-accounts for the Enhanced Beneficiary Protection Death Benefit. Amounts shown in the examples are rounded to the nearest dollar.

THE EXAMPLES ARE ILLUSTRATIVE ONLY -- THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS -- ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU ELECT A DIFFERENT COMBINATION OF OPTIONAL BENEFITS THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Expense Examples are provided as follows: 1.) whether or not you surrender the Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period. A table of accumulation values appears in Appendix A to this Prospectus.

WHETHER OR NOT YOU SURRENDER YOUR ANNUITY    IF YOU ANNUITIZE YOUR ANNUITY AT THE END OF
AT THE END OF THE APPLICABLE TIME PERIOD:             THE APPLICABLE TIME PERIOD:
----------------------------------------------------------------------------------------
1 YR        3 YRS     5 YRS     10 YRS        1 YR      3 YRS       5 YRS       10 YRS
$673        $1,983    $3,246    $6,212        $673      $1,983      $3,246      $6,212

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?
Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information). Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

     The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment managers for AST are American Skandia Investment Services, Incorporated, a Prudential Financial Company and Prudential Investments LLC, affiliated companies of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

     The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

Effective MARCH 16, 2001, the NOVA, URSA AND OTC PORTFOLIOS OF RYDEX VARIABLE TRUST is no longer offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized investment professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS
Effective as of the close of business JUNE 28, 2002, THE AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO is no longer offered as a Sub-account under the Annuity, except as follows: if at any time on or prior to June 28, 2002 you had any portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or prior to June 28, 2002 or if you purchase your Annuity after June 28, 2002, you cannot allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-Account.

     Effective MAY 1, 2004, THE SP WILLIAM BLAIR INTERNATIONAL GROWTH PORTFOLIO (FORMERLY THE SP JENNISON INTERNATIONAL GROWTH PORTFOLIO) is no longer offered as a Sub-account under the Annuity, except as follows: if at any time prior to May 1, 2004 you had any portion of your Account Value allocated to the SP William Blair International Growth Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the SP William Blair International Growth Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the SP William Blair International Growth Sub-account prior to May 1, 2004 or if you purchase your Annuity on or after May 1, 2004, you cannot allocate Account Value to the SP William Blair International Growth Sub-Account.
     Either of the above Sub-accounts may be offered to new Owners at some future date; however, at the present time, there is no intention to do so. We also reserve the right to offer or close each of the above Sub-accounts to all Owners that owned the Annuity prior to the respective close dates.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL   AST JPMORGAN INTERNATIONAL EQUITY: seeks long-term capital growth by                     J.P. Morgan
EQUITY          investing in a diversified portfolio of international equity securities. The Portfolio   Fleming Asset
                seeks to meet its objective by investing, under normal market conditions, at least       Management
                80% of its assets in a diversified portfolio of equity securities of companies located or operating in developed non-U.S. countries and emerging markets of the world.

INTERNATIONAL   AST WILLIAM BLAIR INTERNATIONAL GROWTH Seeks long-term capital appreciation.             William Blair &
EQUITY          The Portfolio invests primarily in stocks of large and medium-sized companies            Company, L.L.C.
                located in countries included in the Morgan Stanley Capital International All Country
                World Ex-U.S. Index.

INTERNATIONAL   AST LSV INTERNATIONAL VALUE (formerly AST DeAM International Equity): seeks              Deutsche Asset
EQUITY          capital growth. The Portfolio pursues its objective by primarily investing at least      Management, Inc.
                80% of the value of its assets in the equity securities of companies in developed
                non-U.S. countries that are represented in the MSCI EAFE Index.

INTERNATIONAL   AST MFS GLOBAL EQUITY: seeks capital growth. Under normal circumstances                  Massachusetts
EQUITY          the Portfolio invests at least 80% of its assets in equity securities of U.S. and        Financial Services
                foreign issuers (including issuers in developing countries). The Portfolio generally     Company
                seeks to purchase securities of companies with relatively large market capitalizations relative to the market in which they are traded.

SMALL CAP       AST SMALL-CAP GROWTH (formerly AST State Street Research Small-Cap                       Eagle Asset
GROWTH          Growth): seeks long-term capital growth. The Portfolio pursues its objective by          Management,
                primarily investing in the common stocks of small-capitalization companies.              Neuberger Berman
                                                                                                         Management, Inc.

SMALL CAP       AST DEAM SMALL-CAP GROWTH: seeks maximum growth of investors' capital                    Deutsche Asset
GROWTH          from a portfolio of growth stocks of smaller companies. The Portfolio pursues its        Management, Inc.
                objective, under normal circumstances, by primarily investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000
                Growth(R) Index.

SMALL CAP       AST FEDERATED AGGRESSIVE GROWTH: seeks capital growth. The Portfolio                     Federated Equity
GROWTH          pursues its investment objective by investing primarily in the stocks of small           Management
                companies that are traded on national security exchanges, the NASDAQ stock               Company of
                exchange and the over-the-counter-market.                                                Pennsylvania/
                                                                                                         Federated Global
                                                                                                         Investment
                                                                                                         Management Corp.

SMALL CAP       AST GOLDMAN SACHS SMALL-CAP VALUE: seeks long-term capital appreciation.                 Goldman Sachs
VALUE           The Portfolio will seek its objective through investments primarily in equity            Asset Management,
                securities that are believed to be undervalued in the marketplace. The Portfolio         L.P.
                primarily seeks companies that are small-sized, based on the value of their outstanding stock.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
SMALL CAP       AST SMALL-CAP VALUE (formerly AST Gabelli Small-Cap Value): seeks to provide             Integrity Asset
VALUE           long-term capital growth by investing primarily in small-capitalization stocks that      Management, Lee
                appear to be undervalued. The Portfolio will have a non-fundamental policy to            Munder Capital
                invest, under normal circumstances, at least 80% of the value of its assets in           Group, J.P. Morgan
                small capitalization companies.                                                          Fleming Asset
                                                                                                         Management

SMALL CAP       AST DEAM SMALL-CAP VALUE: seeks maximum growth of investors' capital.                    Deutsche Asset
VALUE           The Portfolio pursues its objective, under normal market conditions, by primarily        Management, Inc.
                investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000(R) Value Index.

MID CAP         AST GOLDMAN SACHS MID-CAP GROWTH: seeks long-term capital growth. The                    Goldman Sachs
GROWTH          Portfolio pursues its investment objective, by investing primarily in equity             Asset Management,
                securities selected for their growth potential, and normally invests at least 80%        L.P.
                of the value of its assets in medium capitalization companies.

MID-CAP         AST NEUBERGER BERMAN MID-CAP GROWTH: seeks capital growth. Under                         Neuberger Berman
GROWTH          normal market conditions, the Portfolio primarily invests at least 80% of its net        Management Inc.
                assets in the common stocks of mid-cap companies. The Sub-advisor looks for fast growing companies that are in new or rapidly evolving industries.

MID CAP VALUE   AST NEUBERGER BERMAN MID-CAP VALUE: seeks capital growth. Under normal market            Neuberger Berman
                conditions, the Portfolio primarily invests at least 80% of its net assets in the        Management Inc.
                common stocks of mid-cap companies. Under the Portfolio's value-oriented investment approach, the Sub-advisor looks for well-managed companies whose stock prices are undervalued and that may rise before other investors realize their worth.

SPECIALTY       AST ALGER ALL-CAP GROWTH: seeks long-term capital growth. The Portfolio                  Fred Alger
                invests primarily in equity securities, such as common or preferred stocks that          Management, Inc.
                are listed on U.S. exchanges or in the over-the-counter market. The Portfolio may invest in the equity securities of companies of all sizes, and may emphasize either larger or smaller companies at a given time based on the Sub-advisor's assessment of particular companies and market conditions.

SPECIALTY       AST GABELLI ALL-CAP VALUE: seeks capital growth. The Portfolio pursues its objective by  GAMCO Investors,
                investing primarily in readily marketable equity securities including common stocks,     Inc.
                preferred stocks and securities that may be converted at a later time into common stock. The Portfolio may invest in the securities of companies of all sizes, and may emphasize either larger or smaller companies at a given time based on the Sub-advisor's assessment of particular companies and market conditions.

SPECIALTY       AST T. ROWE PRICE NATURAL RESOURCES: seeks long-term capital growth                      T. Rowe Price
                primarily through the common stocks of companies that own or develop natural             Associates, Inc.
                resources (such as energy products, precious metals and forest products) and other basic commodities. The Portfolio normally invests primarily (at least 80% of its total assets) in the common stocks of natural resource companies whose earnings and tangible assets could benefit from accelerating inflation.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
LARGE CAP       AST ALLIANCEBERNSTEIN LARGE CAP GROWTH (formerly, AST Alliance Growth):                  Alliance Capital
GROWTH          seeks long-term capital growth. The Portfolio invests at least 80% of its total          Management, L.P.
                assets in the equity securities of a limited number of large, carefully selected, high-quality U.S. companies that are judged likely to achieve superior earnings growth.

LARGE CAP       AST MFS GROWTH: seeks long-term capital growth and future income. Under                  Massachusetts
GROWTH          normal market conditions, the Portfolio invests at least 80% of its total assets in      Financial Services
                common stocks and related securities, such as preferred stocks, convertible              Company
                securities and depositary receipts, of companies that the Sub-advisor believes offer better than average prospects for long-term growth.

LARGE CAP       AST MARSICO CAPITAL GROWTH: seeks capital growth. Income realization is not              Marsico Capital
GROWTH          an investment objective and any income realized on the Portfolio's investments,          Management, LLC
                therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in common stocks of larger, more established companies.

LARGE CAP       AST GOLDMAN SACHS CONCENTRATED GROWTH: seeks growth of capital in a                      Goldman Sachs
GROWTH          manner consistent with the preservation of capital. Realization of income is not         Asset Management,
                a significant investment consideration and any income realized on the Portfolio's        L.P.
                investments, therefore, will be incidental to the Portfolio's objective. The Portfolio will pursue its objective by investing primarily in equity securities of companies that the Sub-advisor believes have potential to achieve capital appreciation over the long-term.

LARGE CAP       AST DEAM LARGE-CAP VALUE: seeks maximum growth of capital by investing                   Deutsche Asset
VALUE           primarily in the value stocks of larger companies. The Portfolio pursues its             Management, Inc.
                objective, under normal market conditions, by primarily investing at least 80% of the value of its assets in the equity securities of large-sized companies included in the
                Russell 1000(R) Value Index.

LARGE CAP       AST ALLIANCEBERNSTEIN GROWTH + VALUE: seeks capital growth by investing                  Alliance Capital
BLEND           approximately 50% of its assets in growth stocks of large companies and                  Management, L.P.
                approximately 50% of its assets in value stocks of large companies. The Portfolio will invest primarily in common stocks of large U.S. companies included in the Russell
                1000(R) Index.

LARGE CAP       AST ALLIANCEBERNSTEIN CORE VALUE (formerly AST Sanford Bernstein Core                    Alliance Capital
VALUE           Value): seeks long-term capital growth by investing primarily in common stocks.          Management, L.P.
                The Sub-advisor expects that the majority of the Portfolio's assets will be invested in the common stocks of large companies that appear to be undervalued.

SPECIALTY       AST COHEN & STEERS REALTY: seeks to maximize total return through                        Cohen & Steers
                investment in real estate securities. The Portfolio pursues its investment               Capital
                objective by investing, under normal circumstances, at least 80% of its net              Management, Inc.
                assets in securities of real estate issuers.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
LARGE CAP       AST ALLIANCEBERNSTEIN MANAGED INDEX 500 (formerly, AST Sanford Bernstein                 Alliance Capital
BLEND           Managed Index 500): The Portfolio seeks to outperform the S&P 500 through                Management, L.P.
                stock selection resulting in different weightings of common stocks relative to the index. The Portfolio will invest, under normal circumstances, at least 80% of its net assets in securities included in the Standard & Poor's 500 Composite Stock Price Index.

LARGE CAP       AST AMERICAN CENTURY INCOME & GROWTH: seeks capital growth with current                  American Century
VALUE           income as a secondary objective. The Portfolio invests primarily in common               Investment
                stocks that offer potential for capital growth, and may, consistent with its             Management, Inc.
                investment objective, invest in stocks that offer potential for current income.

LARGE CAP       AST ALLIANCEBERNSTEIN GROWTH & INCOME: seeks long-term growth of capital                 Alliance Capital
VALUE           and income while attempting to avoid excessive fluctuations in market value. The         Management, L.P.
                Portfolio normally will invest in common stocks (and securities convertible into common stocks).

LARGE CAP       AST HOTCHKIS & WILEY LARGE-CAP VALUE: seeks current income and long-term                 Hotchkis and Wiley
VALUE           growth of income, as well as capital appreciation. The Portfolio invests, under          Capital
                normal circumstances, at least 80% of its net assets plus borrowings for                 Management, LLC
                investment purposes in common stocks, of large cap U.S. companies, that have a high cash dividend or payout yield relative to the market.

ASSET           AST GLOBAL ALLOCATION (formerly AST DeAM Global Allocation): seeks to obtain             Prudential
ALLOCATION/     the highest potential total return consistent with a specified level of risk             Investments LLC
BALANCED        tolerance. The Portfolio seeks to achieve its investment objective by investing in several other AST Portfolios ("Underlying Portfolios"). The Portfolio
                intends its strategy of investing in combinations of Underlying Portfolios to result in investment diversification that an investor could otherwise achieve only by holding numerous investments.

ASSET           AST AMERICAN CENTURY STRATEGIC BALANCED: seeks capital growth and                        American Century
ALLOCATION/     current income. The Sub-advisor intends to maintain approximately 60% of the             Investment
BALANCED        Portfolio's assets in equity securities and the remainder in bonds and other fixed       Management, Inc.
                income securities.

ASSET           AST T. ROWE PRICE ASSET ALLOCATION: seeks a high level of total return by                T. Rowe Price
ALLOCATION/     investing primarily in a diversified portfolio of fixed income and equity securities.    Associates, Inc.
BALANCED        The Portfolio normally invests approximately 60% of its total assets in equity securities and 40% in fixed income securities. This mix may vary depending on the
                Sub-advisor's outlook for the markets.

FIXED INCOME    AST T. ROWE PRICE GLOBAL BOND: seeks to provide high current income and                  T. Rowe Price
                capital growth by investing in high quality foreign and U.S. dollar-denominated          International, Inc.
                bonds. The Portfolio will invest at least 80% of its total assets in fixed income securities, including high quality bonds issued or guaranteed by U.S. or foreign governments or their agencies and by foreign authorities, provinces and municipalities as well as investment grade corporate bonds and mortgage and asset-backed securities of
                U.S. and foreign issuers.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Fixed Income    AST Goldman Sachs High Yield: seeks a high level of current income and                   Goldman Sachs
                may also consider the potential for capital appreciation. The Portfolio invests,         Asset Management,
                under normal circumstances, at least 80% of its net assets plus any borrowings           L.P.
                for investment purposes (measured at time of purchase) ("Net Assets") in high-
                yield, fixed-income securities that, at the time of purchase, are non-investment grade securities.

Fixed Income    AST Lord Abbett Bond-Debenture: seeks high current income and the                        Lord, Abbett & Co.
                opportunity for capital appreciation to produce a high total return. To pursue its       LLC
                objective, the Portfolio will invest, under normal circumstances, at least 80% of the value of its assets in fixed income securities and normally invests primarily in high yield and investment grade debt securities, securities convertible into common stock and preferred stocks.

Fixed Income    AST PIMCO Total Return Bond seeks to maximize total return consistent with               Pacific Investment
                preservation of capital and prudent investment management. The Portfolio will            Management
                invest in a diversified portfolio of fixed-income securities of varying maturities.      Company LLC
                The average portfolio duration of the Portfolio generally will vary within a three-      (PIMCO)
                to six-year time frame based on the Sub-advisor's forecast for interest rates.

Fixed Income    AST PIMCO Limited Maturity Bond: seeks to maximize total return consistent               Pacific Investment
                with preservation of capital and prudent investment management. The Portfolio            Management
                will invest in a diversified portfolio of fixed-income securities of varying             Company LLC
                maturities. The average portfolio duration of the Portfolio generally will vary          (PIMCO)
                within a one- to three-year time frame based on the Sub-advisor's forecast for interest rates.

Fixed Income    AST Money Market: seeks high current income while maintaining high levels                Wells Capital
                of liquidity. The Portfolio attempts to accomplish its objective by maintaining a        Management, Inc.
                dollar-weighted average maturity of not more than 90 days and by investing in securities which have effective maturities of not more than 397 days.

International   GVIT Developing Markets: seeks long-term capital appreciation, under normal              Gartmore Global
Equity          conditions by investing at least 80% of its total assets in stocks of companies of       Asset Management
                any size based in the world's developing economies. Under normal market                  Trust/Gartmore
                conditions, investments are maintained in at least six countries at all times and        Global Partners
                no more than 35% of total assets in any single one of them.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Large Cap       Advantage C&B Large-Cap Value Fund (formerly Equity Value): Seeks                        Wells Fargo Funds
Value           maximum long-term total return, consistent with minimizing risk to principal.            Management, LLC
                The Portfolio will principally invest in large-capitalization securities, which the
                Sub-advisor defines as securities of companies with market capitalizations of
                $1 billion or more.

Large Cap       Advantage Equity Income Fund (formerly Equity Income): Seeks long-term                   Wells Fargo Funds
Value           capital appreciation and above-average dividend income. The Portfolio invests in         Management, LLC
                the common stocks of large U.S. companies with strong return potential and above-average dividend income. The Portfolio invests principally in securities of companies with market capitalizations of $3 billion or more.

Specialty       Rydex Variable Trust -- Nova: seeks to provide investment results that match             Rydex Investments
                the performance of a specific benchmark on a daily basis. The fund's current benchmark is 150% of the performance of the S&P 500[RegTM] Index (the "underlying index"). If the Fund meets its objective, the value of the Fund's shares will tend to increase on a daily basis by 150% of the value of any increase in the underlying index. When the value of the underlying index declines, the value of the Fund's shares should also decrease on a daily basis by 150% of the value of any decrease in the underlying index (e.g., if the underlying index goes down by
                5%, the value of the Fund's shares should go down by 7.5% on that day).

Specialty       Rydex Variable Trust -- Ursa: seeks to provide investment results that will              Rydex Investments
                inversely correlate to the performance of the S&P 500[RegTM] Index (the "underlying index"). If the Fund meets its objective, the value of the Fund's shares will tend to increase during times when the value of the underlying index is decreasing.
                When the value of the underlying index is increasing, however, the value of the
                Fund's shares should decrease on a daily basis by an inversely proportionate amount (e.g., if the underlying index goes up by 5%, the value of the Fund's shares should go down by 5% on that day).

Specialty       Rydex Variable Trust -- OTC: seeks to provide investment results that                    Rydex Investments
                correspond to a benchmark for over-the-counter securities. The Fund's current benchmark is the NASDAQ 100 Index[RegTM] (the "underlying index"). If the Fund meets its objective, the value of the Fund's shares should increase on a daily basis by the amount of any increase in the value of the underlying index.
                However, when the value of the underlying index declines, the value of the
                Fund's shares should also decrease on a daily basis by the amount of the decrease in value of the underlying index. The Fund invests principally in securities of companies included in the underlying index.

Mid-Cap         AIM Variable Insurance Funds -- AIM V.I. Dynamics Fund -- Series I                       A I M Advisors,
Growth          shares (formerly an Invesco Fund): seeks long-term capital growth. The Portfolio         Inc.
                pursues its objective by normally investing at least 65% of its assets in common stocks of mid-sized companies that are included in the Russell Midcap Growth[RegTM]
                Index at the time of purchase.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       AIM Variable Insurance Funds -- AIM V.I. Technology Fund -- Series I                     A I M Advisors,
                shares (formerly an Invesco Fund): seeks capital growth. The Portfolio normally          Inc.
                invests at least 80% of its net assets in the equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services and service-related companies in information technology.

Specialty       AIM Variable Insurance Funds -- AIM V.I. Health Sciences Fund --                         A I M Advisors,
                Series I shares (formerly an Invesco Fund): (Effective July 1, 2005, AIM V.I.            Inc.
                Health Sciences Fund will be renamed AIM V.I. Global Health Care Fund): seeks capital growth. The Portfolio normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies related to health care.

Specialty       AIM Variable Insurance Funds -- AIM V.I. Financial Services Fund --                      A I M Advisors,
                Series I shares (formerly an Invesco Fund): seeks capital growth. The Portfolio          Inc.
                normally invests at least 80% of its net assets in the equity securities and equity-related instruments of companies involved in the financial services sector.
                These companies include, but are not limited to, banks, insurance companies, investment and miscellaneous industries, and suppliers to financial services companies.

International   Evergreen VA International Equity (formerly Evergreen VA International                   Evergreen
Equity          Growth): seeks long-term capital growth and secondarily, modest income. The              Investment
                Portfolio normally invests 80% of its assets in equity securities issued by              Management
                established, quality, non-U.S. companies located in countries with developed             Company, LLC
                markets and may purchase across all market capitalizations. The Portfolio normally invests at least 65% of its assets in securities of companies in at least three different countries (other than the U.S.).

Small Cap       Evergreen VA Growth (formerly Evergreen VA Special Equity): seeks long-term              Evergreen
Growth          capital growth. The Portfolio invests at least 75% of its assets in common stocks        Investment
                of small- and medium-sized companies (i.e., companies whose market                       Management
                capitalizations fall within the range of the Russell 2000[RegTM] Growth Index, at the    Company, LLC
                time of purchase).

Specialty       Evergreen VA Omega: seeks long-term capital growth. The Portfolio invests                Evergreen
                primarily, and under normal conditions, substantially all of its assets in common        Investment
                stocks and securities convertible into common stocks of U.S. companies across            Management
                all market capitalizations.                                                              Company, LLC

International   ProFund VP Europe 30: seeks daily investment results, before fees and                    ProFund Advisors
Equity          expenses, that correspond to the daily performance of the ProFunds Europe 30             LLC
                Index. The ProFunds Europe 30 Index, created by ProFund Advisors, is composed of 30 companies whose principal offices are located in Europe and whose securities are traded on U.S. exchanges or on the NASDAQ as depositary receipts or ordinary shares.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP Asia 30: seeks daily investment results, before fees and expenses,            ProFund Advisors
                that correspond to the daily performance of the ProFunds Asia 30 Index. The              LLC
                ProFunds Asia 30 Index, created by ProFund Advisors, is composed of 30 companies whose principal offices are located in the Asia/Pacific region, excluding Japan, and whose securities are traded on U.S. exchanges or on the
                NASDAQ as depository receipts or ordinary shares.

Specialty       ProFund VP Japan: seeks daily investment results, before fees and expenses,              ProFund Advisors
                that correspond to the daily performance of the Nikkei 225 Stock Average.                LLC
                Since the Japanese markets are not open when ProFund VP Japan values its shares, ProFund VP Japan determines its success in meeting this investment objective by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States related to the Nikkei 225
                Stock Average.

Specialty       ProFund VP Banks: seeks daily investment results, before fees and expenses,              ProFund Advisors
                that correspond to the daily performance of the Dow Jones U.S. Banks Index.              LLC
                The Dow Jones U.S. Banks Index measures the performance of the banking industry portion of the U.S. equity market.

Specialty       ProFund VP Basic Materials: seeks daily investment results, before fees and              ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S. Basic           LLC
                Materials Sector Index. The Dow Jones U.S. Basic Materials Sector Index
                measures the performance of the basic materials economic sector of the U.S.
                equity market.

Specialty       ProFund VP Biotechnology: seeks daily investment results, before fees and                ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Biotechnology Index. The Dow Jones U.S. Biotechnology Index measures the performance of the biotechnology industry portion of the U.S. equity market.

Specialty       ProFund VP Consumer Services (formerly, ProFund VP Consumer Non-                         ProFund Advisors
                Cyclical): seeks daily investment results, before fees and expenses, that                LLC
                correspond to the daily performance of the Dow Jones U.S. Consumer Services
                Index. The Dow Jones U.S. Consumer Services Index measures the performance of consumer spending in the services industry of the U.S. equity market.

Specialty       ProFund VP Consumer Goods (formerly, ProFund VP Consumer Non-                            ProFund Advisors
                Cyclical): seeks daily investment results, before fees and expenses, that                LLC
                correspond to the daily performance of the Dow Jones U.S. Consumer Goods
                Index. The Dow Jones U.S. Consumer Goods Index measures the performance of consumer spending in the goods industry of the U.S. equity market.

Specialty       ProFund VP Oil & Gas (formerly, ProFund VP Energy): seeks daily investment               ProFund Advisors
                results, before fees and expenses, that correspond to the daily performance of           LLC
                the Dow Jones U.S. Oil & Gas Index. The Dow Jones U.S. Oil & Gas Sector
                Index measures the performance of the energy sector of the U.S. equity market.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP Financials: seeks daily investment results, before fees and                   ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Financials Sector Index. The Dow Jones U.S. Financials Sector Index measures the performance of the financial services economic sector of the U.S. equity market.

Specialty       ProFund VP Health Care: seeks daily investment results, before fees and                  ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Health Care Index. The Dow Jones U.S. Health Care Index measures the performance of the healthcare economic sector of the U.S. equity market.

Specialty       ProFund VP Industrials: seeks daily investment results, before fees and                  ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Industrials Index. The Dow Jones U.S. Industrials Index measures the performance of the industrial economic sector of the U.S. equity market.

Specialty       ProFund VP Internet: seeks daily investment results, before fees and expenses,           ProFund Advisors
                that correspond to the daily performance of the Dow Jones Composite Internet             LLC
                Index. The Dow Jones Composite Internet Index measures the performance of stocks in the U.S. equity markets that generate the majority of their revenues from the Internet.

Specialty       ProFund VP Pharmaceuticals: seeks daily investment results, before fees and              ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Pharmaceuticals Index. The Dow Jones U.S. Pharmaceuticals Index measures the performance of the pharmaceuticals industry portion of the U.S. equity market.

Specialty       ProFund VP Precious Metals: seeks daily investment results, before fees and              ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones Precious             LLC
                Metals Index. The Dow Jones Precious Metals Index measures the performance of the precious metals mining industry.

Specialty       ProFund VP Real Estate: seeks daily investment results, before fees and                  ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S. Real            LLC
                Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate industry portion of the U.S. equity market.

Specialty       ProFund VP Semiconductor: seeks daily investment results, before fees and                ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Semiconductor Index. The Dow Jones U.S. Semiconductor Index measures the performance of the semiconductor industry portion of the U.S. equity market.

Specialty       ProFund VP Technology: seeks daily investment results, before fees and                   ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Technology Sector Index. The Dow Jones U.S. Technology Sector Index measures the performance of the technology sector of the U.S. equity market.

Specialty       ProFund VP Telecommunications: seeks daily investment results, before fees               ProFund Advisors
                and expenses, that correspond to the daily performance of the Dow Jones U.S.             LLC
                Telecommunications Sector Index. The Dow Jones U.S. Telecommunications
                Sector Index measures the performance of the telecommunications economic sector of the U.S. equity market.


                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP Utilities: seeks daily investment results, before fees and                    ProFund Advisors
                expenses, that correspond to the daily performance of the Dow Jones U.S.                 LLC
                Utilities Sector Index. The Dow Jones U.S. Utilities Sector Index measures the performance of the utilities economic sector of the U.S. equity market.

Specialty       ProFund VP Bull: seeks daily investment results, before fees and expenses,               ProFund Advisors
                that correspond to the daily performance of the S&P 500[RegTM] Index.                    LLC

Specialty       ProFund VP Bear: seeks daily investment results, before fees and expenses,               ProFund Advisors
                that correspond to the inverse (opposite) of the daily performance of the S&P            LLC
                500[RegTM] Index. If ProFund VP Bear is successful in meeting its objective, its net asset value should gain approximately the same, on a percentage basis, as any decrease in the S&P 500[RegTM] Index when the Index declines on a given day.
                Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the Index rises on a given day.

Specialty       ProFund VP UltraBull: seeks daily investment results, before fees and                    ProFund Advisors
                expenses, that correspond to twice (200%) the daily performance of the S&P               LLC
                500[RegTM] Index. Prior to May 1, 2003, ProFund VP UltraBull was named "ProFund VP
                Bull Plus" and sought daily investment results that corresponded to one and one-half times (150%) the daily performance of the S&P 500[RegTM] Index. If ProFund
                VP UltraBull is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the S&P 500[RegTM]
                Index when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the
                Index declines on a given day.

Specialty       ProFund VP OTC: seeks daily investment results, before fees and expenses,                ProFund Advisors
                that correspond to the daily performance of the NASDAQ-100 Index[RegTM]. "OTC" in        LLC
                the name of ProFund VP OTC refers to securities that do not trade on a U.S.
                securities exchange registered under the Securities Exchange Act of 1934.

Specialty       ProFund VP Short OTC: seeks daily investment results, before fees and                    ProFund Advisors
                expenses, that correspond to the inverse (opposite) of the daily performance of          LLC
                the NASDAQ-100 Index[RegTM]. If ProFund VP Short OTC is successful in meeting its objective, its net asset value should gain approximately the same, on a percentage basis, as any decrease in the NASDAQ-100 Index[RegTM] when the Index declines on a given day. Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the Index rises on a given day. "OTC" in the name of ProFund VP Short
                OTC refers to securities that do not trade on a U.S. securities exchange registered under the Securities Exchange Act of 1934.


AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP UltraOTC: seeks daily investment results, before fees and                        ProFund Advisors
                expenses, that correspond to twice (200%) the daily performance of the                      LLC
                NASDAQ-100 Index[RegTM]. If ProFund VP UltraOTC is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the NASDAQ-100 Index[RegTM] when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day. "OTC"
                in the name of ProFund VP UltraOTC refers to securities that do not trade on a
                U.S. securities exchange registered under the Securities Exchange Act of 1934.

Mid Cap Value   ProFund VP Mid-Cap Value: seeks daily investment results, before fees and                   ProFund Advisors
                expenses, that correspond to the daily performance of the S&P MidCap 400/                   LLC
                Barra Value Index[RegTM]. The S&P MidCap400/Barra Value Index[RegTM] is a float adjusted market capitalization weighted index comprised of the stocks in the S&P MidCap
                400 Index that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.

Mid Cap         ProFund VP Mid-Cap Growth: seeks daily investment results, before fees and                  ProFund Advisors
Growth          expenses, that correspond to the daily performance of the S&P MidCap 400/                   LLC
                Barra Growth Index[RegTM]. The S&P MidCap 400/Barra Growth Index[RegTM] is a float adjusted market capitalization weighted index comprised of the stocks in the
                S&P MidCap 400 Index[RegTM] that have comparatively high price-to-book ratios as determined before each semiannual rebalance date.

Specialty       ProFund VP UltraMid-Cap: seeks daily investment results, before fees and                    ProFund Advisors
                expenses, that correspond to twice (200%) the daily performance of the S&P                  LLC
                MidCap 400 Index[RegTM]. If ProFund VP UltraMid-Cap is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the S&P MidCap 400 Index[RegTM] when the Index rises on a given day. Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.

Small Cap       ProFund VP Small-Cap Value: seeks daily investment results, before fees and                 ProFund Advisors
Value           expenses, that correspond to the daily performance of the S&P SmallCap 600/                 LLC
                Barra Value Index[RegTM]. The S&P SmallCap 600/Barra Value Index[RegTM] is a float adjusted market capitalization weighted index comprised of the stocks in the
                S&P SmallCap 600/Barra Value Index[RegTM] that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.

Small Cap       ProFund VP Small-Cap Growth: seeks daily investment results, before fees                    ProFund Advisors
Growth          and expenses, that correspond to the daily performance of the S&P SmallCap                  LLC
                600/Barra Growth Index[RegTM]. The S&P SmallCap 600/Barra Growth Index[RegTM] is a float adjusted market capitalization weighted index comprised of the stocks in the
                S&P SmallCap 600/Barra Growth Index[RegTM] that have comparatively high price-to-
                book ratios as determined before each semiannual rebalance date.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                              PORTFOLIO
    STYLE/                                                                                                     ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                  SUB-ADVISOR
---------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP UltraSmall-Cap: seeks daily investment results, before fees and                 ProFund Advisors
                expenses, that correspond to twice (200%) the daily performance of the Russell             LLC
                2000[RegTM] Index. If ProFund VP UltraSmall-Cap is successful in meeting its objective, its net asset value should gain approximately twice as much, on a percentage basis, as the Russell 2000 Index[RegTM] when the Index rises on a given day.
                Conversely, its net asset value should lose approximately twice as much, on a percentage basis, as the Index when the Index declines on a given day.

Specialty       ProFund VP U.S. Government Plus: seeks daily investment results, before                    ProFund Advisors
                fees and expenses, that correspond to one and one-quarter times (125%) the                 LLC
                daily price movement of the most recently issued 30-year U.S. Treasury bond
                ("Long Bond"). In accordance with its stated objective, the net asset value of
                ProFund VP U.S. Government Plus generally should decrease as interest rates rise. If ProFund VP U.S. Government Plus is successful in meeting its objective, its net asset value should gain approximately one and one-quarter times (125%)
                as much, on a percentage basis, as any daily increase in the price of the Long
                Bond on a given day. Conversely, its net asset value should lose approximately one and one-quarter as much, on a percentage basis, as any daily decrease in the price of the Long Bond on a given day.

Specialty       ProFund VP Rising Rates Opportunity: seeks daily investment results, before                ProFund Advisors
                fees and expenses, that correspond to one and one-quarter times (125%) the                 LLC
                inverse (opposite) of the daily price movement of the most recently issued
                30-year U.S. Treasury bond ("Long Bond"). In accordance with its stated
                objective, the net asset value of ProFund VP Rising Rates Opportunity generally should decrease as interest rates fall. If ProFund VP Rising Rates Opportunity is successful in meeting its objective, its net asset value should gain approximately one and one-quarter times as much, on a percentage basis, as any daily decrease in the Long Bond on a given day. Conversely, its net asset value should lose approximately one and one-quarter times as much, on a percentage basis, as any daily increase in the Long Bond on a given day.

Large Cap       ProFund VP Large-Cap Growth: seeks daily investment results, before fees                   ProFund Advisors
Growth          and expenses, that correspond to the daily performance of the S&P 500/Barra                LLC
                Growth Index[RegTM]. The S&P 500/Barra Growth Index is a float adjusted market capitalization weighted index comprised of the stocks in the S&P 500 Index that have comparatively high price-to-book ratios as determined before each semiannual rebalance date.

Large Cap       ProFund VP Large-Cap Value: seeks daily investment results, before fees and                ProFund Advisors
Value           expenses, that correspond to the daily performance of the S&P 500/Barra Value              LLC
                Index[RegTM]. The S&P 500/Barra Value Index is a float adjusted market capitalization weighted index comprised of the stocks in the S&P 500 Index that have comparatively low price-to-book ratios as determined before each semiannual rebalance date.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                               PORTFOLIO
    STYLE/                                                                                                      ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                   SUB-ADVISOR
-----------------------------------------------------------------------------------------------------------------------------
Specialty       ProFund VP Short Small-Cap: seeks daily investment results, before fees and                 ProFund Advisors
                expenses, that correspond to the inverse (opposite) of the daily performance of             LLC
                the Russell 2000[RegTM] Index. If ProFund VP Short Small-Cap is successful in meeting its objective, its net asset value should gain approximately the same amount, on a percentage basis, as any decrease in the Russell 2000 Index when the Index declines on a given day. Conversely, its net asset value should lose approximately the same amount, on a percentage basis, as any increase in the
                Index when the Index rises on a given day.

Specialty       ProFund VP Short Mid-Cap: seeks daily investment results, before fees and                   ProFund Advisors
                expenses, that correspond to the inverse (opposite) of the daily performance of             LLC
                the S&P MidCap 400 Index[RegTM]. If ProFund VP Short Mid-Cap is successful in meeting its objective, its net asset value should gain approximately the same amount, on a percentage basis, as any decrease in the S&P MidCap 400 Index when the Index declines on a given day. Conversely, its net asset value should lose approximately the same amount, on a percentage basis, as any increase in the Index when the Index rises on a given day.

Specialty       Access VP High Yield: seeks to provide investment results that correspond                   ProFund Advisors
                generally to the total return of the high yield market consistent with maintaining          LLC
                reasonable liquidity. The Access VP High Yield, created by ProFund Advisors, will achieve its high yield exposure primarily through CDSs but may invest in high yield debt instruments ("junk bonds"), Interest rate swap agreements and futures contracts, and other debt and money market instruments without limitation, consistent with applicable regulations. Under normal market conditions, the fund will invest at least 80% of its net assets in credit default swaps and other financial instruments that in combination have economic characteristics similar to the high yield debt market and/or in high yield debt securities. The fund seeks to maintain exposure to the high yield bond markets regardless of market conditions and without taking defensive positions.

Specialty       First Trust[RegTM] 10 Uncommon Values: seeks to provide above-average capital               First Trust Advisors
                appreciation. The Portfolio seeks to achieve its objective by investing primarily in        L.P.
                the ten common stocks selected by the Investment Policy Committee of Lehman
                Brothers Inc. ("Lehman Brothers") with the assistance of the Research
                Department of Lehman Brothers which, in their opinion have the greatest potential for capital appreciation during the next year. The stocks included in the
                Portfolio are adjusted annually on or about July 1st in accordance with the selections of Lehman Brothers.

Specialty       Target Managed VIP: seeks to provide above-average total return. The Portfolio              First Trust Advisors
                seeks to achieve its objective by investing in common stocks of the most                    L.P.
                attractive companies that are identified by a model based on six uniquely specialized strategies -- The Dow(SM) DART 5, the European Target 20, the
                Nasdaq[RegTM] Target 15, the S&P Target 24, the Target Small Cap and the Value Line[RegTM]
                Target 25.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                                                               PORTFOLIO
    STYLE/                                                                                                      ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                   SUB-ADVISOR
-----------------------------------------------------------------------------------------------------------------------------
Specialty       The Dow(SM) DART 10: seeks to provide above-average total return. The                      First Trust Advisors
                Portfolio seeks to achieve its objective by investing in common stocks issued by           L.P.
                companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of the ten companies in the DJIA that have the highest combined dividend yields and buyback ratios on or about the applicable stock selection date.

Specialty       Global Dividend Target 15 (formerly, Global Target 15): seeks to provide                   First Trust Advisors
                above-average total return. The Portfolio seeks to achieve its objective by                L.P.
                investing in common stocks issued by companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of the companies which are components of the
                DJIA, the Financial Times Industrial Ordinary Share Index ("FT Index") and the
                Hang Seng Index. The Portfolio primarily consists of common stocks of the five companies with the lowest per share stock prices of the ten companies in each of the DJIA, FT Index and Hang Seng Index, respectively, that have the highest dividend yield in the respective index on or about the applicable stock selection date.

Specialty       S&P[RegTM] Target 24: seeks to provide above-average total return. The Portfolio seeks     First Trust Advisors
                to achieve its objective by investing in common stocks issued by companies that            L.P.
                have the potential for capital appreciation. The Portfolio invests primarily in the common stocks of twenty-four companies selected from a subset of the stocks included in the Standard & Poor's 500 Composite Stock Price Index[RegTM]. The subset of stocks will be taken from each of the eight largest economic sectors of the S&P 500
                Index[RegTM] based on the sector's market capitalization.

Specialty       The Dow(SM) Target Dividend seeks to provide above-average total return. The               First Trust Advisors
                Portfolio seeks to achieve its objective by investing in common stocks issued by           L.P.
                companies that are expected to provide income and to have the potential for capital appreciation. The Portfolio invests primarily in the 20 common stocks from the Dow Jones Select Dividend Index(SM) with the best overall ranking on both the change in return on assets over the last 12 months and price-to-book ratio as of the close of business on or about the applicable stock selection date.

Specialty       Value Line[RegTM] Target 25: seeks to provide above-average capital appreciation.          First Trust Advisors
                The Portfolio seeks to achieve its objective by investing in 25 of the 100                 L.P.
                common stocks that Value Line[RegTM] gives a #1 ranking for Timeliness(TM) which have recently exhibited certain positive financial attributes as of the close of business on the applicable stock selection date through a multi-step process.

Specialty       Nasdaq[RegTM] Target 15: seeks to provide above-average total return. The Portfolio        First Trust Advisors
                seeks to achieve its objective by investing in common stocks issued by                     L.P.
                companies that are expected to have the potential for capital appreciation. The
                Portfolio invests primarily in the common stocks of fifteen companies selected from a pre-screened subset of the stocks included in the Nasdaq-100 Index[RegTM] on or about the applicable stock selection date through a multi-step process.


AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Investment Options continued

                                                                                                               PORTFOLIO
    STYLE/                                                                                                      ADVISOR/
     TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                   SUB-ADVISOR
-----------------------------------------------------------------------------------------------------------------------------
International   The Prudential Series Fund, Inc. -- SP William Blair International                       Prudential
Equity          Growth: Seeks long-term capital appreciation. The Portfolio invests primarily in         Investments LLC/
                stocks of large and medium-sized companies located in countries included in the          William Blair &
                Morgan Stanley Capital International All Country World Ex-U.S. Index. Under              Company, LLC
                normal market conditions, the portfolio invests at least 80% of its net assets in equity securities. The Portfolio's assets normally will be allocated among not fewer than six different countries and will not concentrate investments in any particular industry.


"Standard & Poor's[RegTM]," "S&P[RegTM]," "S&P 500[RegTM]," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

"Dow Jones Industrial Average(SM)", "DJIA(SM)", "Dow Industrials(SM)", "Dow Jones Select Dividend Index(SM)", and "The Dow 10(SM)", are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios, including, and in particular the Target Managed VIP portfolio The Dow(SM) DART 10 portfolio, and The Dow(SM) Target Dividend Portfolio are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

"The Nasdaq 100[RegTM]", "Nasdaq-100 Index[RegTM]", "Nasdaq Stock Market[RegTM]", and "Nasdaq[RegTM]" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations") and have been licensed for use by First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio have not been passed on by the Corporations as to its legality or suitability. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the Nasdaq Target 15 Portfolio or the Target Managed VIP Portfolio.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

"Value Line(R)," "The Value Line Investment Survey," and "Value Line Timeliness(TM) Ranking System" are registered trademarks of Value Line Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP(R) Portfolio is not sponsored, recommended, sold or promoted by Value Line Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. ("Value Line"). Value Line makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R) 10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R) 10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP. WHAT ARE THE FIXED ALLOCATIONS?

We offer Fixed Allocations of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.
      Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-752-6342 to determine availability of Fixed Allocations in your state and for your annuity product.
                                                                              29

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Fees and Charges
The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise we will incur a loss. For example, American Skandia may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

      The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk, nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract. A portion of the proceeds that American Skandia receives from charges that apply solely to the variable investment options may include amounts based on market appreciation of the variable investment option values.
WHAT ARE THE CONTRACT FEES AND CHARGES?
      There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

      TRANSFER FEE: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging, automatic rebalancing or asset allocation program when we count the twenty free transfers. All transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.
      ANNUAL MAINTENANCE FEE: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $35.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. Currently, the Annual Maintenance Fee is only deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.
      TAX CHARGE: Several states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 31/2% of your premium and is designed to approximate the taxes that we are required to pay. We generally will deduct the charge at the time the tax is imposed, but may also decide to deduct the charge from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts. We will pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

      In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?
INSURANCE CHARGE: We deduct an Insurance Charge daily. The charge is assessed against the average daily assets allocated to the Sub-accounts and is equal to 0.65% on an annual basis. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (0.50%) and the Administration Charge (0.15%). The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

      The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.
      OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE SOLELY AGAINST THE VARIABLE INVESTMENT OPTIONS: If you elect to purchase certain optional benefits, we will deduct an additional charge on a daily basis solely from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. We may assess charges for other optional benefits on a different basis as described elsewhere in the prospectus. Please refer to the sections entitled "Living Benefit Programs" and "Death Benefit" for a description of the charge for each Optional Benefit.
WHAT FEES AND EXPENSES ARE INCURRED BY THE PORTFOLIOS?

Each Portfolio incurs total annual operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees that may apply. These fees and expenses are reflected daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.
WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.
WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?

If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will be subject to charges that apply under the variable immediate annuity option. Also a tax charge may apply (see "Tax Charge" above).
                                                                              31

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Fees and Charges continued

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Purchasing Your Annuity
WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor or to certain other owners described in the third paragraph under "Purchasing Your Annuity -- What Are Our Requirements for Purchasing the Annuity? -- Initial Purchase Payment."

      INITIAL PURCHASE PAYMENT: You must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $5,000 in total Purchase Payments.

      Where allowed by law, we must approve any initial and additional Purchase Payments of $1,000,000 or more. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts or Fixed Allocations that are available. Other limitations and/or restrictions may apply.

      The minimum initial Purchase Payment is reduced to $1,000 on Annuities owned by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through
(h) above.

      Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

      AGE RESTRICTIONS: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 85. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability and level of protection of certain optional benefits may vary based on the age of the Owner as of the Issue Date of the Annuity or the date of the Owner's death.

      OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

- Owner: The Owner(s) holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally joint owners are required to act jointly; however, if each owner provides us with an instruction that we find acceptable, we will permit each owner to act separately. All information and documents that we are required to send you will be sent to the first named owner. This Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

- Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

- Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. Your beneficiary designation must be the exact name of your beneficiary, not only a reference to the beneficiary's relationship to you. For example, a designation of "surviving spouse" would not be acceptable. If no beneficiary is named the death benefit will be paid to you or your estate.
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AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Annuity

     Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Upon an ownership change, any automated investment or withdrawal programs will be canceled. The new owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
o a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
o  a new Annuitant subsequent to the Annuity Date;
o for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
o a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-owner unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse that was named as the Contingent Annuitant will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE
MY MIND?
If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity, and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity, during the applicable period, we will refund your current Account Value plus any tax charge deducted, and depending on your state's requirements, any applicable insurance charges deducted. The amount may be higher or lower than the Purchase Payment(s) applied during the right to cancel period. Where required by law, we will return your Purchase Payment(s), or the greater of your current Account Value and the amount of your Purchase Payment(s) applied during the right to cancel period, whichever is greater.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic Purchase Payment program. Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent Purchase Payments, we will allocate any additional Purchase Payments you make according to your initial Purchase Payment allocation instructions. If you so instruct us, we will allocate subsequent Purchase Payments according to any new allocation instructions. Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program. Additional Purchase Payments may be paid at any time before the Annuity Date.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $5,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $5,000.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

      INITIAL PURCHASE PAYMENT: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.
      SUBSEQUENT PURCHASE PAYMENTS: Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent purchase payments, we will allocate any additional Purchase Payments you make according to your initial purchase payment allocation instructions. If you so instruct us, we will allocate subsequent purchase payments according to any new allocation instructions. Unless you tell us otherwise, purchase payments made while you participate in an asset allocation program will be allocated in accordance with such program.
ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

      We may impose specific restrictions on financial transactions (including transfer requests) for certain Portfolios based on the Portfolio's investment and/or transfer restrictions. We may do so to conform to any present or future restriction that is imposed by any portfolio available under this Annuity. Currently, any purchase, redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.prudential.com).

      Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year. Transfers made as part of a dollar cost averaging, automatic rebalancing or asset allocation program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.
      Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and
(iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

      Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a Portfolio manager to manage a Portfolio's investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., one or more of the Sub-accounts corresponding to the ProFund Portfolios, the Rydex Portfolios and the AST Money Market Portfolio), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts.

      In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by a Portfolio (e.g., by the Portfolio's portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

- With respect to each Sub-account (other than the AST Money Market Sub-account, or a Sub-account corresponding to a ProFund Portfolio or a Rydex Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals; (ii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.

- We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

- If we deny one or more transfer requests under the foregoing rules, we will inform you or your investment professional promptly of the circumstances concerning the denial.

- Contract owners in New York who purchased their contracts prior to March 15, 2004 are not subject to the specific restrictions outlined in bulleted paragraphs immediately above. In addition, there are contract owners of different variable annuity contracts that are funded through the same Separate Account that are not subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Finally, there are contract owners of other variable annuity contracts or variable life contracts that are issued by American Skandia as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by an investment professional or third party investment advisor are subject to the restrictions on transfers between investment options that are discussed above, if the advisor manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by an investment professional or third party investment advisor), and will not waive a transfer restriction for any contract owner.

      ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount periodically from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from variable investment options, or a program that transfers amounts monthly from Fixed Allocations. By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuation on the investment of your purchase payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. There is no minimum Account Value required to enroll in a Dollar Cost Averaging program and we do not deduct a charge for participating in a Dollar Cost Averaging Program.

      You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

- You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

- You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.

- Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

      NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.
      Dollar Cost Averaging program is not available if you elect the Guaranteed Return Option Plus(SM), the Guaranteed Return Option or the automatic rebalancing programs when it involves transfers out of the Fixed Allocations and is also not available when you have elected an asset allocation program.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the variable investment options you chose are rebalanced to the allocation percentages you requested. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. Any transfer to or from any variable investment option that is not part of your automatic rebalancing program, will be made, however that variable investment option will not become part of your rebalancing program unless we receive instructions from you indicating that you would like such option to become part of the program.

      There is no minimum Account Value required to enroll in automatic rebalancing. All rebalancing transfers as part of an automatic rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs.

ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?

Yes. Certain "static asset allocation programs" are available for use with the Annuity. These programs are considered static because once you have selected a model portfolio, the Sub-accounts and the percentage of contract value allocated to each Sub-account cannot be changed without your consent. The programs are available at no additional charge. Under these programs, the Sub-account for each asset class in each model portfolio is designated for you. Under the programs, the values in the Sub-accounts will be rebalanced periodically back to the indicated percentages for the applicable asset class within the model portfolio that you have selected. For more information on the asset allocation programs see the Appendix entitled "Additional Information on the Asset Allocation Programs."

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

     Asset allocation is a sophisticated method of diversification, which allocates assets among asset classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. No personalized investment advice is provided in connection with the asset allocation programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult with your Investment Professional before electing any asset allocation program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, as of a specific date in the future. They are the Balanced Investment Program and the Guaranteed Return Option Plus. (The Guaranteed Return Option Plus (GRO Plus(SM)) is not available in all states. In some states where GRO Plus is not available we offer the Guaranteed Return Option (GRO).) Both the Balanced Investment Program and GRO Plus allow you to allocate a portion of your Account Value to the available variable investment options while ensuring that your Account Value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. Under GRO Plus, Account Value is allocated to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts or the interest rate environment after the amount is allocated to a Fixed Allocation. Generally, more of your Account Value will be allocated to the variable investment options under the GRO Plus program than under the Balanced Investment Program (although in periods of poor market performance, low interest rates and/or as the option progresses to its maturity date, this may not be the case). You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed. In addition, as with most return of premium programs, amounts that are available to allocate to the variable investment options may be substantially less than they would be if you did not elect a return of premium program. This means that, if investment experience in the variable investment options were positive, your Account Value would grow at a slower rate than if you did not elect a return of premium program and allocated all of your Account Value to the variable investment options.

BALANCED INVESTMENT PROGRAM

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

      EXAMPLE
      Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 2.50%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.781198 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $78,120 will be allocated to the Fixed Allocation and the remaining Account Value ($21,880) will be allocated to the variable investment options. Assuming that you do not make any withdrawals or transfers from

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Managing Your Account Value continued

      the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

      The GUARANTEED RETURN OPTION PLUS (GRO PLUS) guarantees that, after a seven-year period following commencement of the program ("maturity date") and on each anniversary of the maturity date thereafter, your Account Value will not be less than the Account Value on the effective date of the program. The program also offers you the option to elect a second, enhanced guarantee amount at a higher Account Value subject to a separate maturity period (and its anniversaries). The GRO Plus program may be appropriate if you wish to protect a principal amount (called the "Protected Principal Value") against market downturns as of a specific date in the future, but also wish to exercise control of your available Account Value among the variable investment options to participate in market experience. Under the GRO Plus program, you give us the right to allocate amounts to Fixed Allocations as needed to support the guarantees provided. The available Account Value is the amount not allocated to the Fixed Allocations to support the guarantees provided. There is a fee associated with this program. See "Living Benefit Programs," later in this Prospectus, for more information about this program.

MAY I GIVE MY INVESTMENT PROFESSIONAL PERMISSION TO MANAGE MY ACCOUNT VALUE?

Yes. Your Investment Professional may direct the allocation of your Account Value and request financial transactions between investment options while you are living, subject to our rules and unless you tell us otherwise. IF YOUR INVESTMENT PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL TRANSACTIONS THAT ARE DIRECTED BY YOUR INVESTMENT PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?

Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuity. EVEN IF THIS IS THE CASE, HOWEVER, PLEASE NOTE THAT THE INVESTMENT ADVISOR YOU ENGAGE TO PROVIDE ADVICE AND/OR MAKE TRANSFERS FOR YOU, IS NOT ACTING ON OUR BEHALF, BUT RATHER IS ACTING ON YOUR BEHALF. We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

      Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or a Market Value Adjustment. Withdrawals to pay your investment advisor (to the extent permitted) generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately the Annuity's guaranteed minimum death benefit. WE ARE NOT A PARTY TO THE AGREEMENT YOU HAVE WITH YOUR INVESTMENT ADVISOR AND DO NOT VERIFY THAT AMOUNTS WITHDRAWN FROM YOUR ANNUITY, INCLUDING AMOUNTS WITHDRAWN TO PAY FOR THE INVESTMENT ADVISOR'S FEE, ARE WITHIN THE TERMS OF YOUR AGREEMENT WITH YOUR INVESTMENT ADVISOR. You will, however, receive confirmations of transactions that affect your Annuity. If your investment advisor has also acted as your investment professional with respect to the sale of your Annuity, he or she may be receiving compensation for services provided both as an investment professional and investment advisor. Alternatively, the investment advisor may compensate the investment professional from whom you purchased your annuity for the referral that led you to enter into your investment advisory relationship with the investment advisor. If you are interested in the details about the compensation that your investment advisor and/or your investment professional receive in connection with your Annuity, you should ask them for more details.

      We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an admin-

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

istrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. Contracts managed by your investment professional also are subject to the restrictions on transfer between investment options that are discussed in the section entitled "ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?." Since transfer activity under contracts managed by an investment professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options we reserve the right to limit the investment options available to a particular Owner whose contract is managed by the advisor or impose other transfer restrictions we deem necessary. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.prudential.com). LIMITATIONS THAT WE MAY IMPOSE ON YOUR INVESTMENT PROFESSIONAL OR INVESTMENT ADVISOR UNDER THE TERMS OF THE ADMINISTRATIVE AGREEMENT DO NOT APPLY TO FINANCIAL TRANSACTIONS REQUESTED BY AN OWNER ON THEIR OWN BEHALF, EXCEPT AS OTHERWISE DESCRIBED IN THIS PROSPECTUS.

HOW DO THE FIXED ALLOCATIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period". Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

      The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-752-6342.

      A Guarantee Period for a Fixed Allocation begins:

- when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;

- upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or

-     when you "renew" a Fixed Allocation by electing a new Guarantee Period.

      To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion. AMERICAN SKANDIA MAY OFFER FIXED ALLOCATIONS WITH GUARANTEE PERIODS OF 3 MONTHS OR 6 MONTHS EXCLUSIVELY FOR USE AS A SHORT-TERM FIXED ALLOCATION ("SHORT-TERM FIXED ALLOCATIONS"). SHORT-TERM FIXED ALLOCATIONS MAY ONLY BE ESTABLISHED WITH YOUR INITIAL PURCHASE PAYMENT OR ADDITIONAL PURCHASE PAYMENTS. YOU MAY NOT TRANSFER EXISTING ACCOUNT VALUE TO A SHORT-TERM FIXED ALLOCATION. WE RESERVE THE RIGHT TO TERMINATE OFFERING THESE SPECIAL PURPOSE FIXED ALLOCATIONS AT ANY TIME.

      On the Maturity Date of the Short-term Fixed Allocation, the Account Value will be transferred to the Sub-account(s) you choose at the inception of the program. If no instructions are

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Managing Your Account Value continued

provided, such Account Value will be transferred to the AST Money Market Sub-account. Short-term Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or transfer any Account Value from the Short-term Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

      We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

      The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.
MVA FORMULA

The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                          [(1+I) / (1+J+0.0010)](N/12)

where:

      I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

      J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

      N is the number of months remaining in the original Guarantee Period.

      If you surrender your Annuity under the right to cancel provision, the MVA formula is

                             [(1 + I)/(1 + J)](N/12)

      If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA EXAMPLES

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

- You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

-     The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
- You make no withdrawals or transfers until you decide to withdraw the entire Fixed Allocation after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

EXAMPLE OF POSITIVE MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

                    MVA Factor = [(1+I)/(I+J+0.0010)](N/12) =
                           [1.05/1.036](2) = 1.027210

                           Interim Value = $57,881.25

                  Account Value after MVA = Interim Value X MVA
                              Factor = $59,456.20.

EXAMPLE OF NEGATIVE MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

                    MVA Factor = [(1+I)/(1+J+0.0010)](N/12) =
                           [1.05/1.061)](2) = 0.979372

                           Interim Value = $57,881.25

                  Account Value after MVA = Interim Value X MVA
                              Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

      IF YOU DO NOT SPECIFY HOW YOU WANT A FIXED ALLOCATION TO BE ALLOCATED ON ITS MATURITY DATE, IT WILL BE RENEWED FOR A FIXED ALLOCATION OF THE SAME DURATION IF THEN AVAILABLE. IF A FIXED ALLOCATION OF THE SAME DURATION IS NOT AVAILABLE, IT WILL BE RENEWED TO THE NEXT SHORTEST GUARANTEE PERIOD THEN CURRENTLY AVAILABLE FOR NEW ALLOCATIONS AND RENEWALS.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Access To Account Value

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through partial withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.
ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?

(For more information, see "Tax Considerations".)

DURING THE ACCUMULATION PERIOD

A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

DURING THE ANNUITIZATION PERIOD

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

SPECIAL RULES FOR DISTRIBUTIONS TO PAY ADVISORY FEES

We treat partial withdrawals to pay advisory fees as taxable distributions unless:

- your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code); and

- in relation to Section 403 or 408 plans, you and your Advisor provide acceptable proof to us, limiting the source of the Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period. We call this a "partial withdrawal." The maximum amount that you may withdraw will equal your Surrender Value as of the date we process the withdrawal request. After any partial withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the partial withdrawal request as a request to fully surrender your Annuity. The minimum partial withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.

      Partial withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

      To request the forms necessary to make a withdrawal from your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.
CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

      Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Account Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in the annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

      You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?

(See "Tax Considerations" for a further discussion of Minimum Distributions.)

      Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.
      The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to Systematic Withdrawals applies to monthly Minimum Distributions but does not apply to Minimum Distributions taken out on a quarterly, semi-annual or annual basis.
      You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

      Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.
      To request the forms necessary to surrender your Annuity, call 1-800-752-6342 or visit our Internet Website at www.americanskandia.prudential.com.
WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. WE DO NOT GUARANTEE TO MAKE ANY ANNUITY PAYMENT OPTIONS AVAILABLE IN THE FUTURE OTHER THAN THOSE FIXED ANNUITIZATION OPTIONS GUARANTEED IN YOUR ANNUITY. Please refer to the "Guaranteed Minimum Income Benefit" and the "Lifetime Five Income Benefit" under "Living Benefits" below for a description of annuity options that are available when you elect these benefits. For additional information on annuity payment options you may request a Statement of Additional Information.
      When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the

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Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

      Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

OPTION 1

PAYMENTS FOR LIFE: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. THIS OPTION IS CURRENTLY AVAILABLE ON A FIXED OR VARIABLE BASIS. Under this option, you cannot make a partial or full surrender of the annuity.

OPTION 2

PAYMENTS BASED ON JOINT LIVES: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. THIS OPTION IS CURRENTLY AVAILABLE ON A FIXED OR VARIABLE BASIS. Under this option, you cannot make a partial or full surrender of the annuity.

OPTION 3

PAYMENTS FOR LIFE WITH A CERTAIN PERIOD: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. THIS OPTION IS CURRENTLY AVAILABLE ON A FIXED OR VARIABLE BASIS. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

OPTION 4

FIXED PAYMENTS FOR A CERTAIN PERIOD: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

OPTION 5
VARIABLE PAYMENTS FOR LIFE WITH A CASH VALUE: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the Annuity and receive its then current cash value (if any) subject to our rules.

OPTION 6

VARIABLE PAYMENTS FOR LIFE WITH A CASH VALUE AND GUARANTEE: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. WE CHARGE AN ADDITIONAL AMOUNT FOR THIS GUARANTEE. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.
      We may make additional Annuity payment options available in the future.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?

You have a right to choose your annuity start date.

      If you have not provided us with your Annuity Date or annuity payment option in writing, then:

- a default date for the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
- the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

If you choose to defer the Annuity Date beyond the default date, the IRS may not consider your Annuity to be an annuity under the tax law. If that should occur, all gain in your Annuity at that time will become immediately taxable to you. Further, each subsequent year's increase in Account Value would be taxable in that year. By choosing to continue to defer after the default date, you will assume the risk that your Annuity will not be considered an annuity for federal income tax purposes.

HOW ARE ANNUITY PAYMENTS CALCULATED?

FIXED ANNUITY PAYMENTS (OPTIONS 1-4)

If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

VARIABLE ANNUITY PAYMENTS
Generally, we offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

      -     VARIABLE PAYMENTS (OPTIONS 1-3)

            We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

      -     STABILIZED VARIABLE PAYMENTS (OPTION 5)

            This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a vari-

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            able period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

      - STABILIZED VARIABLE PAYMENTS WITH A GUARANTEED MINIMUM (OPTION 6) This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

      The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

ADJUSTABLE ANNUITY PAYMENTS

We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs

DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY ARE ALIVE?
American Skandia offers different optional benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional Living Benefit Programs, the additional cost has the impact of reducing net performance of the investment options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of variable investment options, that may be appropriate for you depending on the manner in which you intend to make use of your annuity while you are alive. Depending on which optional benefit you choose, you can have substantial flexibility to invest in variable investment options while:

- protecting a principal amount from decreases in value as of specified future dates due to investment performance;

- taking withdrawals with a guarantee that you will be able to withdraw not less than a principal amount over time; or

- guaranteeing a minimum amount of growth will be applied to your principal, if it is to be used as the basis for lifetime income payments beginning after a waiting period.

      Below is a brief summary of the "living benefits" that American Skandia offers. Please refer to the benefit description for a complete description of the terms, conditions and limitations of each optional benefit. You should consult with your investment professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. There are many factors to consider, but we note that among them you may want to evaluate the tax implications of these different approaches to meeting your needs, both between these benefits and in comparison to other potential solutions to your needs (e.g. comparing the tax implications of the withdrawal benefit and annuity payments).

I. The GUARANTEED RETURN OPTION PLUS(SM) (GRO PLUS(SM)) guarantees that, after a seven-year period following commencement of the program ("maturity date") and on each anniversary of the maturity date thereafter, your Account Value will not be less than the Account Value on the effective date of the program. The program also offers you the option to elect a second, enhanced guarantee amount at a higher Account Value subject to a separate maturity period (and its anniversaries). The GRO Plus(SM) program may be appropriate if you wish to protect a principal amount (called the "Protected Principal Value") against market downturns as of a specific date in the future, but also wish to exercise control of your available Account Value among the variable investment options to participate in market experience. Under the GRO Plus(SM) program, you give us the right to allocate amounts to Fixed Allocations as needed to support the guarantees provided. The available Account Value that may be allocated among your variable investment options are those amounts not allocated to the Fixed Allocations to support the guarantees provided.

II. The GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) guarantees your ability to make cumulative withdrawals over time equal to an initial principal value (called the "Protected Value"), regardless of decreases in your Account Value due to market losses. The GMWB program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive guaranteed minimum withdrawals. Taking income as withdrawals, rather than annuity payments, may be less tax efficient for non-qualified uses of the Annuity, but provides greater control over the timing and amount of withdrawals during the accumulation period, as well as continuing the Annuity's other benefits, such as the death benefit.

III. The GUARANTEED MINIMUM INCOME BENEFIT (GMIB) guarantees your ability, after a minimum seven-year waiting period, to begin receiving income from the Annuity in the form of annuity payments based on your total purchase payments under the Annuity and an annual increase of 5% on such Purchase Payments, adjusted for withdrawals, regardless of the impact of market performance on your Account Value. The GMIB program may be appropriate if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

IV. The LIFETIME FIVE INCOME BENEFIT guarantees your ability to withdraw amounts equal to a percentage of a "Protected Withdrawal Value" regardless of decreases in your Account Value due to market losses. The Lifetime Five Benefit may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive guaranteed minimum withdrawals. Taking income as withdrawals, rather than annuity payments, may be less tax efficient for non-qualified uses of the Annuity, but provides greater control over the timing and amount of withdrawals during the accumulation period, as well as continuing the Annuity's other benefits, such as the death benefit.

GUARANTEED RETURN OPTION PLUS(SM) (GRO PLUS(SM))
THE GUARANTEED RETURN OPTION PLUS DESCRIBED BELOW IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL, AND WILL BE OFFERED SUBSEQUENTLY IN OTHER JURISDICTIONS WHEN WE RECEIVE REGULATORY APPROVAL IN THOSE JURISDICTIONS. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. THE PROGRAM CAN BE ELECTED BY NEW PURCHASERS ON THE ISSUE DATE OF THEIR ANNUITY, AND CAN BE ELECTED BY EXISTING ANNUITY OWNERS ON EITHER THE ANNIVERSARY OF THE ISSUE DATE OF THEIR ANNUITY OR ON A DATE OTHER THAN THAT ANNIVERSARY, AS DESCRIBED BELOW UNDER "ELECTION OF THE PROGRAM". THE GUARANTEED RETURN OPTION PLUS IS NOT AVAILABLE IF YOU ELECT THE GUARANTEED RETURN OPTION PROGRAM (AND IT IS CURRENTLY ACTIVE), THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER, THE GUARANTEED MINIMUM INCOME BENEFIT RIDER, THE LIFETIME FIVE INCOME BENEFIT RIDER, THE HIGHEST DAILY VALUE DEATH BENEFIT, OR THE DOLLAR COST AVERAGING PROGRAM IF IT INVOLVES TRANSFERS OUT OF THE FIXED ALLOCATIONS.

      We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period and any applicable subsequent period as the "maturity date") and on each anniversary of the maturity date thereafter while the program remains in effect, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate period following election of the enhanced guarantee and on each anniversary thereafter while this enhanced guarantee amount remains in effect, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

      The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option Plus program.

      The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the variable investment options and the Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE -- PROTECTED PRINCIPAL VALUE/ ENHANCED PROTECTED PRINCIPAL VALUE

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

- BASE GUARANTEE: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter that the program remains in effect, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date that the program remains in effect, if your Account Value is below the Protected Principal Value, American Skandia will

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.
- ENHANCED GUARANTEE: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of a specified period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter that the enhanced guaranteed amount remains in effect, your Account Value will be no less than the Enhanced Protected Principal Value. YOU CAN ELECT AN ENHANCED GUARANTEE MORE THAN ONCE; HOWEVER, A SUBSEQUENT ELECTION SUPERSEDES THE PRIOR ELECTION OF AN ENHANCED GUARANTEE. ELECTION OF AN ENHANCED GUARANTEE DOES NOT IMPACT THE BASE GUARANTEE. IN ADDITION, YOU MAY ELECT AN "AUTO STEP-UP" FEATURE THAT WILL AUTOMATICALLY CREATE AN ENHANCED GUARANTEE (OR INCREASE YOUR ENHANCED GUARANTEE, IF PREVIOUSLY ELECTED) ON EACH ANNIVERSARY OF THE PROGRAM (AND CREATE A NEW MATURITY PERIOD FOR THE NEW ENHANCED GUARANTEE) IF THE ACCOUNT VALUE AS OF THAT ANNIVERSARY EXCEEDS THE PROTECTED PRINCIPAL VALUE OR ENHANCED PROTECTED PRINCIPAL VALUE BY 7% OR MORE. YOU MAY ALSO ELECT TO TERMINATE AN ENHANCED GUARANTEE. IF YOU ELECT TO TERMINATE THE ENHANCED GUARANTEE, THE BASE GUARANTEE WILL REMAIN IN EFFECT. If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter that the enhanced guarantee amount remains in effect, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

      Any amounts added to your Annuity to support our guarantees under the program will be applied to any Fixed Allocations first and then to the sub-accounts pro rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to the Annuity. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

WITHDRAWALS UNDER YOUR ANNUITY
Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals other than Systematic Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Systematic Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations up to growth attributable to the Fixed Allocations and thereafter pro-rata solely from the variable investment options. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge and Market Value Adjustment that would apply.

      Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40TM Optional Life Insurance Rider (not currently offered for sale) and any third party investment advisory service will be treated as withdrawals and will reduce the applicable guaranteed amount.

      The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus(SM) program are October 13, 2004; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):
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EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 29, 2004 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:

- The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).

- The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
A second $10,000 withdrawal is taken on December 18, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

- The base guarantee amount is first reduced by the Remaining Limit (from $240,000 to $237,500);

- The result is then further reduced by the ratio of A to B, where:

      - A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

      - B is the Account Value less the Remaining Limit ($180,000 - $2,500, or $177,500).

      The resulting base guarantee amount is: $237,500 x (1 - $7,500 / $177,500), or $227,464.79.

- The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

EXAMPLE 3. RESET OF THE DOLLAR-FOR-DOLLAR LIMIT
A $10,000 withdrawal is made on December 19, 2005 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:
- The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).

- The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE -- ALLOCATION OF ACCOUNT VALUE
Account Value is transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

- IF YOUR ACCOUNT VALUE IS GREATER THAN OR EQUAL TO THE REALLOCATION TRIGGER, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

- IF YOUR ACCOUNT VALUE IS LESS THAN THE REALLOCATION TRIGGER, a portion of your Account Value in the variable investment options will be transferred from your variable investment options pro rata according to your allocations to a new Fixed Allocation(s) to support the applicable guaranteed amount. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

IF A SIGNIFICANT AMOUNT OF YOUR ACCOUNT VALUE IS SYSTEMATICALLY TRANSFERRED TO FIXED ALLOCATIONS TO SUPPORT THE PROTECTED PRINCIPAL VALUE AND/OR THE ENHANCED PROTECTED PRINCIPAL VALUE DURING PERIODS OF MARKET DECLINES, LOW INTEREST RATES, AND/OR AS THE PROGRAM NEARS ITS MATURITY DATE, LESS OF YOUR ACCOUNT VALUE MAY BE AVAILABLE TO PARTICIPATE IN THE INVESTMENT EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS IF THERE IS A SUBSEQUENT MARKET RECOVERY. DURING PERIODS CLOSER TO THE MATURITY DATE OF THE BASE GUARANTEE OR ANY ENHANCED GUARANTEE, OR ANY ANNIVERSARY OF SUCH MATURITY DATE(S), A SIGNIFICANT PORTION OF YOUR ACCOUNT VALUE MAY BE ALLOCATED TO FIXED ALLOCATIONS TO SUPPORT ANY APPLICABLE GUARANTEED AMOUNT(S). IF YOUR ACCOUNT VALUE IS LESS THAN THE REALLOCATION TRIGGER AND NEW FIXED ALLOCATIONS MUST BE ESTABLISHED DURING PERIODS WHERE THE INTEREST RATE(S) BEING CREDITED TO SUCH FIXED ALLOCATIONS IS LOW, A LARGER PORTION OF YOUR ACCOUNT VALUE MAY NEED TO BE TRANSFERRED TO FIXED ALLOCATIONS TO SUPPORT THE APPLICABLE GUARANTEED AMOUNT(S), CAUSING LESS OF YOUR ACCOUNT VALUE TO BE AVAILABLE TO PARTICIPATE IN THE INVESTMENT EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS.

      Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value or Enhanced Protected Principal Value are transferred to the variable investment options differently than each other because of the different guarantees they support.

      American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

ELECTION OF THE PROGRAM
The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated. Termination of the Guaranteed Return Option for the purpose of electing the Guaranteed Return Option Plus, will be treated as any other termination of the Guaranteed Return Option (see below), including the termination of any guaranteed amount, and application of any applicable Market Value Adjustment when amounts are transferred to the variable investment options as a result of the termination. The Guaranteed Return Option Plus program will then be added to your Annuity BASED ON THE CURRENT ACCOUNT VALUE.
TERMINATION OF THE PROGRAM

You can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. You also can terminate the Guaranteed Return Option Plus program entirely. If you terminate the program entirely, you can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, you could, for example, terminate the program on a given Valuation Day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections (including any election made effective on the Annuity issue date and any election made by a surviving spouse) and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected. Upon termination, any Account Value in the Fixed Allocations will be transferred to the variable investment options pro-rata based on the Account Values in such variable investment options, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.
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Living Benefit Programs continued

      The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option Plus will no longer provide any guarantees. The surviving spouse may elect the benefit at any time, subject to the limitations described above, after the death of the Annuity Owner. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.
      The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

SPECIAL CONSIDERATIONS UNDER THE GUARANTEED RETURN OPTION PLUS

This program is subject to certain rules and restrictions, including, but not limited to the following:

- Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.

- You cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to Fixed Allocations to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to a variable investment option.

- Transfers from Fixed Allocations made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.

- Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

- Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

- Low interest rates may require allocation to Fixed Allocations even when the current Account Value exceeds the guarantee.

- As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to Fixed Allocations.

- We currently limit the variable investment options in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

CHARGES UNDER THE PROGRAM

We deduct a charge equal to 0.25% of the average daily net assets of the sub-accounts for participation in the Guaranteed Return Option Plus program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

GUARANTEED RETURN OPTION (GRO)
THE GUARANTEED RETURN OPTION DESCRIBED BELOW IS OFFERED ONLY IN THOSE JURISDICTIONS WHERE WE HAVE NOT YET RECEIVED REGULATORY APPROVAL FOR THE GUARANTEED RETURN OPTION PLUS AS OF THE DATE THE ELECTION OF THE OPTION IS MADE. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS. THE PROGRAM CAN BE ELECTED BY NEW PURCHASERS ON THE ISSUE DATE OF THEIR ANNUITY, AND CAN BE ELECTED BY EXISTING ANNUITY OWNERS ON EITHER THE ANNIVERSARY OF THE ISSUE DATE OF THEIR ANNUITY OR ON A DATE OTHER THAN THAT ANNIVERSARY, AS DESCRIBED BELOW UNDER "ELECTION OF THE PROGRAM". THE GUARANTEED RETURN OPTION IS NOT AVAILABLE IF YOU ELECT THE GRO PLUS RIDER, THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER, THE GUARANTEED MINIMUM INCOME BENEFIT RIDER, THE LIFETIME FIVE INCOME BENEFIT RIDER, THE HIGHEST DAILY VALUE DEATH BENEFIT OR THE DOLLAR COST AVERAGING PROGRAM IF IT INVOLVES TRANSFERS OUT OF THE FIXED ALLOCATIONS.

      We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period as the "maturity date") guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value").

      The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and the Fixed Allocation used to support the Protected Principal Value. The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option program.

      The guarantee provided by the program exists only on the applicable maturity date. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the variable investment options and the Fixed Allocation to support our future guarantee, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

KEY FEATURE -- PROTECTED PRINCIPAL VALUE

- Under the GRO option, American Skandia guarantees that on the maturity date, your Account Value will be no less than the Protected Principal Value. On the maturity date if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

      Any amounts added to your Annuity to support our guarantee under the program will be applied to the Fixed Allocation first and then to the Sub-accounts pro rata, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to the Annuity. The Protected Principal Value is generally referred to as the "Guaranteed Amount" in the rider we issue for this benefit.

KEY FEATURE -- ALLOCATION OF ACCOUNT VALUE
Account Value is transferred to and maintained in a Fixed Allocation to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rate on the Fixed Allocation, the remaining duration until the applicable maturity date and the amount of Account Value allocated to the Fixed Allocation relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from the Fixed Allocation. While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Fixed Allocation.

- IF YOUR ACCOUNT VALUE IS GREATER THAN OR EQUAL TO THE REALLOCATION TRIGGER, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to the Fixed Allocation to support the guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from the Fixed Allocation to

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

      the variable investment options, which may result in a decrease or increase in your Account Value.

- IF YOUR ACCOUNT VALUE IS LESS THAN THE REALLOCATION TRIGGER, a portion of your Account Value in the variable investment options will be transferred from your variable investment options pro rata according to your allocations to a new Fixed Allocation to support the guaranteed amount. The new Fixed Allocation will have a Guarantee Period equal to the time remaining until the applicable maturity date. The Account Value allocated to the new Fixed Allocation will be credited with the fixed interest rate then being credited to a new Fixed Allocation maturing on the applicable maturity date (rounded to the next highest yearly duration). The Account Value will remain invested in the Fixed Allocation until the maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

IF A SIGNIFICANT AMOUNT OF YOUR ACCOUNT VALUE IS SYSTEMATICALLY TRANSFERRED TO THE FIXED ALLOCATION TO SUPPORT THE PROTECTED PRINCIPAL VALUE DURING PERIODS OF MARKET DECLINES, LOW INTEREST RATES, AND/OR AS THE PROGRAM NEARS ITS MATURITY DATE, LESS OF YOUR ACCOUNT VALUE MAY BE AVAILABLE TO PARTICIPATE IN THE INVESTMENT EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS IF THERE IS A SUBSEQUENT MARKET RECOVERY. DURING PERIODS CLOSER TO THE MATURITY DATE OF THE GUARANTEE A SIGNIFICANT PORTION OF YOUR ACCOUNT VALUE MAY BE ALLOCATED TO THE FIXED ALLOCATION TO SUPPORT ANY APPLICABLE GUARANTEED AMOUNT. IF YOUR ACCOUNT VALUE IS LESS THAN THE REALLOCATION TRIGGER AND A NEW FIXED ALLOCATION MUST BE ESTABLISHED DURING PERIODS WHERE THE INTEREST RATE BEING CREDITED TO SUCH FIXED ALLOCATION IS LOW, A LARGER PORTION OF YOUR ACCOUNT VALUE MAY NEED TO BE TRANSFERRED TO THE FIXED ALLOCATION TO SUPPORT THE GUARANTEED AMOUNT, CAUSING LESS OF YOUR ACCOUNT VALUE TO BE AVAILABLE TO PARTICIPATE IN THE INVESTMENT EXPERIENCE OF THE VARIABLE INVESTMENT OPTIONS.

      American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between the Fixed Allocation and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

ELECTION OF THE PROGRAM
The Guaranteed Return Option can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date.
TERMINATION OF THE PROGRAM
The Annuity Owner also can terminate the Guaranteed Return Option program. Upon termination, any Account Value in the Fixed Allocation will be transferred to the variable investment options pro rata based on the Account Values in such variable investment options, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

      The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option will no longer provide any guarantees. If the surviving spouse assumes the Annuity, he/she may re-elect the benefit on any anniversary of the Issue Date of the Annuity or, if the deceased Owner had not previously elected the benefit, may elect the benefit at any time. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.

      The charge for the Guaranteed Return Option program will no longer be deducted from your Account Value upon termination of the program.
SPECIAL CONSIDERATIONS UNDER THE GUARANTEED RETURN OPTION

This program is subject to certain rules and restrictions, including, but not limited to the following:

- Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      The Fixed Allocation may not be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to the Fixed Allocation as of the effective date of the program under some circumstances.

- Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from the Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to the Fixed Allocation to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from the Fixed Allocation to a variable investment option.

- Transfers from the Fixed Allocation made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.

- Transfers from the Sub-accounts to the Fixed Allocation or from the Fixed Allocation to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.

- Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

- Low interest rates may require allocation to the Fixed Allocation even when the current Account Value exceeds the guarantee.

- As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to the Fixed Allocation.

- We currently limit the variable investment options in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

CHARGES UNDER THE PROGRAM

We deduct a charge equal to 0.25% of your Account Value allocated to the sub-accounts for participation in the Guaranteed Return Option program. The annual charge is deducted daily. Account Value allocated to the Fixed Allocation under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.
Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between January 23, 2002 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)
THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROGRAM DESCRIBED BELOW IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL AND WILL BE OFFERED SUBSEQUENTLY IN OTHER JURISDICTIONS WHEN WE RECEIVE REGULATORY APPROVAL IN THOSE JURISDICTIONS. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. CURRENTLY, THE PROGRAM CAN ONLY BE ELECTED BY NEW PURCHASERS ON THE ISSUE DATE OF THEIR ANNUITY. WE MAY OFFER THE PROGRAM TO EXISTING ANNUITY OWNERS IN THE FUTURE, SUBJECT TO OUR ELIGIBILITY RULES AND RESTRICTIONS. THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROGRAM IS NOT AVAILABLE IF YOU ELECT THE GUARANTEED RETURN OPTION, GUARANTEED RETURN OPTION PLUS, THE GUARANTEED MINIMUM INCOME BENEFIT RIDER OR THE LIFETIME FIVE INCOME BENEFIT RIDER.

      We offer a program that guarantees your ability to withdraw amounts equal to an initial principal value (called the "Protected Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to protect your principal. You are not required to make withdrawals as part of the program -- the guarantee is not lost if you withdraw less than the maximum allowable amount of principal each year under the rules of the program. There is an additional charge if you elect the GMWB program; however, the charge may be waived under certain circumstances described below.

KEY FEATURE -- PROTECTED VALUE
The Protected Value is the total amount that we guarantee will be available to you through withdrawals from your Annuity and/or benefit payments, regardless of the impact of market performance on your Account Value. The Protected Value is reduced with each withdrawal you make until the Protected Value is reduced to zero. When the Protected Value is reduced to zero due to your withdrawals, the GMWB program terminates. Additionally, the Protected Value is used to determine the maximum annual amount that you can withdraw from your Annuity, called the Protected Annual Withdrawal Amount, without triggering an adjustment in the Protected Value. The Protected Value is referred to as the "Benefit Base" in the rider we issue for this benefit.

      The Protected Value is determined as of the date you make your first withdrawal under the Annuity following your election of the GMWB program. The initial Protected Value is equal to the greater of (A) the Account Value on the date you elect the GMWB program, plus any additional Purchase Payments before the date of your first withdrawal; or (B) the Account Value as of the date of the first withdrawal from your Annuity. The Protected Value may be enhanced by increases in your Account Value due to market performance during the period between your election of the GMWB program and the date of your first withdrawal.

- If you elect the GMWB program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment plus any Credit applied to such Purchase Payment.

- IF WE OFFER THE GMWB PROGRAM TO EXISTING ANNUITY OWNERS, the Account Value on the anniversary of the Issue Date of your Annuity following your election of the GMWB program will be used to determine the initial Protected Value.

- If you make additional Purchase Payments after your first withdrawal, the Protected Value will be increased by the amount of the additional Purchase Payment and any Credits that we apply to the Purchase Payment.

      You may elect to step-up your Protected Value if, due to positive market performance, your Account Value is greater than the Protected Value. You are eligible to step-up the Protected Value on or after the 5th Annuity anniversary following the first withdrawal under the GMWB program. The Protected Value can be stepped up again on or after the 5th Annuity anniversary following the preceding step-up. If you elect to step-up the Protected Value, you must do so during the 30-day period prior to your eligibility date. If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the GMWB program have changed for new purchasers, your program may be subject to the new charge going forward.

      Upon election of the step-up, we reset the Protected Value to be equal to the then current Account Value. For example, assume your initial Protected Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Value to $60,000. On the date you are eligible to step-up the Protected Value, your Account Value is equal to $75,000. You could elect to

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

step-up the Protected Value to $75,000 on the date you are eligible. Upon election of the step-up, we also reset the Protected Annual Withdrawal Amount (discussed immediately below) to be equal to the greater of (A) the Protected Annual Withdrawal Amount immediately prior to the reset; and (B) 7% of the Protected Value immediately after the reset.

KEY FEATURE -- PROTECTED ANNUAL WITHDRAWAL AMOUNT
The initial Protected Annual Withdrawal Amount is equal to 7% of the Protected Value. Under the GMWB program, if your cumulative withdrawals each Annuity Year are less than or equal to the Protected Annual Withdrawal Amount, your Protected Value will be reduced on a "dollar-for-dollar" basis (the Protected Value is reduced by the actual amount of the withdrawal, including any MVA that may apply). Cumulative withdrawals in any Annuity Year that exceed the Protected Annual Withdrawal Amount trigger a proportional adjustment to both the Protected Value and the Protected Annual Withdrawal Amount, as described in the rider for this benefit (see the examples of this calculation below). The Protected Annual Withdrawal Amount is referred to as the "Maximum Annual Benefit" in the rider we issue for this benefit.

      THE GMWB PROGRAM DOES NOT AFFECT YOUR ABILITY TO MAKE WITHDRAWALS UNDER YOUR ANNUITY OR LIMIT YOUR ABILITY TO REQUEST WITHDRAWALS THAT EXCEED THE PROTECTED ANNUAL WITHDRAWAL AMOUNT. You are not required to withdraw all or any portion of the Protected Annual Withdrawal Amount each Annuity Year.

- If, cumulatively, you withdraw an amount less than the Protected Annual Withdrawal Amount in any Annuity Year, you cannot carry-over the unused portion of the Protected Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Protected Annual Withdrawal Amount may extend the period of time until the remaining Protected Value is reduced to zero.

- Additional Purchase Payments will increase the Protected Annual Withdrawal Amount by 7% of the applicable Purchase Payment (and any Credits we apply to such Purchase Payment).

- If the Protected Annual Withdrawal Amount after an adjustment exceeds the Protected Value, the Protected Annual Withdrawal Amount will be set equal to the Protected Value.

      The following examples of dollar-for dollar and proportional reductions and the reset of the Maximum Annual Benefit assume that: 1.) the Issue Date and the effective date of the GMWB program are October 13, 2004; 2.) an initial Purchase Payment of $250,000; 3.) a Protected Value of $250,000; and 4.) a Protected Annual Withdrawal Amount of $17,500 (7% of $250,000):
EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 13, 2004 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Protected Annual Withdrawal Amount:

- The Protected Value is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).

- The remaining Protected Annual Withdrawal Amount for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $17,500 to $7,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS

A second $10,000 withdrawal is taken on December 13, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $220,000. As the amount withdrawn exceeds the remaining Protected Annual Withdrawal Amount of $7,500 from Example 1:

- The Protected Value is first reduced by the remaining Protected Annual Withdrawal Amount (from $240,000 to $232,500);

-     The result is then further reduced by the ratio of A to B, where:

      - A is the amount withdrawn less the remaining Protected Annual Withdrawal Amount ($10,000 - $7,500, or $2,500).

      - B is the Account Value less the remaining Protected Annual Withdrawal Amount ($220,000 - $7,500, or $212,500).
      The resulting Protected Value is: $232,500 x (1 - $2,500 / $212,500), or $229,764.71.
- the Protected Annual Withdrawal Amount is also reduced by the ratio of A to B: The resulting Protected Annual Withdrawal Amount is: $17,500 x (1 - $2,500 / $212,500), or $17,294.12.

- The remaining Protected Annual Withdrawal Amount is set to zero (0) for the balance of the first Annuity Year.

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Living Benefit Programs continued

EXAMPLE 3. RESET OF THE MAXIMUM ANNUAL BENEFIT
A $10,000 withdrawal is made on October 13, 2005 (second Annuity Year). The remaining Protected Annual Withdrawal Amount has been reset to the Protected Annual Withdrawal Amount of $17,294.12 from Example 2. As the amount withdrawn is less than the remaining Protected Annual Withdrawal Amount:

- the Protected Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $229,764.71 to $219,764.71).

- The remaining Protected Annual Withdrawal Amount for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $17,294.12 to $7,294.12).

BENEFITS UNDER THE GMWB PROGRAM
- In addition to any withdrawals you make under the GMWB program, market performance may reduce your Account Value. If your Account Value is equal to zero, and you have not received all of your Protected Value in the form of withdrawals from your Annuity, we will continue to make payments equal to the remaining Protected Value in the form of fixed, periodic payments until the remainder of the Protected Value is paid, at which time the rider terminates. The fixed, periodic payments will each be equal to the Protected Annual Withdrawal Amount, except for the last payment which may be equal to the remaining Protected Value. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. You will not have the right to make additional Purchase Payments or receive the remaining Protected Value in a lump sum. You can elect the frequency of payments, subject to our rules then in effect.

- If the death benefit under the Annuity becomes payable before you have received all of your Protected Value in the form of withdrawals from your Annuity, your Beneficiary has the option to elect to receive the remaining Protected Value as an alternate death benefit payout in lieu of the amount payable under any other death benefit provided under the Annuity. The remaining Protected Value will be payable in the form of fixed, periodic payments. Your beneficiary can elect the frequency of payments, subject to our rules then in effect. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. THE PROTECTED VALUE IS NOT EQUAL TO THE ACCOUNT VALUE FOR PURPOSES OF THE ANNUITY'S OTHER DEATH BENEFIT OPTIONS. THE GMWB PROGRAM DOES NOT INCREASE OR DECREASE THE AMOUNT OTHERWISE PAYABLE UNDER THE ANNUITY'S OTHER DEATH BENEFIT OPTIONS. GENERALLY, THE GMWB PROGRAM WOULD BE OF VALUE TO YOUR BENEFICIARY ONLY WHEN THE PROTECTED VALUE AT DEATH EXCEEDS ANY OTHER AMOUNT AVAILABLE AS A DEATH BENEFIT.

- If you elect to begin receiving annuity payments before you have received all of your Protected Value in the form of withdrawals from your Annuity, an additional annuity payment option will be available that makes fixed annuity payments for a certain period, determined by dividing the Protected Value by the Protected Annual Withdrawal Amount. If you elect to receive annuity payments calculated in this manner, the assumed interest rate used to calculate such payments will be 0%, which is less than the assumed interest rate on other annuity payment options we offer. This 0% assumed interest rate results in lower annuity payments than what would have been paid if the assumed interest rate was higher than 0%. YOU CAN ALSO ELECT TO TERMINATE THE GMWB PROGRAM AND BEGIN RECEIVING ANNUITY PAYMENTS BASED ON YOUR THEN CURRENT ACCOUNT VALUE (NOT THE REMAINING PROTECTED VALUE) UNDER ANY OF THE AVAILABLE ANNUITY PAYMENT OPTIONS.

OTHER IMPORTANT CONSIDERATIONS

- Withdrawals under the GMWB program are subject to all of the terms and conditions of the Annuity, including any MVA that may apply.

- Withdrawals made while the GMWB program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity.

- The GMWB program does not directly affect the Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Value.

- You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the GMWB program. The GMWB program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Value in the form of periodic benefit payments.

- We currently limit the variable investment options in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

ELECTION OF THE PROGRAM
Currently, the GMWB program can only be elected at the time that you purchase your Annuity. In the future, we may offer existing Annuity Owners the option to elect the GMWB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMWB program after the Issue Date of your Annuity, the program will be effective as of the next anniversary date. Your Account Value as of such anniversary date will be used to calculate the initial Protected Value and the initial Protected Annual Withdrawal Amount.

      We reserve the right to restrict the maximum amount of Protected Value that may be covered under the GMWB program under this Annuity or any other annuities that you own that are issued by American Skandia or its affiliated companies.

TERMINATION OF THE PROGRAM
The program terminates automatically when your Protected Value reaches zero based on your withdrawals. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of the Annuity, upon due proof of death (unless your surviving spouse elects to continue the Annuity and the GMWB program or your Beneficiary elects to receive the amounts payable under the GMWB program in lieu of the death benefit) or upon your election to begin receiving annuity payments.

      The charge for the GMWB program will no longer be deducted from your Account Value upon termination of the program.

CHARGES UNDER THE PROGRAM

Currently, we deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts per year to purchase the GMWB program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge.

- If, during the seven years following the effective date of the program, you do not make any withdrawals, and do not make any additional Purchase Payments after a five-year period following the effective date of the program, the program will remain in effect; however, we will waive the annual charge going forward. If you make an additional Purchase Payment following the waiver of the annual charge, we will begin charging for the program. After year seven (7) following the effective date of the program, withdrawals will not cause a charge to be re-imposed.

- If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the program have changed for new purchasers, your program may be subject to the new charge level for the benefit.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS
If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. The amount required under the Code may exceed the Protected Annual Withdrawal Amount, which will cause us to recalculate the Protected Value and the Protected Annual Withdrawal Amount, resulting in a lower amount payable in future Annuity Years. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

GUARANTEED MINIMUM INCOME BENEFIT (GMIB)
THE GUARANTEED MINIMUM INCOME BENEFIT PROGRAM DESCRIBED BELOW IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL, AND WILL BE OFFERED SUBSEQUENTLY IN OTHER JURISDICTIONS WHEN WE RECEIVE REGULATORY APPROVAL IN THOSE JURISDICTIONS. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. CURRENTLY, THE PROGRAM CAN ONLY BE ELECTED BY NEW PURCHASERS ON THE ISSUE DATE OF THEIR ANNUITY. WE MAY OFFER THE PROGRAM TO EXISTING ANNUITY OWNERS IN THE FUTURE, SUBJECT TO OUR ELIGIBILITY RULES AND RESTRICTIONS. THE GUARANTEED MINIMUM INCOME BENEFIT PROGRAM IS NOT AVAILABLE IF YOU ELECT THE GUARANTEED RETURN OPTION PROGRAM, GUARANTEED RETURN OPTION PLUS PROGRAM, THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER OR THE LIFETIME FIVE INCOME BENEFIT RIDER.

      We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on a guaranteed minimum value (called the "Protected Income Value") that increases after the waiting period begins, regardless of the impact of market performance on your Account Value. The program may be appropriate for you if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance. There is an additional charge if you elect the GMIB program.

KEY FEATURE -- PROTECTED INCOME VALUE
The Protected Income Value is the minimum amount that we guarantee will be available (net of any applicable tax charge), after a waiting period of at least seven years, as a basis to begin receiving fixed annuity payments. The Protected Income Value is initially established on the effective date of the GMIB program and is equal to your Account Value on such date. Currently, since the GMIB program may only be elected at issue, the effective date is the Issue Date of the Annuity. The Protected Income Value is increased daily based on an annual growth rate of 5%, subject to the limitations described below. The Protected Income Value is referred to as the "Protected Value" in the rider we issue for this benefit. The 5% annual growth rate is referred to as the "Roll-Up Percentage" in the rider we issue for this benefit.

      The Protected Income Value is subject to a limit of 200% (2X) of the sum of the Protected Income Value established on the effective date of the GMIB program, or the effective date of any step-up value, plus any additional Purchase Payments and any Credits that are applied to such Purchase Payments made after the waiting period begins ("Maximum Protected Income Value"), minus the sum of any reductions in the Protected Income Value due to withdrawals you make from the Annuity after the waiting period begins.

- Subject to the maximum age/durational limits described immediately below, we will no longer increase the Protected Income Value by the 5% annual growth rate once you reach the Maximum Protected Income Value. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments and any Credits applied to such Purchase Payments after you reach the Maximum Protected Income Value. Further, if you make withdrawals after you reach the Maximum Protected Income Value, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.

- Subject to the Maximum Protected Income Value, we will no longer increase the Protected Income Value by the 5% annual growth rate after the later of the anniversary date on or immediately following the Annuitant's 80th birthday or the 7th anniversary of the later of the effective date of the GMIB program or the effective date of the most recent step-up. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments and any Credits applied to such Purchase Payments. Further, if you make withdrawals after the Annuitant reaches the maximum age/duration limits, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.

- Subject to the Maximum Protected Income Value, if you make an additional Purchase Payment, we will increase the Protected Income Value by the amount of the Purchase Payment and will apply the 5% annual growth rate on the new amount from the date the Purchase Payment is applied.

- As described below, after the waiting period begins, cumulative withdrawals each Annuity Year that are up to 5% of

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      the Protected Income Value on the prior anniversary of the Annuity will reduce the Protected Income Value by the amount of the withdrawal. Cumulative withdrawals each Annuity Year in excess of 5% of the Protected Income Value on the prior anniversary of the Annuity, will reduce the Protected Income Value proportionately. All withdrawals after the Maximum Protected Income Value is reached will reduce the Protected Income Value proportionately. The 5% annual growth rate will be applied to the reduced Protected Income Value from the date of the withdrawal.

      Stepping-Up the Protected Income Value -- You may elect to "step-up" or "reset" your Protected Income Value if your Account Value is greater than the current Protected Income Value. Upon exercise of the step-up provision, your initial Protected Income Value will be reset equal to your current Account Value. From the date that you elect to step-up the Protected Income Value, we will apply the 5% annual growth rate to the stepped-up Protected Income Value, as described above. You can exercise the step-up provision twice while the GMIB program is in effect, and only while the Annuitant is less than age 76.

- A new seven-year waiting period will be established upon the effective date of your election to step-up the Protected Income Value. You cannot exercise your right to begin receiving annuity payments under the GMIB program until the end of the new waiting period.

- The Maximum Protected Income Value will be reset as of the effective date of any step-up. The new Maximum Protected Income Value will be equal to 200% of the sum of the Protected Income Value as of the effective date of the step-up plus any subsequent Purchase Payments, minus the impact of any withdrawals after the date of the step-up.

- When determining the guaranteed annuity purchase rates for annuity payments under the GMIB program, we will apply such rates based on the number of years since the most recent step-up.

- If you elect to step-up the Protected Income Value under the program, and on the date you elect to step-up, the charges under the GMIB program have changed for new purchasers, your program may be subject to the new charge going forward.

- A step-up will increase the dollar for dollar limit on the anniversary of the Issue Date of the Annuity following such step-up.
      Impact of Withdrawals on the Protected Income Value -- Cumulative withdrawals each Annuity Year up to 5% of the Protected Income Value will reduce the Protected Income Value on a "dollar-for-dollar" basis (the Protected Income Value is reduced by the actual amount of the withdrawal). Cumulative withdrawals in any Annuity Year in excess of 5% of the Protected Income Value will reduce the Protected Income Value proportionately (see the examples of this calculation below). The 5% annual withdrawal amount is determined on each anniversary of the Issue Date (or on the Issue Date for the first Annuity Year) and applies to any withdrawals during the Annuity Year. This means that the amount available for withdrawals each Annuity Year on a "dollar-for-dollar" basis is adjusted on each Annuity anniversary to reflect changes in the Protected Income Value during the prior Annuity Year.

      The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GMIB program are October 13, 2005; 2.) an initial Purchase Payment of $250,000; 3.) an initial Protected Income Value of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION
A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity Year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the Protected Income Value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:

- the Protected Income Value is reduced by the amount withdrawn (i.e., by $10,000, from $251,038.10 to $241,038.10).

- The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS
A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). Immediately before the withdrawal, the Account Value is $220,000 and the Protected Income Value is $242,006.64. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

- the Protected Income Value is first reduced by the Remaining Limit (from $242,006.64 to $239,506.64);

-     The result is then further reduced by the ratio of A to B, where:

      - A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

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Living Benefit Programs continued

      - B is the Account Value less the Remaining Limit ($220,000 - $2,500, or $217,500).

            The resulting Protected Income Value is: $239,506.64 x (1 - $7,500 / $217,500), or $231,247.79.

- The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

EXAMPLE 3. RESET OF THE DOLLAR-FOR-DOLLAR LIMIT
A $10,000 withdrawal is made on the first anniversary of the Issue Date, October 13, 2006 (second Annuity Year). Prior to the withdrawal, the Protected Income Value is $240,838.37. The Remaining Limit is reset to 5% of this amount, or $12,041.92. As the amount withdrawn is less than the dollar-for-dollar limit:

- the Protected Income Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,838.37 to $230,838.37).

- The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,041.92 to $2,041.92).

KEY FEATURE -- GMIB ANNUITY PAYMENTS
You can elect to apply the Protected Income Value to one of the available GMIB Annuity Payment Options on any anniversary date following the initial waiting period, or any subsequent waiting period established upon your election to step-up the Protected Income Value. Once you have completed the waiting period, you will have a 30-day period each year, prior to the Annuity anniversary, during which you may elect to begin receiving annuity payments under one of the available GMIB Annuity Payment Options. You must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's 95th birthday, except for Annuities used as a funding vehicle for an IRA, SEP IRA or 403(b), in which case you must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's 92nd birthday.

      The amount of each GMIB Annuity Payment will be determined based on the age and, where permitted by law, sex of the Annuitant by applying the Protected Income Value (net of any applicable tax charge that may be due) to the GMIB Annuity Payment Option you choose. We use special annuity purchase rates to calculate the amount of each payment due under the GMIB Annuity Payment Options. These special rates for the GMIB Annuity Payment Options are calculated using an assumed interest rate factor that provides for lower growth in the value applied to produce annuity payments than if you elected an annuity payment option that is not part of the GMIB program. These special rates also are calculated using other factors such as "age setbacks" (use of an age lower than the Annuitant's actual age) that result in lower payments than would result if you elected an annuity payment option that is not part of the GMIB program. Use of an age setback entails a longer assumed life for the Annuitant which in turn results in lower annuity payments.

      ON THE DATE THAT YOU ELECT TO BEGIN RECEIVING GMIB ANNUITY PAYMENTS, WE GUARANTEE THAT YOUR PAYMENTS WILL BE CALCULATED BASED ON YOUR ACCOUNT VALUE AND OUR THEN CURRENT ANNUITY PURCHASE RATES IF THE PAYMENT AMOUNT CALCULATED ON THIS BASIS WOULD BE HIGHER THAN IT WOULD BE BASED ON THE PROTECTED INCOME VALUE AND THE SPECIAL GMIB ANNUITY PURCHASE RATES.

GMIB ANNUITY PAYMENT OPTION 1 -- PAYMENTS FOR LIFE WITH A CERTAIN PERIOD

Under this option, monthly annuity payments will be made until the death of the Annuitant. If the Annuitant dies before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

GMIB ANNUITY PAYMENT OPTION 2 -- PAYMENTS FOR JOINT LIVES WITH A CERTAIN PERIOD

Under this option, monthly annuity payments will be made until the death of both the Annuitant and the Joint Annuitant. If the Annuitant and the Joint Annuitant die before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

- If the Annuitant dies first, we will continue to make payments until the later of the death of the Joint Annuitant and the end of the period certain. However, if the Joint Annuitant is still receiving annuity payments following the end of the certain period, we will reduce the amount of each subsequent payment to 50% of the original payment amount.

- If the Joint Annuitant dies first, we will continue to make payments until the later of the death of the Annuitant and the end of the period certain.

      You cannot withdraw your Account Value or the Protected Income Value under either GMIB Annuity Payment Option once annuity payments have begun. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

OTHER IMPORTANT CONSIDERATIONS

- YOU SHOULD NOTE THAT GMIB IS DESIGNED TO PROVIDE A TYPE OF INSURANCE THAT SERVES AS A SAFETY NET ONLY IN THE EVENT YOUR ACCOUNT VALUE DECLINES SIGNIFICANTLY DUE TO NEGATIVE INVESTMENT PERFORMANCE. IF YOUR CONTRACT VALUE IS NOT SIGNIFICANTLY AFFECTED BY NEGATIVE INVESTMENT PERFORMANCE, IT IS UNLIKELY THAT THE PURCHASE OF THE GMIB WILL RESULT IN YOUR RECEIVING LARGER ANNUITY PAYMENTS THAN IF YOU HAD NOT PURCHASED GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing annuity payout options outside of GMIB. Therefore, you may generate higher income payments if you were to annuitize a lower Account Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher Protected Value than your Account Value but, at the annuity purchase rates guaranteed under the GMIB. The GMIB program does not directly affect the Annuity's Account Value, Surrender Value or the amount payable under either the basic death benefit provision of the Annuity or any optional death benefit provision. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Income Value. The Protected Income Value is only applicable if you elect to begin receiving annuity payments under one of the GMIB annuity options after the waiting period.

- The Annuity offers other annuity payment options that you can elect which do not impose an additional charge, but which do not offer to guarantee a minimum value on which to make annuity payments.

- Where allowed by law, we reserve the right to limit subsequent purchase payments if we determine, at our sole discretion, that based on the timing of your Purchase Payments and withdrawals, your Protected Income Value is increasing in ways we did not intend. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the Protected Income Value.

- We currently limit the variable investment options in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

- If you change the Annuitant after the effective date of the GMIB program, the period of time during which we will apply the 5% annual growth rate may be changed based on the age of the new Annuitant. If the new Annuitant would not be eligible to elect the GMIB program based on his or her age at the time of the change, then the GMIB program will terminate.

- Annuity payments made under the GMIB program are subject to the same tax treatment as any other annuity payment.

- At the time you elect to begin receiving annuity payments under the GMIB program or under any other annuity payment option we make available, the protection provided by the Annuity's basic death benefit or any optional death benefit provision you elected will no longer apply.

ELECTION OF THE PROGRAM

Currently, the GMIB program can only be elected at the time that you purchase your Annuity. The Annuitant must be age 75 or less as of the effective date of the GMIB program. In the future, we may offer existing Annuity Owners the option to elect the GMIB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMIB program after the Issue Date of your Annuity, the program will be effective as of the date of election. Your Account Value as of the that date will be used to calculate the Protected Income Value as of the effective date of the program.

TERMINATION OF THE PROGRAM

The GMIB program cannot be terminated by the Owner once elected. The GMIB program automatically terminates as of the date the Annuity is fully surrendered, on the date the death benefit is payable to your Beneficiary (unless your surviving spouse elects to continue the Annuity), or on the date that your Account Value is transferred to begin making annuity payments. The GMIB program may also be terminated if you designate a new Annuitant who would not be eligible to elect the GMIB program based on his or her age at the time of the change.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

      Upon termination of the GMIB program we will deduct the charge from your Account Value for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

CHARGES UNDER THE PROGRAM

Currently, we deduct a charge equal to 0.50% per year of the average Protected Income Value for the period the charge applies. Because the charge is calculated based on the average Protected Income Value, it does not increase or decrease based on changes to the Annuity's Account Value due to market performance. The dollar amount you pay each year will increase in any year the Protected Income Value increases, and it will decrease in any year the Protected Income Value decreases due to withdrawal, irrespective of whether your Account Value increases or decreases.

      The charge is deducted annually in arrears each Annuity Year on the anniversary of the Issue Date of the Annuity. We deduct the amount of the charge pro-rata from the Account Value allocated to the variable investment options and the Fixed Allocations. No MVA will apply to Account Value deducted from a Fixed Allocation. If you surrender your Annuity, begin receiving annuity payments under the GMIB program or any other annuity payment option we make available during an Annuity Year, or the GMIB program terminates, we will deduct the charge for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

      No charge applies after the Annuity Date.

LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE)

THE LIFETIME FIVE INCOME BENEFIT PROGRAM DESCRIBED BELOW IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL AND WILL BE OFFERED SUBSEQUENTLY IN OTHER JURISDICTIONS WHEN WE RECEIVE REGULATORY APPROVAL IN THOSE JURISDICTIONS. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. CURRENTLY, LIFETIME FIVE CAN BE ELECTED ONLY ONCE EACH ANNUITY YEAR, AND ONLY WHERE THE ANNUITANT AND THE OWNER ARE THE SAME PERSON OR, IF THE ANNUITY OWNER IS AN ENTITY, WHERE THERE IS ONLY ONE ANNUITANT. WE RESERVE THE RIGHT TO LIMIT THE ELECTION FREQUENCY IN THE FUTURE. BEFORE MAKING ANY SUCH CHANGE TO THE ELECTION FREQUENCY, WE WILL PROVIDE PRIOR NOTICE TO OWNERS WHO HAVE AN EFFECTIVE LIFETIME FIVE INCOME BENEFIT. THE ANNUITANT MUST BE AT LEAST 45 YEARS OLD WHEN THE PROGRAM IS ELECTED. THE LIFETIME FIVE INCOME BENEFIT PROGRAM IS NOT AVAILABLE IF YOU ELECT THE GUARANTEED RETURN OPTION, GUARANTEED RETURN OPTION PLUS, GUARANTEED MINIMUM WITHDRAWAL BENEFIT OR THE GUARANTEED MINIMUM INCOME BENEFIT RIDER. AS LONG AS YOUR LIFETIME FIVE INCOME BENEFIT IS IN EFFECT, YOU MUST ALLOCATE YOUR ACCOUNT VALUE IN ACCORDANCE WITH AN ELIGIBLE MODEL UNDER OUR ASSET ALLOCATION PROGRAMS, WHICH ARE GENERALLY DESCRIBED IN THE "ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?" SECTION ABOVE. FOR FURTHER INFORMATION ON ASSET ALLOCATION PROGRAMS, PLEASE CONSULT WITH YOUR INVESTMENT PROFESSIONAL OR CALL 1-800-752-6342.

      We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. There are two options -- one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the withdrawal benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the Annuity has an Account Value and the Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Account Value of the Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program -- the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

KEY FEATURE -- PROTECTED WITHDRAWAL VALUE
The Protected Withdrawal Value is initially used to determine the amount of each initial annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under the Annuity following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Lifetime Five, plus any additional Purchase Payments each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your Annuity, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier (B) the Account Value as of the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary prior to the first withdrawal or on the first 10 Annuity anniversaries if earlier than the date of your first withdrawal after the benefit effective date. Each value is increased by the amount of any subsequent Purchase Payments.

- If you elect the Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.

- For existing Owners who are electing the Lifetime Five benefit, the Account Value on the date of your election of the Lifetime Five program will be used to determine the initial Protected Withdrawal Value.

- If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment.

      You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal Value. You are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program. The Protected Withdrawal Value can be stepped up again on or after the 5th anniversary following the preceding step-up. If you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge going forward.

      Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

      The Protected Withdrawal Value is reduced each time a withdrawal is made on a dollar-for-dollar basis up to 7% per Annuity Year of the Protected Withdrawal Value and on the greater of a dollar-for-dollar basis or a pro rata basis for withdrawals in an Annuity Year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point the Annual Withdrawal Amount will be zero until such time (if any) as the Annuity reflects a Protected Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the Annuity).

KEY FEATURE -- ANNUAL INCOME AMOUNT UNDER THE LIFE INCOME BENEFIT
The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Account Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

KEY FEATURE -- ANNUAL WITHDRAWAL AMOUNT UNDER THE WITHDRAWAL BENEFIT
The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals each Annuity Year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a dollar-for-dollar basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount ("Excess Withdrawal"), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Account Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Account Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

      The Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each Annuity Year.

      - If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

      - If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

      The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the Issue Date and the Effective Date of the Lifetime Five program are February 1, 2005; 2.) an initial Purchase Payment of $250,000; 3.) the Account Value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5.) the Account Value on March 1, 2011 is equal to $240,000.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      The initial Protected Withdrawal Value is calculated as the greatest of
(a), (b) and (c):

(a) Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 x 1.05(393/365) = $263,484.33

(b)   Account Value on March 1, 2006 (the date of the first withdrawal) =
      $263,000

(c)   Account Value on February 1, 2006 (the first Annuity Anniversary) =
      $265,000

Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

EXAMPLE 1. DOLLAR-FOR-DOLLAR REDUCTION

If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

- Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 - $10,000 = $8,550

      Annual Withdrawal Amount for future Annuity Years remains at $18,550

- Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000 = $3,250

      Annual Income Amount for future Annuity Years remains at $13,250

-     Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

EXAMPLE 2. DOLLAR-FOR-DOLLAR AND PROPORTIONAL REDUCTIONS

      (a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

- Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 - $15,000 = $3,550
      Annual Withdrawal Amount for future Annuity Years remains at $18,550

-     Remaining Annual Income Amount for current Annuity Year = $0
      Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.

- Reduction to Annual Income Amount = Excess Income/ Account Value before Excess Income x Annual Income Amount = $1,750 / ($263,000 - $13,250) x $13,250 = $93
      Annual Income Amount for future Annuity Years = $13,250 - $93 = $13,157

-     Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

      (b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

-     Remaining Annual Withdrawal Amount for current Annuity Year = $0
      Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future Annuity Years.

- Reduction to Annual Withdrawal Amount = Excess Withdrawal/Account Value before Excess Withdrawal x Annual Withdrawal Amount = $6,450 / ($263,000 x $18,550) - $18,550 = $489
      Annual Withdrawal Amount for future Annuity Years = $18,550 - $489 =
      $18,061

-     Remaining Annual Income Amount for current Annuity Year = $0
      Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future Annuity Years.

- Reduction to Annual Income Amount = Excess Income / Account Value before Excess Income x Annual Income Amount = $11,750 / ($263,000 - $13,250) x $13,250 = $623
      Annual Income Amount for future Annuity Years = $13,250 - $623 = $12,627

- Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

- Proportional reduction = Excess Withdrawal / Account Value before Excess Withdrawal Protected Withdrawal Value = $6,450 / ($263,000 - $18,550) x $246,450 = $6,503
      Protected Withdrawal Value = $246,450 - max {$6,450, $6,503} = $239,947
                                                                              69

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Living Benefit Programs continued

EXAMPLE 3. STEP-UP OF THE PROTECTED WITHDRAWAL VALUE

If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 5 years, the Protected Withdrawal Value on March 1, 2011 would be reduced to $198,750 {$265,000 - ($13,250 x 5)}. If a step-up is elected on March 1, 2011, then the following values would result:

-     Protected Withdrawal Value = Account Value on March 1, 2011 = $240,000

- Annual Income Amount is equal to the greater of the current Annual Income Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped-up Protected Withdrawal Value is 5% of $240,000, which is $12,000. Therefore, the Annual Income Amount remains $13,250.
- Annual Withdrawal Amount is equal to the greater of the current Annual Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $240,000, which is $16,800. Therefore the Annual Withdrawal Amount remains $18,550.

BENEFITS UNDER THE LIFETIME FIVE PROGRAM

- If your Account Value is equal to zero, and the cumulative withdrawals in the current Annuity Year are greater than the Annual Withdrawal Amount, the Lifetime Five program will terminate. To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that Annuity Year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the Annuity Year, if any, depending on the option you choose. In subsequent Annuity Years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount as described in this Prospectus. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your Annuity. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Account Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Account Value equals zero no further Purchase Payments will be accepted under your Annuity.

- If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

(1)   apply your Account Value to any annuity option available; or

(2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the Annuitant's death; or

(3) request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the Annuitant's death or the date the Protected Withdrawal Value is depleted.

      We must receive your request in a form acceptable to us at our office.

- In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:

(1) the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

(2)   the Account Value.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

- If no withdrawal was ever taken, we will determine a Pro- tected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

OTHER IMPORTANT CONSIDERATIONS

- Withdrawals under the Lifetime Five program are subject to all of the terms and conditions of the Annuity.

- Withdrawals made while the Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Lifetime Five program does not directly affect the Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.

- You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Lifetime Five program. The Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

- You must allocate your Account Value in accordance with an eligible model under an available asset allocation program or in accordance with other options that we may permit in order to elect and maintain the Lifetime Five program. Asset allocation programs are described generally in the "Are Any Asset Allocation Programs Available?" section above. For further information on asset allocation programs, please consult with your Investment Professional or call 1-800-752-6342.

ELECTION OF THE PROGRAM
The Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value, the initial Protected Annual Withdrawal Amount, and the Annual Income Amount.

TERMINATION OF THE PROGRAM
The program terminates automatically when your Protected Withdrawal Value and Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of the Annuity, upon the death of the Annuitant (but your surviving spouse may elect a new Lifetime Five if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit if he or she was a new purchaser), upon a change in ownership of the Annuity that changes the tax identification number of the Owner, upon change in the Annuitant or upon your election to begin receiving annuity payments.

      The charge for the Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, or Tax Sheltered Annuity (or 403(b)), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. IF THE ANNUITY IS OWNED BY ONE OR MORE NATURAL PERSONS, THE DEATH BENEFIT IS PAYABLE UPON THE FIRST DEATH OF AN OWNER. IF THE ANNUITY IS OWNED BY AN ENTITY, THE DEATH BENEFIT IS PAYABLE UPON THE ANNUITANT'S DEATH, IF THERE IS NO CONTINGENT ANNUITANT. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

BASIC DEATH BENEFIT

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers three different optional Death Benefits that can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. NOTWITHSTANDING THE ADDITIONAL PROTECTION PROVIDED UNDER THE OPTIONAL DEATH BENEFITS, THE ADDITIONAL COST HAS THE IMPACT OF REDUCING THE NET PERFORMANCE OF THE INVESTMENT OPTIONS.

      The BASIC DEATH BENEFIT depends on the decedent's age on the date of death:

      If death occurs before the decedent's age 85: The Death Benefit is the greater of:

-     The sum of all Purchase Payments less the sum of all withdrawals; and

- The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs when the decedent is age 85 or older:

The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Three optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

CURRENTLY, THESE BENEFITS ARE ONLY OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL AND MUST BE ELECTED AT THE TIME THAT YOU PURCHASE YOUR ANNUITY. WE MAY, AT A LATER DATE, ALLOW EXISTING ANNUITY OWNERS TO PURCHASE AN OPTIONAL DEATH BENEFIT SUBJECT TO OUR RULES AND ANY CHANGES OR RESTRICTIONS IN THE BENEFITS. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED AND IF YOU PURCHASE YOUR ANNUITY AS PART OF AN EXCHANGE, REPLACEMENT OR TRANSFER, IN WHOLE OR IN PART, FROM ANY OTHER ANNUITY WE ISSUE. THE "COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE" DEATH BENEFIT MAY ONLY BE ELECTED INDIVIDUALLY, AND CANNOT BE ELECTED IN COMBINATION WITH ANY OTHER OPTIONAL DEATH BENEFIT.

ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

      THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT PROVIDES A BENEFIT THAT IS PAYABLE IN ADDITION TO THE BASIC DEATH BENEFIT. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

CALCULATION OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.    the BASIC DEATH BENEFIT described above;

      PLUS

2.    40% of your "GROWTH" under the Annuity, as defined below.

      "GROWTH" means the sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

      "PROPORTIONAL WITHDRAWALS" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT IS SUBJECT TO A MAXIMUM OF 100% OF ALL PURCHASE PAYMENTS APPLIED TO THE ANNUITY AT LEAST 12 MONTHS PRIOR TO THE DEATH OF THE DECEDENT THAT TRIGGERS THE PAYMENT OF THE DEATH BENEFIT.
THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT DESCRIBED ABOVE IS CURRENTLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. THE ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT IS NOT AVAILABLE IF YOU ELECT THE "COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE" DEATH BENEFIT. PLEASE SEE APPENDIX F FOR A DESCRIPTION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT OFFERED BEFORE NOVEMBER 18, 2002 IN THOSE JURISDICTIONS WHERE WE RECEIVED REGULATORY APPROVAL. PLEASE REFER TO THE SECTION ENTITLED "TAX CONSIDERATIONS" FOR A DISCUSSION OF SPECIAL TAX CONSIDERATIONS FOR PURCHASERS OF THIS BENEFIT.

      See Appendix B for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

HIGHEST ANNIVERSARY VALUE DEATH BENEFIT ("HAV")

If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

      CERTAIN OF THE PORTFOLIOS OFFERED AS SUB-ACCOUNTS UNDER THE ANNUITY ARE NOT AVAILABLE IF YOU ELECT THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT. IN ADDITION, WE RESERVE THE RIGHT TO REQUIRE YOU TO USE CERTAIN ASSET ALLOCATION MODEL(S) IF YOU ELECT THIS DEATH BENEFIT.

CALCULATION OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

The HAV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

      If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

      1.    the basic Death Benefit described above; and

      2.    the Highest Anniversary Value as of the Owner's date of death.

      If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

      1.    the basic Death Benefit described above; and

      2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

      THE AMOUNT DETERMINED BY THIS CALCULATION IS INCREASED BY ANY PURCHASE PAYMENTS RECEIVED AFTER THE OWNER'S DATE OF DEATH AND DECREASED BY ANY PROPORTIONAL WITHDRAWALS SINCE SUCH DATE.
THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT DESCRIBED ABOVE IS CURRENTLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT IS NOT AVAILABLE IF YOU ELECT THE "COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE" OR THE "HIGHEST DAILY VALUE" DEATH BENEFIT. PLEASE SEE APPENDIX D FOR A DESCRIPTION OF THE GUARANTEED MINIMUM DEATH BENEFIT OFFERED BEFORE NOVEMBER 18, 2002 IN THOSE JURISDICTIONS WHERE WE RECEIVED REGULATORY APPROVAL.

      Please refer to the definition of Death Benefit Target Date below. This death benefit may not be an appropriate feature where the Owner's age is near the age specified in the Death Benefit Target Date. This is because the benefit may not have

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the death benefit target date is reached. The death benefit target date under this death benefit is earlier than the death benefit target date under the Combination 5% Roll-up and Highest Anniversary Value Death Benefit for Owners who are age 76 or older when the Annuity is issued, which may result in a lower value on the death benefit, since there will be fewer contract anniversaries before the death benefit target date is reached.

      See Appendix B for examples of how the Highest Anniversary Value Death Benefit is calculated.

COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

If the Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

      CERTAIN OF THE PORTFOLIOS OFFERED AS SUB-ACCOUNTS UNDER THE ANNUITY ARE NOT AVAILABLE IF YOU ELECT THE COMBINATION 5% ROLL-UP AND HAV DEATH BENEFIT. IN ADDITION, WE RESERVE THE RIGHT TO REQUIRE YOU TO USE CERTAIN ASSET ALLOCATION MODEL(S) IF YOU ELECT THIS DEATH BENEFIT.

CALCULATION OF THE COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT

The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

1.    the basic Death Benefit described above; and

2.    the Highest Anniversary Value death benefit described above, and

3.    5% Roll-up described below.

      The calculation of the 5% Roll-up depends on whether death occurs before or after the Death Benefit Target Date.

      If the Owner dies before the Death Benefit Target Date the 5% Roll up is equal to:

- all Purchase Payments increasing at an annual effective interest rate of 5% starting on the date that each Purchase Payment is made and ending on the Owner's date of death;

      MINUS

- the sum of all withdrawals, dollar for dollar up to 5% of the death benefit's value as of the prior contract anniversary (or issue date if the withdrawal is in the first contract year). Any withdrawals in excess of the 5% dollar for dollar limit are proportional.

     If the Owner dies on or after the Death Benefit Target Date the 5% Roll-up is equal to:

- the 5% Roll-up value as of the Death Benefit Target Date increased by total Purchase Payments made after the Death Benefit Target Date;

      MINUS

- the sum of all withdrawals which reduce the 5% Roll-up proportionally. PLEASE REFER TO THE DEFINITIONS OF DEATH BENEFIT TARGET DATE BELOW. THIS
DEATH BENEFIT MAY NOT BE AN APPROPRIATE FEATURE WHERE THE OWNER'S AGE IS NEAR THE AGE SPECIFIED IN THE DEATH BENEFIT TARGET DATE. THIS IS BECAUSE THE BENEFIT MAY NOT HAVE THE SAME POTENTIAL FOR GROWTH AS IT OTHERWISE WOULD, SINCE THERE WILL BE FEWER CONTRACT ANNIVERSARIES BEFORE THE DEATH BENEFIT TARGET DATE IS REACHED.

THE COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT DESCRIBED ABOVE IS CURRENTLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. THE "COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE" DEATH BENEFIT IS NOT AVAILABLE IF YOU ELECT ANY OTHER OPTIONAL DEATH BENEFIT. PLEASE SEE APPENDIX D FOR A DESCRIPTION OF THE GUARANTEED MINIMUM DEATH BENEFIT OFFERED BEFORE NOVEMBER 18, 2002 IN THOSE JURISDICTIONS WHERE WE RECEIVED REGULATORY APPROVAL.

      See Appendix B for examples of how the Combination 5% Roll-up and Highest Anniversary Value Death Benefit is calculated.

KEY TERMS USED WITH THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT AND THE COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT:

- The Death Benefit Target Date for the Highest Anniversary Value Death Benefit is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

- The Death Benefit Target Date for the Combination 5% Roll-up and HAV Death Benefit is the later of the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant,

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

      if entity owned, or five years after the Issue Date of the Annuity.

- The Highest Anniversary Value equals the highest of all previous "Anniversary Values" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.

- The Anniversary Value is the Account Value as of each anniversary of the Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.
- Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Anniversary Value or 5% Roll-up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or 5% Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

HIGHEST DAILY VALUE DEATH BENEFIT ("HDV")

If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Daily Value Death Benefit is elected. If the Annuity has joint Owners, the older Owner must be age 79 or less. If there are Joint Owners, death of the Owner refers to the first to die of the Joint Owners. If the Annuity is owned by an entity, the Annuitant must be age 79 or less and death of the Owner refers to the death of the Annuitant.

IF YOU ELECT THIS BENEFIT, YOU MUST ALLOCATE YOUR ACCOUNT VALUE IN ACCORDANCE WITH AN ELIGIBLE MODEL UNDER AN AVAILABLE ASSET ALLOCATION PROGRAM OR IN ACCORDANCE WITH OTHER OPTIONS THAT WE MAY PERMIT. Because this benefit, once elected, may not be terminated, you must keep your Account Value allocated to an eligible model throughout the life of the Annuity. You may, however, switch from one eligible model to another eligible model. Our asset allocation programs are generally described in the "Are Any Asset Allocation Programs Available?" section above. For further information on asset allocation programs, please consult with your Investment Professional or call 1-800-752-6342.

The HDV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.
If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.    the basic Death Benefit described above; and

2.    the HDV as of the Owner's date of death.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.    the basic Death Benefit described above; and

2. the HDV on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.
      The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

THE HIGHEST DAILY VALUE DEATH BENEFIT DESCRIBED ABOVE IS CURRENTLY BEING OFFERED IN THOSE JURISDICTIONS WHERE WE HAVE RECEIVED REGULATORY APPROVAL. CERTAIN TERMS AND CONDITIONS MAY DIFFER BETWEEN JURISDICTIONS ONCE APPROVED. THE HIGHEST DAILY VALUE DEATH BENEFIT IS NOT AVAILABLE IF YOU ELECT THE GUARANTEED RETURN OPTION, GUARANTEED RETURN OPTION PLUS, THE "COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE" DEATH BENEFIT, OR THE HIGHEST ANNIVERSARY VALUE DEATH BENEFIT. PLEASE SEE APPENDIX D FOR A DESCRIPTION OF THE GUARANTEED MINIMUM DEATH BENEFIT OFFERED BEFORE NOVEMBER 18, 2002 IN THOSE JURISDICTIONS WHERE WE RECEIVED REGULATORY APPROVAL.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

KEY TERMS USED WITH THE HIGHEST DAILY VALUE DEATH BENEFIT:

- The Death Benefit Target Date for the Highest Daily Value Death Benefit is the later of the Annuity anniversary on or after the 80th birthday of the current Owner, or the older of either the joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.

- The Highest Daily Value equals the highest of all previous "Daily Values" less proportional withdrawals since such date and plus any Purchase Payments since such date.

- The Daily Value is the Account Value as of the end of each Valuation Day. The Daily Value on the Issue Date is equal to your Purchase Payment.

- Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

      Please see Appendix B to this Prospectus for a hypothetical example of how the HDV Death Benefit is calculated.

ANNUITIES WITH JOINT OWNERS

For Annuities with Joint Owners, the Death Benefits are calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the Annuity instead of receiving the Death Benefit.

ANNUITIES OWNED BY ENTITIES

For Annuities owned by an entity, the Death Benefits are calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS?

DO THE OPTIONAL DEATH BENEFITS TERMINATE UNDER OTHER CIRCUMSTANCES?
You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Highest Anniversary Value Death Benefit at any time. The "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit may not be terminated once elected. The optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.
WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?
We deduct a charge equal to 0.25% per year of the average daily net assets of the Sub-accounts for each of the Highest Anniversary Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit and 0.50% per year of the average daily net assets of the Sub-accounts for the "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit. We deduct the charge for each of these benefits to compensate American Skandia for providing increased insurance protection under the optional Death Benefits.

      Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

PAYMENT OF DEATH BENEFIT TO BENEFICIARY

Except in the case of a spousal assumption as described below, in the event of your death, the death benefit must be distributed:

- as a lump sum amount at any time within five (5) years of the date of death; or

- as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

     Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Spousal Beneficiary -- Assumption of Annuity
You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

     See the section entitled "Managing Your Annuity -- Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

Qualified Beneficiary Continuation Option
The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

o If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

o If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

     A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

     Upon election of this Qualified Beneficiary Continuation option:

o the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.

o the Beneficiary will be charged at an amount equal to 1.40% daily against the average daily assets allocated to the Sub-accounts.

o the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.

o the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner, except that the Sub-accounts offered will be those offered under the Qualified Beneficiary Continuation option at the time the option is elected.

o the Fixed Allocations will be those offered under the Qualified Beneficiary Continuation option at the time the option is elected.

o    no additional Purchase Payments can be applied to the Annuity.

o other optional Benefits will be those offered under the Qualified Beneficiary Continuation option at the time of election.

o the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.

o the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Death Benefit continued

- upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.

- all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

      Your Beneficiary will be provided with a prospectus and settlement option that will describe this option at the time he or she elects this option. Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Qualified Beneficiary Continuation option.

      Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

ARE THERE ANY EXCEPTIONS TO THESE RULES FOR PAYING THE DEATH BENEFIT?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

WHEN DO YOU DETERMINE THE DEATH BENEFIT?

We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

      Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. DURING THE PERIOD FROM THE DATE OF DEATH UNTIL WE RECEIVE ALL REQUIRED PAPER WORK, THE AMOUNT OF THE DEATH BENEFIT MAY BE SUBJECT TO MARKET FLUCTUATIONS.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Valuing Your Investment

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is defined under "Glossary of Terms" above.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?

When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

     Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

EXAMPLE

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.
      There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Valuing Your Investment continued

on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

     The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

     American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

-     trading on the NYSE is restricted;

- an emergency exists making redemption or valuation of securities held in the separate account impractical; or

- the SEC, by order, permits the suspension or postponement for the protection of security holders.

      INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) business days after we receive all of our requirements at our office to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) business days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) business days. During any period that we are trying to obtain the required information, your money is not invested.

      ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our office with satisfactory allocation instructions. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions if none are provided.
      SCHEDULED TRANSACTIONS: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.
      UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

      DEATH BENEFITS: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.
      TRANSACTIONS IN RYDEX AND PROFUNDS VP SUB-ACCOUNTS: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.prudential.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES? Termination of Optional Benefits: Except for the Guaranteed Minimum Income Benefit, the Combination 5% Roll-up and Highest Anniversary Value Death Benefit and the Highest Value Death Benefit, which cannot be terminated by the owner once elected, if any optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different daily asset-based charge. This change may result in the number of Units attributed to your Annuity and the value of those units being different than it was before the change, however, the adjustment in the number of Units and Unit Price will not affect your Account Value (although the change in charges that are deducted will affect your Account Value).

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations

The tax considerations associated with the Annuity vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relates to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

      This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

      Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

      It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

      If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.
      If you choose to defer the Annuity Date beyond the default date for your Annuity, the IRS may not consider your contract to be an annuity under the tax law. For more information, see "How and When Do I Choose the Annuity Payment Option?".

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else.

      If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal.

      If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

TAXES ON ANNUITY PAYMENTS
A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

      After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

-     the amount is paid on or after you reach age 59 1/2 or die;

-     the amount received is attributable to your becoming disabled;

- generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59-1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.); or

- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035

Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See Federal Tax Status section in the Statement of Additional Information.)

      Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

TAXES PAYABLE BY BENEFICIARIES

The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

      Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

      Tax consequences to the beneficiary vary among the death benefit payment options.

-     Choice 1: the beneficiary is taxed on earnings in the contract.

- Choice 2: the beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).

- Choice 3: the beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

CONSIDERATIONS FOR CONTINGENT ANNUITANTS: There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distri-

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

bution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with 3 exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

      State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for tax favored plans (for example, an IRA).

      Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION

Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules. We believe these diversification rules will be met.

      An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the investment options, required to comply with such guidelines if promulgated.

      Please refer to the Statement of Additional information for further information on these Diversification and Investor Control issues.

      Required Distributions Upon Your Death. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

      If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

      If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

      If the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

      Changes In The Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:
- The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.
- Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

- You transfer your contract to, or designate, a beneficiary who is either 37 1/2 years younger than you or a grandchild.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

o You purchased more than one annuity contract from the same insurer within the same calendar year (other than contracts held by tax favored plans).

CONTRACTS HELD BY TAX FAVORED PLANS

The following discussion covers annuity contracts held under tax-favored retirement plans.

     Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. In addition, this contract may be purchased for use in connection with a corporate Pension and Profit-sharing plan (subject to 401(a) of the Code), H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code), Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs), and Section 457 plans (subject to 457 of the Code). This description assumes that you have satisfied the requirements for eligibility for these products.

     This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.

     You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

Types of Tax Favored Plans
IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount credited under the contract, if greater), less any applicable federal and state income tax withholding.

     Contributions Limits/Rollovers. Because of the way the contract is designed, you may purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA or as a combined contribution for both the current and prior tax year (only available between January 1st and April 15th. In 2005 the limit is $4,000; increasing to $5,000 in 2008. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 increasing to $1,000 in 2006 and years thereafter.

     The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

     Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

o You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

o    Your rights as owner are non-forfeitable;

o    You cannot sell, assign or pledge the contract;

o The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

o The date on which annuity payments must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and

o Death and annuity payments must meet "minimum distribution requirements" described below.

     Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

addition to this normal tax liability, you may also be liable for the following, depending on your actions:

-     A 10% "early distribution penalty" described below;

- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

-     Failure to take a minimum distribution also described below.

      SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
- If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
      (a) $42,000 in 2005 or (b) 25% of the employee's earned income (not including contribution as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2005, this limit is $210,000;

- SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

- SEPs for small employers permit salary deferrals up to $14,000 in 2005 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $4,000 in 2005, increasing to $5,000 in 2006. Thereafter, the amount is indexed for inflation.

     You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

     ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

-     Contributions to a Roth IRA cannot be deducted from your gross income;

- "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and
      (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA.

- If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

      Because of the way the contract is designed, you may purchase a contract for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, a Roth IRA or with a combined contribution for both the current and prior tax year (only available between January 1st and April 15th. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

      TDAs. You may own a TDA generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501 (c)(3)) or a public educational organization, and you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $14,000 in 2005. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $4,000 in 2005, increasing to $5,000 in 2006. Thereafter, the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

-     Your attainment of age 59 1/2;

-     Your severance of employment;

-     Your death;

-     Your total and permanent disability; or

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

      In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

     These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

     Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

      Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution under the Contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

      You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

      Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:

-     the amount is paid on or after you reach age 59 1/2 or die;

-     the amount received is attributable to your becoming disabled; or

- generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.).

      Other exceptions to this tax may apply. You should consult your tax advisor for further details.

WITHHOLDING

Unless a distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA, we will withhold federal income tax at the rate of 20%. This 20% withholding does not apply to distributions from IRAs and Roth IRAs. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Tax Considerations continued

-     For all other distributions, we will withhold at a 10% rate.

      We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

      Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus.

      Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the Annuity.

      Please consult your tax advisor if you have any additional questions.

SPOUSAL CONSENT RULES FOR RETIREMENT PLANS -- QUALIFIED CONTRACTS

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

      Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a death benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays death benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the death benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

      Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire death benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

      IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution is not required. Upon your death, any death benefit will be paid to your designated beneficiary.

ADDITIONAL INFORMATION
For additional information about federal tax law requirements applicable to tax favored plans, see the IRA Disclosure Statement.

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.prudential.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation, a Prudential Financial Company ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"), whose ultimate parent is Prudential Financial, Inc. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

      American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; and (c) both fixed and variable immediate adjustable annuities.

      Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial, Inc. is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

      No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, Prudential Financial exercises significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?

The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

SEPARATE ACCOUNT B

During the accumulation period, the assets supporting obligations based on allocations to the variable investment options

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

GENERAL INFORMATION CONTINUED

are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

      Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. From November 16, 1993, the date the Annuity was first available, until June 30, 1994 the annualized expenses charged against the Sub-accounts under the Annuity totaled 1.90%. This included 1.00% as an investment allocation services charge and 0.90% for the combination of mortality and expense risk, as well as administration charges (we refer to this as the "Insurance Charge"). Starting on July 1, 1994, the 1.00% investment allocation services charge was no longer assessed, so that the total annualized charges under the Annuity were 0.90%. As of May 1, 1998 the total annualized charges were further reduced to 0.65%. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

      Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B was consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which was subsequently renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B has multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B had no impact on Annuity Owners.

      We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

      VALUES AND BENEFITS BASED ON ALLOCATIONS TO THE SUB-ACCOUNTS WILL VARY WITH THE INVESTMENT PERFORMANCE OF THE UNDERLYING MUTUAL FUNDS OR FUND PORTFOLIOS, AS APPLICABLE. WE DO NOT GUARANTEE THE INVESTMENT RESULTS OF ANY SUB-ACCOUNT. YOUR ACCOUNT VALUE ALLOCATED TO THE SUB-ACCOUNTS MAY INCREASE OR DECREASE. YOU BEAR THE ENTIRE INVESTMENT RISK. THERE IS NO ASSURANCE THAT THE ACCOUNT VALUE OF YOUR ANNUITY WILL EQUAL OR BE GREATER THAN THE TOTAL OF THE PURCHASE PAYMENTS YOU MAKE TO US.

SEPARATE ACCOUNT D

During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

     There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

      We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

      We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?

Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

VOTING RIGHTS

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

      American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI, Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust that is managed by an affiliate. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

MATERIAL CONFLICTS

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information continued

Service Fees Payable to American Skandia
American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of the underlying Portfolios. Under the terms of these agreements, American Skandia may provide administrative and support services to the Portfolios for which it receives a fee of up to 0.75% (currently) of the average assets allocated to the Portfolios under the Annuity from the investment advisor, distributor and/or the fund. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

     In addition, the investment adviser, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: co-sponsoring various meetings and seminars attended by broker-dealer firms' registered representatives and creating marketing material discussing the Annuity and the available options.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and co-distributor of American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

     ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

     The Annuity is offered on a continuous basis. ASM enters into distribution agreements with broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration ("firms"). Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

     Commissions may be paid based on Account Value. The maximum commission to be paid in connection with the sale is 0.30% per year of the Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

     In addition, in an effort to promote the sale of our products, (which may include the placement of American Skandia and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives) we or ASM may enter into compensation arrangements with certain broker-dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing and/or administrative services and/or other services they provide. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis, providing office access, operations and systems support; holding seminars intended to educate the firm's registered representatives and make them more knowledgeable about the Annuity; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to ASM. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. A list of the firms to whom American Skandia pays an amount of greater than $10,000 is provided in the Statement of Additional Information, which is available upon request. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuity than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or ASM and will not result in any additional charge

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total Purchase Payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the Annuity.

INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE
American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by an independent registered public accounting firm. American Skandia's annual report for the year ended December 31, 2004, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia -- Variable Annuities; P.O. Box 7960, Philadelphia, PA 19176 (Telephone: 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http:// www.sec.gov.

FINANCIAL STATEMENTS
The financial statements of the separate account and American Skandia Life Assurance Corporation are included in the Statement of Additional Information.

HOW TO CONTACT US

You can contact us by:

o calling our Customer Service Team at 1-800-752-6342 during our normal business hours, 8:30 a.m., EST to 8:00 p.m. EST, Monday through Friday, or Skandia's telephone automated response system at 1-800-766-4530.

o writing to us via regular mail at American Skandia -- Variable Annuities, P.O. Box 7960, Philadelphia, PA 19176 OR for express mail American Skandia -- Variable Annuities, 2101 Welsh Road, Dresher, PA 19025. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.

o sending an email to service@prudential.com or visiting our Internet Website at www.americanskandia.prudential.com

o accessing information about your Annuity through our Internet Website at www.americanskandia.prudential.com

     You can obtain account information by calling our automated response system, and at www.americanskandia.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney- in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your investment professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system, www.americanskandia.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

     Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

     American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

General Information continued

only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
o  American Skandia Life Assurance Corporation
o  American Skandia Life Assurance Corporation Variable Account B
o  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor -- American Skandia Marketing, Incorporated

Payments made to Promote Sale of Our Products

How the Unit Price is Determined

Additional Information on Fixed Allocations
o  How We Calculate the Market Value Adjustment

General Information
o  Voting Rights
o  Modification
o  Deferral of Transactions
o  Misstatement of Age or Sex
o  Ending the Offer

Annuitization

Experts

Legal Experts

Financial Statements

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

UNIT PRICES AND NUMBERS OF UNITS: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. Since November 18, 2002, we have been determining, on a daily basis, multiple Unit Prices for each Sub-account of Separate Account B. We compute multiple Unit Prices because several of our variable annuities invest in the same Sub-accounts, and these annuities deduct varying charges that correspond to each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charges for each optional benefit. Where an asset-based charge corresponding to a particular Sub-account within a new annuity product is identical to that in the same Sub-account within an existing annuity, the Unit Price for the new annuity will be identical to that of the existing annuity. In such cases, we will for reference purposes depict, in the condensed financial information for the new annuity, Unit Prices of the existing annuity. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. When a Unit Price was first calculated for a particular Sub-account, we set the price of that Unit at $10.00 per Unit. Thereafter, Unit Prices vary based on market performance. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2005.

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                       YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------
SUB-ACCOUNT                                        2004         2003         2002         2001         2000
                                                ----------   ----------   ----------   ----------   ----------
AST JPMORGAN INTERNATIONAL EQUITY (1993)
  WITH NO OPTIONAL BENEFITS
  UNIT PRICE                                    $    19.19   $    16.49   $    12.71   $    15.68   $    20.44
  NUMBER OF UNITS                                  239,273      219,979      254,902      332,333      481,172
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    $    14.97   $    12.90   $     9.96           --           --
  Number of Units                                   32,193       15,315           10           --           --
  With GMWB
  Unit Price                                    $    18.02   $    15.54           --           --           --
  Number of Units                                  340,083      425,263           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Value                                    $  14.8882           --           --           --           --
  Number of Units                               1339.77647           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                    $     8.24   $     7.13           --           --           --
  Number of Units                                  553,542      362,254           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                    $    29.04   $    25.15   $    19.53           --           --
  Number of Units                                9,357,235   10,947,011   14,140,023           --           --
  With HAV, EBP and GMWB
  Unit Value                                    $    14.78   $    12.81           --           --           --
  Number of Units                                  192,576       57,874           --           --           --

AST WILLIAM BLAIR INTERNATIONAL GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $    16.65   $    14.43   $    10.37   $    14.04   $    18.48
  Number of Units                                1,259,678      536,475      371,174      539,241      792,703
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    $    15.55   $    13.51           --           --           --
  Number of Units                                   84,493       20,709           --           --           --
  With GMWB
  Unit Price                                    $    16.21   $    14.10           --           --           --
  Number of Units                                1,562,369      879,869           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    $ 15.46244   $    13.47           --           --           --
  Number of Units                               1727.50872          735           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                    $    16.42   $    14.32           --           --           --
  Number of Units                                1,953,908    1,166,396           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                    $    15.69   $    13.70   $     9.92           --           --
  Number of Units                               45,657,801   29,706,745   29,062,215           --           --
  With HAV, EBP and GMWB
  Unit Value                                    $    15.35   $    13.41           --           --           --
  Number of Units                                1,986,105      470,320           --           --           --

                                                                          YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------------------------
SUB-ACCOUNT                                        1999         1998         1997         1996         1995         1994
                                                ----------   ----------   ----------   ----------   ----------   ----------
AST JPMORGAN INTERNATIONAL EQUITY (1993)
  WITH NO OPTIONAL BENEFITS
  UNIT PRICE                                    $    27.98   $    17.16   $    14.38   $    12.27   $    11.29   $    10.36
  NUMBER OF UNITS                                  425,100      485,513      477,264      408,066      452,589      199,313
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With GMWB
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --

AST WILLIAM BLAIR INTERNATIONAL GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $    24.68   $     13.6   $    11.78           --           --           --
  Number of Units                                  962,018      729,573      235,801           --           --           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With GMWB
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS


                                                               YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------
SUB-ACCOUNT                                 2004              2003           2002          2001         2000
                                         -----------       -----------   ------------   ----------   ----------
AST LSV INTERNATIONAL VALUE (1995)
  WITH NO OPTIONAL BENEFITS
  UNIT PRICE                             $     14.86       $     12.36   $       9.29   $    11.27   $    16.73
  Number of Units                            275,575           283,809        200,531      232,142      344,664
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     15.60       $     13.01             --           --           --
  Number of Units                              3,559             2,066             --           --           --
  With GMWB
  Unit Price                             $     14.44       $     12.05             --           --           --
  Number of Units                            250,064           287,328             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --                --             --           --           --
  Number of Units                                 --                --             --           --           --
  With any one of EBP or HAV and GM  WB
  Unit Value                             $      7.01       $      5.86             --           --           --
  Number of Units                            233,045            91,736             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     13.89       $     11.64   $       8.81           --           --
  Number of Units                          8,761,943         9,705,366     10,185,535           --           --
  With HAV, EBP and GMWB
  Unit Value                             $     15.40       $     12.92             --           --           --
  Number of Units                             76,147            20,245             --           --           --

AST MFS GLOBAL EQUITY (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.78       $     10.01   $       7.93   $     9.09   $    10.17
  Number of Units                            392,469           126,748        114,507       47,989       11,623
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     14.60       $     12.45             --           --           --
  Number of Units                             22,226             3,213             --           --           --
  With GMWB
  Unit Price                             $     11.56       $      9.87             --           --           --
  Number of Units                            256,952           232,362             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $  14.52599       $     12.41             --           --           --
  Number of Units                         141.049939               117             --           --           --
  With any one of EBP or HAV and GM  WB
  Unit Value                             $     10.98       $      9.40             --           --           --
  Number of Units                            213,485           123,219             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     11.32       $      9.70   $       7.74           --           --
  Number of Units                          7,680,830         6,790,405      5,878,055           --           --
  With HAV, EBP and GMWB
  Unit Value                             $     14.42       $     12.36             --           --           --
  Number of Units                            143,889            34,777             --           --           --

                                                               YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
SUB-ACCOUNT                                 1999         1998         1997         1996         1995      1994
                                         ----------   ----------   ----------   ----------   ----------   ----
AST LSV INTERNATIONAL VALUE (1995)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    24.16   $    12.82   $    11.63   $    11.49   $    10.27     --
  Number of Units                           274,671      230,548      203,237      278,460      137,991     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With GMWB
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With any one of EBP or HAV and GM  WB
  Unit Value                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --

AST MFS GLOBAL EQUITY (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    11.03           --           --           --           --     --
  Number of Units                               213           --           --           --           --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With GMWB
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --           --           --           --     --
  Number of Units                                --           --           --           --           --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                         YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------------------------------
SUB-ACCOUNT                                     2004              2003              2002              2001              2000
-----------------------------------------  --------------    --------------    --------------    --------------    ---------------
AST STATE STREET RESEARCH SMALL-CAP
GROWTH(1)
   WITH NO OPTIONAL BENEFITS
   Unit Price                              $        18.07    $        19.55    $        13.55    $        20.79    $        22.37
   Number of Units                                150,542           208,990           242,006           337,538           369,812
   With any one of GRO Plus, EBP or HAV
   Unit Price                              $        12.59    $        13.66    $         9.49                --                --
   Number of Units                                  4,127             4,362                 5                --                --
   With GMWB
   Unit Price                              $        15.24    $        16.55                --                --                --
   Number of Units                                457,541           677,748                --                --                --
   With any two of GRO Plus, EBP or HAV
   Unit Price                                          --                --                --                --                --
   Number of Units                                     --                --                --                --                --
   With any one of EBP or HAV and GMWB
   Unit Value                              $        15.97    $        17.38              --                  --                --
   Number of Units                                107,136           145,364              --                  --                --
   With HAV, EBP and GRO Plus
   Unit Price                              $        16.86    $        18.37    $        12.83                --                --
   Number of Units                             10,017,372        14,111,281        17,093,250                --                --
   With HAV, EBP and GMWB
   Unit Value                              $        12.43    $        13.56                --                --                --
   Number of Units                                 82,128            52,103                --                --                --

AST DEAM SMALL-CAP GROWTH (1999)
   WITH NO OPTIONAL BENEFITS
   Unit Price                              $        10.07    $         9.27    $         6.32    $         8.65    $        12.16
   Number of Units                                411,807           574,817           493,736           711,997           727,887
   With any one of GRO Plus, EBP or HAV
   Unit Price                              $        15.43    $        14.22    $         9.73                --                --
   Number of Units                                  6,072             3,583             1,705                --                --
   With GMWB
   Unit Price                              $         9.86    $         9.10                --                --                --
   Number of Units                                696,332           853,542                --                --                --
   With any two of GRO Plus, EBP or HAV
   Unit Price                              $     15.34424                --                --                --                --
   Number of Units                             681.433554                --                --                --                --
   With any one of EBP or HAV and GMWB
   Unit Value                              $         7.41    $         6.86                --                --                --
   Number of Units                                293,384           258,089                --                --                --
   With HAV, EBP and GRO Plus
   Unit Price                              $         9.63    $         8.92    $         6.13                --                --
   Number of Units                             28,867,491        38,960,912        44,042,514                --                --
   With HAV, EBP and GMWB
   Unit Value                              $        15.23    $        14.13                --                --                --
   Number of Units                                 78,039            27,101                --                --                --

                                                                  YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------
SUB-ACCOUNT                                 1999         1998         1997         1996         1995         1994
---------------------------------------  ----------   ----------   ----------   ----------   ----------   ---------
AST STATE STREET RESEARCH SMALL-CAP
GROWTH (1)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    43.43   $    18.07   $    17.57   $    16.71   $    14.04   $   10.69
  Number of Units                           690,331      506,384      399,262      271,845      221,840      96,278
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With GMWB
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With HAV, EBP and GMWB
  Unit Value                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --

AST DEAM SMALL-CAP GROWTH (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    15.49           --           --           --           --          --
  Number of Units                           608,042           --           --           --           --          --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With GMWB
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --
  With HAV, EBP and GMWB
  Unit Value                                     --           --           --           --           --          --
  Number of Units                                --           --           --           --           --          --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------
SUB-ACCOUNT                                     2004           2003           2002          2001
----------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $      10.38    $       8.49   $       5.04   $     7.17
  Number of Units                               477,568         322,365        276,968      212,523
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      20.22    $      16.58             --           --
  Number of Units                                19,826           6,887             --           --
  With GMWB
  Unit Price                               $      10.23    $       8.40             --           --
  Number of Units                               364,887         339,964             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $    20.1158    $      16.54             --           --
  Number of Units                            1299.90704             211             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $      10.12    $       8.33             --           --
  Number of Units                             1,169,995         859,909             --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $      10.06    $       8.29   $       4.96           --
  Number of Units                             9,987,085       9,773,467      5,188,521           --
  With HAV, EBP and GMWB
  Unit Value                               $      19.97    $      16.47             --           --
  Number of Units                               633,435         164,946             --           --

AST GOLDMAN SACHS SMALL-CAP VALUE (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $      23.85    $      19.98   $      14.25   $    15.58
  Number of Units                               276,076         396,816        572,355      943,242
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      16.83    $      14.13             --           --
  Number of Units                                 4,003           4,263             --           --
  With GMWB
  Unit Price                               $      23.27    $      19.56             --           --
  Number of Units                               409,460         602,009             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $   16.73813              --             --           --
  Number of Units                            1591.29724              --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $      20.52    $      17.29             --           --
  Number of Units                                28,076          35,022             --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $      22.62    $      19.09   $      13.72           --
  Number of Units                            11,890,819      15,281,632     20,004,839           --
  With HAV, EBP and GMWB
  Unit Value                               $      16.61    $      14.03             --           --
  Number of Units                                    17              75             --           --

                                                              YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------------
SUB-ACCOUNT                                   2000         1999         1998     1997   1996   1995   1994
----------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $     9.09           --          --     --     --     --     --
  Number of Units                               8,370           --          --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With GMWB
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --

AST GOLDMAN SACHS SMALL-CAP VALUE (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $    14.27   $    10.73   $    9.93     --     --     --     --
  Number of Units                             362,487      133,145      65,255     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With GMWB
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                       --           --          --     --     --     --     --
  Number of Units                                  --           --          --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                               YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------------
SUB-ACCOUNT                                       2004            2003           2002          2001
-------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $      20.52    $      17.74   $      13.15   $    14.61
  Number of Units                                  607,239         730,928        680,968      979,765
  With any one of GRO Plus, EBP or HAV
  Unit Price                                  $      15.67    $      13.58   $      10.09           --
  Number of Units                                   57,772          26,249          1,652           --
  With GMWB
  Unit Price                                  $      19.98    $      17.33             --           --
  Number of Units                                  768,148         920,213             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                  $     15.589    $      13.54             --           --
  Number of Units                               1343.17981             471             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                  $      16.64    $      14.47             --           --
  Number of Units                                1,293,786         962,965             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                  $      19.34    $      16.84   $      12.58           --
  Number of Units                               24,679,683      29,340,189     32,549,396           --
  With HAV, EBP and GMWB
  Unit Value                                  $      15.47    $      13.49             --           --
  Number of Units                                1,067,140         344,340             --           --

AST DEAM SMALL-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $      13.34    $      11.00   $       7.72           --
  Number of Units                                  118,424         110,748         22,404           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                  $      17.36    $      14.35             --           --
  Number of Units                                   15,274             501             --           --
  With GMWB
  Unit Price                                  $      13.22    $      10.93             --           --
  Number of Units                                  130,939          74,344             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                  $   17.27205              --             --           --
  Number of Units                               2044.11926              --             --           --
  With any one of EBP or HAV   and GMWB
  Unit Value                                  $      13.13    $      10.89             --           --
  Number of Units                                  138,078         131,066             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                  $      13.07    $      10.86   $       7.68           --
  Number of Units                                3,380,290       2,104,855        581,833           --
  With HAV, EBP and GMWB
  Unit Value                                  $      17.14    $      14.25             --           --
  Number of Units                                   91,275          30,696             --           --

                                                                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------
SUB-ACCOUNT                                  2000         1999         1998         1997          1996   1995   1994
---------------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $    13.74   $    11.35   $    11.36   $    12.78         --     --     --
  Number of Units                            594,074      570,268      895,422      771,770         --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With GMWB
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With HAV, EBP and GMWB
  Unit Value                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --

AST DEAM SMALL-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With GMWB
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With any one of EBP or HAV   and GMWB
  Unit Value                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --
  With HAV, EBP and GMWB
  Unit Value                                      --           --           --           --         --     --     --
  Number of Units                                 --           --           --           --         --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                YEAR ENDED DECEMBER 31,
                                          --------------------------------------------------------------------
SUB-ACCOUNT                                   2004           2003           2002          2001         2000
--------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $      4.28    $       3.70   $       2.83   $     3.93   $     6.61
  Number of Units                             585,234         408,709        162,029      373,853      159,879
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $     14.87    $      12.89             --           --           --
  Number of Units                              22,741          17,091             --           --           --
  With GMWB
  Unit Price                              $      4.21    $       3.65             --           --           --
  Number of Units                             511,677         450,688             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $   14.78765   $      12.86             --           --           --
  Number of Units                           726.514355            382             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                              $      4.44    $       3.87             --           --           --
  Number of Units                           2,232,502       1,535,565             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                              $      4.13    $       3.60   $       2.78           --           --
  Number of Units                          22,942,466      21,856,921     16,748,577           --           --
  With HAV, EBP and GMWB
  Unit Value                              $     14.68    $      12.81             --           --           --
  Number of Units                             633,571         170,457             --           --           --

AST NEUBERGER BERMAN MID-CAP GROWTH (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $     20.32    $      17.62   $      13.59   $    19.88   $    26.97
  Number of Units                             340,048         273,193        323,369      477,410      301,210
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $     14.17    $      12.32             --           --           --
  Number of Units                              10,856           7,930             --           --           --
  With GMWB
  Unit Price                              $     19.33    $      16.83             --           --           --
  Number of Units                             291,783         360,730             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $  14.09684              --             --           --           --
  Number of Units                           243.74115              --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                              $      7.14    $       6.23             --           --           --
  Number of Units                             555,160         371,267             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                              $     18.94    $      16.55   $      12.86           --           --
  Number of Units                          14,682,452      17,346,127     19,674,777           --           --
  With HAV, EBP and GMWB
  Unit Value                              $     13.99    $      12.24             --           --           --
  Number of Units                             238,963          96,132             --           --           --

                                                                   YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------------
SUB-ACCOUNT                                  1999         1998         1997         1996         1995        1994
-------------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth (2000)
  With No Optional Benefits
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With GMWB
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With HAV, EBP and GMWB
  Unit Value                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --

AST NEUBERGER BERMAN MID-CAP GROWTH (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $   29.53    $   19.63    $    16.38   $    14.15   $   12.27    $   9.95
  Number of Units                            91,314       94,905       104,340      100,758      89,474       3,419
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With GMWB
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --
  With HAV, EBP and GMWB
  Unit Value                                     --           --            --           --          --          --
  Number of Units                                --           --            --           --          --          --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                   YEAR ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------
SUB-ACCOUNT                                     2004           2003           2002           2001          2000
------------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP VALUE (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                $     29.33    $      24.04   $      17.75   $      19.97   $    20.73
  Number of Units                               726,167         653,342        765,716        778,257      619,565
  With any one of GRO Plus, EBP or HAV
  Unit Price                                $     16.43    $      13.50   $       9.99             --           --
  Number of Units                                60,433          31,506              5             --           --
  With GMWB
  Unit Price                                $     28.87    $      23.74             --             --           --
  Number of Units                               773,869         905,217             --             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                $  16.34002    $      13.46             --             --           --
  Number of Units                            2465.17875             183             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                $     16.76    $      13.82             --             --           --
  Number of Units                             1,116,503         781,348             --             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                $     28.95    $      23.90   $      17.78             --           --
  Number of Units                            29,107,559      32,561,133     37,524,187             --           --
  With HAV, EBP and GMWB
  Unit Value                                $     16.22    $      13.40             --             --           --
  Number of Units                               989,311         268,150             --             --           --

AST ALGER ALL-CAP GROWTH (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                $      5.21    $       4.83   $       3.59   $       5.63   $      6.8
  Number of Units                               487,430         564,609        624,243      1,351,204      168,813
  With any one of GRO Plus, EBP or HAV
  Unit Price                                $     13.53    $      12.59             --             --           --
  Number of Units                                 4,448           2,195             --             --           --
  With GMWB
  Unit Price                                $      5.12    $       4.76             --             --           --
  Number of Units                             1,788,021       2,563,376             --             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --              --             --             --           --
  Number of Units                                    --              --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                $      6.49    $       6.06             --             --           --
  Number of Units                               214,092         200,264             --             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                $      5.01    $       4.69   $       3.51             --           --
  Number of Units                            56,424,612      75,107,237     85,441,507             --           --
  With HAV, EBP and GMWB
  Unit Value                                $     13.36    $      12.50             --             --           --
  Number of Units                               123,773          34,250             --             --           --

                                                                     YEAR ENDED DECEMBER 31,
                                            --------------------------------------------------------------------------
SUB-ACCOUNT                                    1999         1998         1997         1996         1995         1994
----------------------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP VALUE (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                $    16.37   $    15.59   $    16.07   $    12.81   $    11.59   $    9.27
  Number of Units                              385,591      218,024      260,929      103,416      164,976      86,555
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With GMWB
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With HAV, EBP and GMWB
  Unit Value                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --

AST ALGER ALL-CAP GROWTH (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With GMWB
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --
  With HAV, EBP and GMWB
  Unit Value                                        --           --           --           --           --          --
  Number of Units                                   --           --           --           --           --          --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                             YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------
SUB-ACCOUNT                                      2004           2003           2002          2001
-------------------------------------------  ------------   ------------   ------------   ----------
AST GABELLI ALL-CAP VALUE (2000)
  WITH NO OPTIONAL BENEFITS

  Unit Price                                 $      11.93   $      10.41   $       7.71   $     9.79
  Number of Units                                 214,855        268,077        201,049      267,724
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $      15.47   $      13.54             --           --
  Number of Units                                  16,033         12,144             --           --
  With GMWB
  Unit Price                                 $      11.75   $      10.30             --           --
  Number of Units                                 400,981        436,340             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                 $   15.38657             --             --           --
  Number of Units                              531.230157             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $      11.63   $      10.21             --           --
  Number of Units                                 256,401        140,873             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $      11.56   $      10.16   $       7.59           --
  Number of Units                             10,602,164      12,585,857     11,924,124           --
  With HAV, EBP and GMWB
  Unit Value                                 $      15.27   $      13.44             --           --
  Number of Units                                 122,314         33,721             --           --

AST T. ROWE PRICE NATURAL RESOURCES (1995)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $      33.46   $      25.68   $      19.36   $    20.62
  Number of Units                                 203,341        203,866        108,448      113,440
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $      17.98   $      13.83   $      10.45           --
  Number of Units                                  43,046          8,843          2,880           --
  With GMWB
  Unit Price                                 $      32.52   $      25.04             --           --
  Number of Units                                 130,930        162,133             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                 $   17.88367             --             --           --
  Number of Units                              1544.35639             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $      17.81   $      13.75             --           --
  Number of Units                                 192,336         75,013             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $      31.27   $      24.17   $      18.36           --
  Number of Units                               5,064,556      5,185,874      5,891,582           --
  With HAV, EBP and GMWB
  Unit Value                                 $      17.75   $      13.74             --           --
  Number of Units                                 148,837         20,929             --           --

                                                                          YEAR ENDED DECEMBER 31,
                                             -----------------------------------------------------------------------------------
SUB-ACCOUNT                                     2000         1999         1998         1997         1996         1995      1994
-------------------------------------------  ----------   ----------   ----------   ----------   ----------   ---------    ----
AST GABELLI ALL-CAP VALUE (2000)
  WITH NO OPTIONAL BENEFITS

  Unit Price                                 $    10.08           --           --           --           --          --     --
  Number of Units                                54,033           --           --           --           --          --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With GMWB
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With HAV, EBP and GMWB
  Unit Value                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --

AST T. ROWE PRICE NATURAL RESOURCES (1995)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    20.61   $    16.37   $    12.86   $    14.68   $    14.31   $   11.04     --
  Number of Units                               108,081      106,822      109,887      114,880      140,275      27,379     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With GMWB
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --
  With HAV, EBP and GMWB
  Unit Value                                         --           --           --           --           --          --     --
  Number of Units                                    --           --           --           --           --          --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                             YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------
SUB-ACCOUNT                                      2004           2003           2002          2001
-----------------------------                ------------   ------------   ------------   ----------
AST ALLIANCE GROWTH 2 (1996)
  WITH NO OPTIONAL BENEFITS

  Unit Price                                 $      13.47   $      12.82   $      10.43   $    15.21
  Number of Units                                  90,747        108,170        210,924      300,536
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $      12.01   $      11.46             --           --
  Number of Units                                  15,248          1,374             --           --
  With GMWB
  Unit Price                                 $      13.10   $      12.51             --           --
  Number of Units                                 252,570        366,972             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                 $   11.95016             --             --           --
  Number of Units                              138.694377             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $       6.19   $       5.93             --           --
  Number of Units                                 326,194        263,698             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $      12.65   $      12.13   $       9.94           --
  Number of Units                              12,184,469     15,868,913     21,295,907           --
  With HAV, EBP and GMWB
  Unit Value                                 $      11.86   $      11.39             --           --
  Number of Units                                  70,775         28,954             --           --

AST MFS GROWTH (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $       7.81   $       7.10   $       5.82   $     8.15
  Number of Units                                 601,222        596,050        643,644      892,954
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $      12.66   $      11.54             --           --
  Number of Units                                  12,399          8,159             --           --
  With GMWB
  Unit Price                                 $       7.67   $       7.00             --           --
  Number of Units                                 935,270      1,225,710             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                 $   12.59473   $      11.51             --           --
  Number of Units                              165.334231             88             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $       7.04   $       6.44             --           --
  Number of Units                                 791,823        893,170             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $       7.51   $       6.88   $       5.68           --
  Number of Units                              55,056,292     71,618,196     85,193,279           --
  With HAV, EBP and GMWB
  Unit Value                                 $      12.50   $      11.47             --           --
  Number of Units                                 305,582        188,109             --           --

                                                                         YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------------------------
SUB-ACCOUNT                                     2000         1999         1998         1997         1996      1995   1994
-----------------------------                ----------   ----------   ----------   ----------   ----------   ----   ----
AST ALLIANCE GROWTH (2)(1996)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    17.95   $    20.95   $    15.75   $    12.45   $    10.92     --     --
  Number of Units                               218,749      183,376      193,822      199,511      119,830     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With GMWB
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With HAV, EBP and GMWB
  Unit Value                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --

AST MFS GROWTH (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    10.48   $    11.29           --           --           --     --     --
  Number of Units                                93,890       10,558           --           --           --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With GMWB
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --
  With HAV, EBP and GMWB
  Unit Value                                         --           --           --           --           --     --     --
  Number of Units                                    --           --           --           --           --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                           YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------------------------------
SUB-ACCOUNT                                           2004           2003           2002           2001           2000
----------------------------------               ------------    ------------   ------------   ------------   ------------
AST MARSICO CAPITAL GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     $      17.88    $      15.56   $      11.89   $      14.17   $      18.22
  Number of Units                                   1,855,254       1,583,309      1,177,309      1,151,083      1,258,964
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     $      14.26    $      12.44   $       9.53             --             --
  Number of Units                                     182,733          78,388          6,555             --             --
  With GMWB
  Unit Price                                     $      17.44    $      15.23             --             --             --
  Number of Units                                   1,886,570       2,044,281             --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     $    14.1802    $      12.40             --             --             --
  Number of Units                                  7159.85177           1,626             --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                                     $       9.67    $       8.46             --             --             --
  Number of Units                                   5,717,404       4,075,719             --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                                     $      16.95    $      14.86   $      11.44             --             --
  Number of Units                                  69,411,260      77,042,171     81,046,482             --             --
  With HAV, EBP and GMWB
  Unit Value                                     $      14.07    $      12.35             --             --             --
  Number of Units                                   3,543,456       1,021,520             --             --             --

AST GOLDMAN SACHS CONCENTRATED GROWTH (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     $      22.68    $      22.02   $      17.69   $      25.38   $      37.39
  Number of Units                                     225,304         282,942        397,460        760,500        853,950
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     $      12.08    $      11.76             --             --             --
  Number of Units                                       1,989           2,768             --             --             --
  With GMWB
  Unit Price                                     $      21.22    $      20.67             --             --             --
  Number of Units                                     901,202       1,145,694             --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     $   12.01829              --             --             --             --
  Number of Units                                   239.794513             --             --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                                     $       4.68    $       4.57             --             --             --
  Number of Units                                     733,920         604,491             --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                                     $      24.21    $      23.68   $      19.17             --             --
  Number of Units                                  35,447,067      44,566,515     56,016,467             --             --
  With HAV, EBP and GMWB
  Unit Value                                     $      11.93    $      11.68             --             --             --
  Number of Units                                     162,830          30,932             --             --             --


                                                                        YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------------------------------
SUB-ACCOUNT                                      1999         1998         1997         1996         1995         1994
----------------------------------            ----------   ----------   ----------   ----------   ----------   -----------
AST MARSICO CAPITAL GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $    21.39   $    14.11   $    10.03           --           --           --
  Number of Units                                935,502      739,559       12,993           --           --           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With GMWB
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --

AST GOLDMAN SACHS CONCENTRATED GROWTH (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $    54.52   $    35.4    $    21.18   $    16.59   $    13.04   $     9.54
  Number of Units                                853,471      823,116      666,835      574,520      384,701      187,924
  With any one of GRO Plus, EBP or HAV
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With GMWB
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                          --           --           --           --           --           --
  Number of Units                                     --           --           --           --           --           --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                 YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
SUB-ACCOUNT                                                  2004           2003          2002
--------------------------------                        ------------    -----------   -----------
AST DEAM LARGE-CAP VALUE (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                             $     11.47    $      9.77   $      7.77
  Number of Units                                            188,892        139,126        80,618
  With any one of GRO Plus, EBP or HAV
  Unit Price                                             $     14.68    $     12.53            --
  Number of Units                                             32,263          1,875            --
  With GMWB
  Unit Price                                             $     11.30    $      9.66            --
  Number of Units                                            138,443        122,564            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                             $  14.59683    $     12.50            --
  Number of Units                                          106.87389            107            --
  With any one of EBP or HAV and GMWB
  Unit Value                                             $     11.18    $      9.58            --
  Number of Units                                            191,637         85,554            --
  With HAV, EBP and GRO Plus
  Unit Price                                             $     11.11    $      9.54   $      7.64
  Number of Units                                          6,242,941      4,752,102     4,621,831
  With HAV, EBP and GMWB
  Unit Value                                             $     14.49    $     12.45            --
  Number of Units                                            114,540         40,259            --

AST Alliance/Bernstein Growth + Value (3)(2001)
  With No Optional Benefits
  Unit Price                                             $      9.88    $      9.03   $      7.21
  Number of Units                                            115,998         42,479        24,048
  With any one of GRO Plus, EBP or HAV
  Unit Price                                             $     13.36    $     12.25            --
  Number of Units                                              6,731          1,360            --
  With GMWB
  Unit Price                                             $      9.75    $      8.95            --
  Number of Units                                            111,211        121,535            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                      --             --            --
  Number of Units                                                 --             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                                             $   9.66       $      8.89            --
  Number of Units                                            194,363        137,293            --
  With HAV, EBP and GRO Plus
  Unit Price                                             $   9.61       $      8.85   $      7.12
  Number of Units                                          3,645,930      4,017,495     3,031,899
  With HAV, EBP and GMWB
  Unit Value                                             $  13.19       $     12.16            --
  Number of Units                                             71,486         29,927            --

                                                                          YEAR ENDED DECEMBER 31,
                                                ----------------------------------------------------------------
SUB-ACCOUNT                                         2001        2000     1999   1998   1997   1996   1995   1994
--------------------------------                ----------   ---------   ----   ----   ----   ----   ----   ---
AST DEAM LARGE-CAP VALUE (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     $    9.23   $    9.84     --     --     --     --     --     --
  Number of Units                                   63,553      50,761     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With GMWB
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --

AST ALLIANCE/BERNSTEIN GROWTH + VALUE 3 (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     $    9.68          --     --     --     --     --     --     --
  Number of Units                                   24,134          --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With GMWB
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                            --          --     --     --     --     --     --     --
  Number of Units                                       --          --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                           YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------
SUB-ACCOUNT                                     2004           2003           2002          2001
----------------------------------------- -------------    ------------  -------------  ------------
AST SANFORD BERNSTEIN CORE VALUE (4) (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $      12.55    $      11.09   $        8.7   $     10.1
  Number of Units                               461,239         387,468        305,648       54,784
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      14.49    $      12.83             --           --
  Number of Units                                22,129          11,689             --           --
  With GMWB
  Unit Price                               $      12.39    $      10.99             --           --
  Number of Units                               563,995         403,537             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $   14.41109    $      12.80             --           --
  Number of Units                            2439.73218             322             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $      12.28    $      10.91             --           --
  Number of Units                               603,508         453,569             --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $      12.21    $      10.87   $       8.59           --
  Number of Units                            10,727,241       9,178,786     15,239,844           --
  With HAV, EBP and GMWB
  Unit Value                               $      14.30    $      12.75             --           --
  Number of Units                               243,464          91,128             --           --

AST COHEN & STEERS REALTY (1998)
  WITH NO OPTIONAL BENEFITS

  Unit Price                               $      20.73    $      15.12   $      11.08   $    10.86
  Number of Units                               481,197         507,911        317,670      345,833
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      19.25    $      14.08   $      10.34           --
  Number of Units                                56,156          33,818          4,595           --
  With GMWB
  Unit Price                               $      20.22    $      14.81             --           --
  Number of Units                               316,484         414,634             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $   19.14795              --             --           --
  Number of Units                            863.280926              --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $      22.03    $      16.17             --           --
  Number of Units                               281,181         149,582             --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $      19.66    $      14.45   $      10.67           --
  Number of Units                            12,347,410      13,914,477     14,017,528           --
  With HAV, EBP   and GMWB
  Unit Value                               $      19.00    $      13.99             --           --
  Number of Units                               304,865          61,714             --           --

                                                              YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------
SUB-ACCOUNT                                   2000         1999         1998    1997   1996   1995   1994
-----------------------------------------  -----------  ----------   ---------  ----   ----   ----   ----
AST SANFORD BERNSTEIN CORE VALUE (4) (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With GMWB
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --

AST COHEN & STEERS REALTY (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $    10.63   $     8.48   $    8.35   --     --     --     --
  Number of Units                             335,316      232,305      91,685   --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With GMWB
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                       --           --          --   --     --     --     --
  Number of Units                                  --           --          --   --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                  YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------------------
SUB-ACCOUNT                                           2004           2003           2002          2001
-------------------------------------------       ------------   ------------   ------------   ----------
AST SANFORD BERNSTEIN MANAGED INDEX 500 (5) (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      $      13.51   $      12.36   $       9.77   $     12.4
  Number of Units                                    1,028,912        907,807        711,077      691,458
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      $      13.51   $      12.39             --           --
  Number of Units                                       25,139         14,205             --           --
  With GMWB
  Unit Price                                      $      13.18   $      12.10             --           --
  Number of Units                                      721,916        824,390             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                --             --             --           --
  Number of Units                                           --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                      $       8.99   $       8.28             --           --
  Number of Units                                      642,882        554,156             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                      $      12.81   $      11.81   $       9.41           --
  Number of Units                                   29,399,670     34,343,576     39,938,791           --
  With HAV, EBP   and GMWB
  Unit Value                                      $      13.33   $      12.31             --           --
  Number of Units                                      220,398         82,843             --           --

AST AMERICAN CENTURY INCOME & GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      $      15.20   $      13.59   $      10.62   $    13.34
  Number of Units                                      524,434        247,785        278,381      361,018
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      $      14.10   $      12.64             --           --
  Number of Units                                       45,234            579             --           --
  With GMWB
  Unit Price                                      $      14.80   $      13.28             --           --
  Number of Units                                      607,957        526,565             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                --             --             --           --
  Number of Units                                           --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                      $       9.48   $       8.52             --           --
  Number of Units                                      613,910        339,653             --           --
  With HAV, EBP and GRO Plus
  Unit Price                                      $      14.33   $      12.91   $      10.16           --
  Number of Units                                   22,392,584     19,177,690     22,410,834           --
  With HAV, EBP and GMWB
  Unit Value                                      $      13.92   $      12.56             --           --
  Number of Units                                      233,605         63,878             --           --


                                                                         YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------------------------
SUB-ACCOUNT                                          2000         1999         1998           1997     1996   1995   1994
------------------------------------------------ -----------  -----------  -----------    ----------   ----   ----   ----
AST SANFORD BERNSTEIN MANAGED INDEX 500 (5) (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      $    13.86   $    15.31   $    12.71            --     --     --     --
  Number of Units                                    523,132      262,088      222,115            --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With GMWB
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --

AST AMERICAN CENTURY INCOME & GROWTH (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      $     14.66   $    16.54   $    13.54   $    12.14     --     --     --
  Number of Units                                     386,882      212,826      158,481      104,567     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With GMWB
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                              --           --           --            --     --     --     --
  Number of Units                                         --           --           --            --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS


                                                                  YEAR ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------
SUB-ACCOUNT                                    2004           2003           2002           2001          2000
---------------------------------------- -------------    ------------   ------------   ------------   -----------
AST ALLIANCE GROWTH AND INCOME (6) (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $      27.83    $      25.23   $      19.18   $      25.17   $    25.45
  Number of Units                              881,766         772,571        781,774      1,063,471      824,148
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $      14.21    $      12.92   $       9.84             --           --
  Number of Units                              149,444          75,316          6,376             --           --
  With GMWB
  Unit Price                              $      23.87    $      21.72             --             --           --
  Number of Units                            1,016,837       1,264,426             --             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $   14.13634    $      12.88             --             --           --
  Number of Units                            3866.4619             957             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                              $      11.24    $      10.25             --             --           --
  Number of Units                            4,119,501       3,076,626             --             --           --
  With HAV, EBP and GRO Plus
  Unit Price                              $      30.46    $      27.83   $      21.31             --           --
  Number of Units                           38,178,893      46,013,553     49,030,576             --           --
  With HAV, EBP   and GMWB
  Unit Value                              $      14.03    $      12.83             --             --           --
  Number of Units                            3,211,199         932,323             --             --           --

AST HOTCHKIS & WILEY LARGE-CAP VALUE
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $      23.29    $      20.31   $      17.04   $      20.79   $    22.89
  Number of Units                              269,303         244,888        274,957        421,855      458,422
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $      13.48    $      11.78             --             --           --
  Number of Units                                7,563           1,343             --             --           --
  With GMWB
  Unit Price                              $      21.41    $      18.73             --             --           --
  Number of Units                              826,374       1,102,775             --             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $   13.40507              --             --             --           --
  Number of Units                           1075.13575              --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                              $      10.25    $       8.99             --             --           --
  Number of Units                              417,314         204,589             --             --           --
  With HAV, EBP and GRO Plus
  Unit Price                              $      21.73    $      19.09   $      16.14             --           --
  Number of Units                           23,642,429      29,269,249     37,055,825             --           --
  With HAV, EBP and GMWB
  Unit Value                              $      13.30    $      11.70             --             --           --
  Number of Units                              126,725          38,215             --             --           --


                                                                    YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------------------------------
SUB-ACCOUNT                                  1999         1998         1997         1996         1995         1994
---------------------------------------- ------------ -----------  -----------  -----------  -----------  ------------
AST ALLIANCE GROWTH AND INCOME (6) (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $    24.28   $    21.05   $    18.84   $    15.32   $    13.04   $    10.21
  Number of Units                            771,705      666,925      700,150      671,510      498,080      238,128
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With GMWB
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --

AST HOTCHKIS & WILEY LARGE-CAP VALUE
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $       22   $    19.82   $    17.6    $    14.38   $    12.39   $     9.62
  Number of Units                            291,589      317,432      287,286      283,889      293,340      150,719
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With GMWB
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                      --           --           --           --           --           --
  Number of Units                                 --           --           --           --           --           --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                      YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------------------
SUB-ACCOUNT                                         2004           2003           2002          2001         2000
----------------------------------------------  ------------   ------------   ------------   ----------   -----------
AST DEAM GLOBAL ALLOCATION (7) (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $      19.24   $      17.43   $      14.68   $    17.47   $    19.92
  Number of Units                                     64,342         87,241        100,537      149,042      172,245
  With any one of GRO Plus, EBP or HAV
  Unit Price                                              --             --             --           --           --
  Number of Units                                         --             --             --           --           --
  With GMWB
  Unit Price                                    $      17.79   $      16.18             --           --           --
  Number of Units                                    185,361        244,970             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                              --             --             --           --           --
  Number of Units                                         --             --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                    $       9.55   $       8.71             --           --           --
  Number of Units                                     78,619         61,801             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                    $      18.72   $      17.09   $       14.5           --           --
  Number of Units                                 10,839,913     14,050,030     18,212,529           --           --
  With HAV, EBP and GMWB
  Unit Value                                    $      12.81   $      11.70             --           --           --
  Number of Units                                     16,079          1,832             --           --           --

AST AMERICAN CENTURY STRATEGIC BALANCED (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $      16.05   $      14.83   $      12.56   $       14   $    14.65
  Number of Units                                    121,891        191,980        128,128      182,487      106,849
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    $      12.70   $      11.76             --           --           --
  Number of Units                                     27,133         11,934             --           --           --
  With GMWB
  Unit Price                                    $      15.63   $      14.48             --           --           --
  Number of Units                                    180,248        236,617             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                              --             --             --           --           --
  Number of Units                                         --             --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                    $      10.56   $       9.81             --           --           --
  Number of Units                                    146,721        115,095             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                    $      15.13   $      14.08   $      12.01           --           --
  Number of Units                                 11,127,765     13,028,139     12,683,097           --           --
  With HAV, EBP and GMWB
  Unit Value                                    $      12.54   $      11.68             --           --           --
  Number of Units                                    102,109         30,366             --           --           --

                                                                          YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------------------
SUB-ACCOUNT                                        1999         1998         1997         1996         1995         1994
---------------------------------------------- -----------  -----------  -----------  -----------  ------------ ------------
AST DEAM GLOBAL ALLOCATION (7) (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $    20.97   $    17.46   $    15.57   $    13.27   $    12.04   $     9.91
  Number of Units                                  203,969      223,039      211,541      186,453      239,737      114,927
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With GMWB
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP   and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --

AST AMERICAN CENTURY STRATEGIC BALANCED (1997)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    $    15.22   $    13.56   $    11.25           --           --           --
  Number of Units                                   52,889       22,252        3,720           --           --           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With GMWB
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --
  With HAV, EBP   and GMWB
  Unit Value                                            --           --           --           --           --           --
  Number of Units                                       --           --           --           --           --           --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                 YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------
SUB-ACCOUNT                                    2004           2003           2002          2001         2000
----------------------------------------- ------------    ------------   ------------   ----------   -----------
AST T. ROWE PRICE ASSET ALLOCATION (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $     23.17    $      20.98   $      17.03   $    19.02   $    20.11
  Number of Units                              187,867         146,224        155,933      109,469      114,244
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $     13.50    $      12.26   $       9.97           --           --
  Number of Units                               28,473          16,691          8,031           --           --
  With GMWB
  Unit Price                               $     21.12    $      19.19             --           --           --
  Number of Units                              278,007         275,220             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $  13.43267              --             --           --           --
  Number of Units                            778.716368             --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $     11.39    $      10.37             --           --           --
  Number of Units                              357,085         222,150             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $     21.61    $      19.72   $      16.13           --           --
  Number of Units                           14,874,922      15,311,524     15,466,227           --           --
  With HAV, EBP and GMWB
  Unit Value                               $     13.33    $      12.18             --           --           --
  Number of Units                              202,648          83,496             --           --           --

AST T. ROWE PRICE GLOBAL BOND (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $     15.42    $      14.28   $      12.74   $    11.15   $    10.93
  Number of Units                              590,587         465,034        585,072      192,368      211,010
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $     12.43    $      11.55             --           --           --
  Number of Units                               26,235           2,095             --           --           --
  With GMWB
  Unit Price                               $     15.10    $      14.04             --           --           --
  Number of Units                              226,266         245,525             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $  12.36567              --             --           --           --
  Number of Units                           1896.89519              --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                               $     14.73    $      13.73             --           --           --
  Number of Units                              657,913         289,862             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                               $     14.35    $      13.40   $      12.04           --           --
  Number of Units                           10,944,174      11,102,795     14,576,376           --           --
  With HAV, EBP   and GMWB
  Unit Value                               $     12.27    $      11.47             --           --           --
  Number of Units                              759,419          92,875             --           --           --

                                                                    YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------------
SUB-ACCOUNT                                   1999         1998         1997         1996         1995         1994
----------------------------------------- ------------ ------------ ------------ ------------ ------------ -----------
AST T. ROWE PRICE ASSET ALLOCATION (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $    20.34   $    18.56   $    15.78   $    13.44   $    11.98   $     9.8
  Number of Units                             134,685      136,200       99,319       82,655       89,787      74,058
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With GMWB
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With HAV, EBP and GMWB
  Unit Value                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --

AST T. ROWE PRICE GLOBAL BOND (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $    11.05   $    12.13   $    10.65   $    11.11   $    10.58   $    9.61
  Number of Units                             222,268      335,544      266,136      213,216      127,373      25,171
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With GMWB
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --
  With HAV, EBP   and GMWB
  Unit Value                                       --           --           --           --           --          --
  Number of Units                                  --           --           --           --           --          --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                               YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
SUB-ACCOUNT                                  2004           2003           2002          2001         2000
---------------------------------------  -----------    ------------- -------------   ----------   -----------
AST GOLDMAN SACHS HIGH YIELD PORTFOLIO
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     17.55    $      15.90   $      13.17   $    13.25   $    13.31
  Number of Units                          1,530,847       2,292,230      1,347,832      786,689      652,586
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     13.63    $      12.38   $      10.28           --           --
  Number of Units                             57,106          40,814          3,156           --           --
  With GMWB
  Unit Price                             $     16.48    $      14.99             --           --           --
  Number of Units                            889,797       1,249,072             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $  13.55661              --             --           --           --
  Number of Units                          177.59012              --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     12.06    $      10.99             --           --           --
  Number of Units                            957,756         906,947             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     16.37    $      14.95   $      12.47           --           --
  Number of Units                         29,073,000      39,951,395     38,477,793           --           --
  With HAV, EBP   and GMWB
  Unit Value                             $     13.46    $      12.30             --           --           --
  Number of Units                            395,118         144,343             --           --           --

AST LORD ABBETT BOND-DEBENTURE (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     13.03    $      12.21   $      10.35   $    10.38   $    10.14
  Number of Units                            791,466         707,957        590,060      149,890        1,858
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     12.83    $      12.05   $      10.24           --           --
  Number of Units                             48,997          21,453             10           --           --
  With GMWB
  Unit Price                             $     12.84    $      12.08             --           --           --
  Number of Units                            496,333         467,191             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --              --             --           --           --
  Number of Units                                 --              --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     12.71    $      11.98             --           --           --
  Number of Units                          1,012,739         814,135             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     12.63    $      11.92   $      10.18           --           --
  Number of Units                         12,180,171      13,311,181     10,468,962           --           --
  With HAV, EBP   and GMWB
  Unit Value                             $     12.67    $      11.97             --           --           --
  Number of Units                            733,436         309,328             --           --           --

                                                                   YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------------
SUB-ACCOUNT                                 1999         1998         1997         1996         1995         1994
---------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
AST GOLDMAN SACHS HIGH YIELD PORTFOLIO
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    14.84   $    14.64   $    14.37   $    12.75   $    11.32   $     9.56
  Number of Units                           557,915      626,368      595,692      433,739      300,107      122,508
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With GMWB
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With HAV, EBP and GMWB
  Unit Value                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --

AST LORD ABBETT BOND-DEBENTURE (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With GMWB
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --
  With HAV, EBP   and GMWB
  Unit Value                                     --           --           --           --           --           --
  Number of Units                                --           --           --           --           --           --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                               YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------------
SUB-ACCOUNT                                         2004           2003            2002           2001           2000
-----------------------------------            ------------    ------------  --------------   ------------   -------------
AST PIMCO TOTAL RETURN BOND (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $      19.18    $      18.39   $       17.58   $       16.2   $      14.98
  Number of Units                                 1,862,830       1,896,238       2,496,607      2,171,814      2,219,006
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $      11.05    $      10.63   $       10.18             --             --
  Number of Units                                   258,631          96,756           7,823             --             --
  With GMWB
  Unit Price                                   $      18.32    $      17.64              --             --             --
  Number of Units                                 1,880,660       2,172,385              --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   $   10.99354              --              --             --             --
  Number of Units                                685.317923              --              --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $      13.72    $      13.23              --             --             --
  Number of Units                                 3,074,732       2,301,863              --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                                   $      17.89    $      17.29   $       16.65             --             --
  Number of Units                                67,873,940      84,154,157     113,007,310             --             --
  With HAV, EBP and GMWB
  Unit Value                                   $      10.91    $      10.55              --             --             --
  Number of Units                                 3,124,509       1,067,126              --             --             --

AST PIMCO LIMITED MATURITY BOND (1995)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $      15.64    $      15.42   $       15.03   $      14.24   $      13.28
  Number of Units                                 1,681,588       1,309,374       1,605,101      1,002,458        862,868
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $      10.45    $      10.33              --             --             --
  Number of Units                                   151,967          64,164              --             --             --
  With GMWB
  Unit Price                                   $      15.19    $      15.04              --             --             --
  Number of Units                                   981,539         984,068              --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   $   10.39616    $      10.30              --             --             --
  Number of Units                                16942.4595          13,612              --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $      12.18    $      12.08              --             --             --
  Number of Units                                 2,189,975         956,856              --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                                   $      14.61    $      14.52   $       14.26             --             --
  Number of Units                                43,557,328      49,909,791      61,707,894             --             --
  With HAV, EBP and GMWB
  Unit Value                                   $      10.32    $      10.26              --             --             --
  Number of Units                                 1,926,546         238,601              --             --             --

                                                                   YEAR ENDED DECEMBER 31,
                                    -------------------------------------------------------------------------------------
SUB-ACCOUNT                              1999           1998           1997           1996          1995         1994
-----------------------------------  ------------   ------------   ------------   ------------   ----------   -----------
AST PIMCO TOTAL RETURN BOND (1994)
  WITH NO OPTIONAL BENEFITS
  Unit Price                         $      13.51   $      13.75   $      12.65   $       11.6   $    11.32   $     9.62
  Number of Units                       1,509,966      1,703,920      1,523,587      1,203,159      846,356      256,950
  With any one of GRO Plus, EBP
  or HAV
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With GMWB
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With any two of GRO Plus, EBP
  or HAV
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With any one of EBP or HAV and
  GMWB
  Unit Value                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With HAV, EBP and GMWB
  Unit Value                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --

AST PIMCO LIMITED MATURITY BOND
(1995)
  WITH NO OPTIONAL BENEFITS
  Unit Price                         $      12.32   $         12   $      11.42   $      10.71   $    10.41           --
  Number of Units                         807,789        593,352        469,686        424,713      399,158           --
  With any one of GRO Plus, EBP or
  HAV
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With GMWB
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With any two of GRO Plus, EBP or
  HAV
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With any one of EBP or HAV and
  GMWB
  Unit Value                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --
  With HAV, EBP and GMWB
  Unit Value                                   --             --             --             --           --           --
  Number of Units                              --             --             --             --           --           --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                 YEAR ENDED DECEMBER 31,
                                        ----------------------------------------------------------------------------
SUB-ACCOUNT                                   2004           2003            2002           2001           2000
--------------------------------------- --------------- -------------- --------------- -------------- --------------
AST MONEY MARKET (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      13.83    $      13.80   $       13.81   $      13.72   $      13.31
  Number of Units                           4,248,368       5,253,119       8,322,994      7,694,667      7,219,151
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $       9.97    $       9.97   $          10             --             --
  Number of Units                             199,762          61,894          15,100             --             --
  With GMWB
  Unit Price                             $      12.93    $      12.95              --             --             --
  Number of Units                           1,640,903       3,023,474              --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $    9.91306    $       9.95              --             --             --
  Number of Units                          2608.77065           6,884              --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      10.46    $      10.51              --             --             --
  Number of Units                           1,663,940       1,245,396              --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                             $      13.05    $      13.12   $       13.23             --             --
  Number of Units                          62,955,144      91,304,625     163,759,511             --             --
  With HAV, EBP and GMWB
  Unit Value                             $       9.84    $       9.91              --             --             --
  Number of Units                             860,728         432,412              --             --             --

Gartmore Variable Investment Trust --
 GVIT DEVELOPING MARKETS (1996)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.46     $       9.63   $        6.07   $       6.77   $       7.32
  Number of Units                             714,218         979,994         337,154        235,357        220,596
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $      18.68    $      15.74              --             --             --
  Number of Units                              42,079           6,956              --             --             --
  With GMWB
  Unit Price                             $      11.15    $       9.40              --             --             --
  Number of Units                             481,903         559,123              --             --             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $   18.58309              --              --             --             --
  Number of Units                          2102.30161              --              --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      12.52    $      10.59              --             --             --
  Number of Units                             264,541         122,136              --             --             --
  With HAV, EBP and GRO Plus
  Unit Price                             $      10.77    $       9.12   $        5.79             --             --
  Number of Units                          10,026,909      12,075,749      10,957,884             --             --
  With HAV, EBP and GMWB
  Unit Value                             $      18.44    $      15.63              --             --             --
  Number of Units                             118,837          20,956              --             --             --

                                                                       YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------------------------------------
SUB-ACCOUNT                                  1999           1998           1997           1996          1995         1994
---------------------------------------  ------------   ------------   ------------   ------------   ------------ -----------
AST MONEY MARKET (1993)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      12.63   $      12.15   $      11.63   $      11.14   $     10.7   $    10.23
  Number of Units                           3,950,988      1,757,232      1,518,310      1,292,931      968,666      880,903
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With GMWB
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With HAV, EBP and GMWB
  Unit Value                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --

GARTMORE VARIABLE INVESTMENT TRUST --
 GVIT DEVELOPING MARKETS (1996)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      10.31   $        6.3   $      10.15   $      10.29           --           --
  Number of Units                             210,007        250,465        305,775         39,355           --           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With GMWB
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With HAV, EBP and GRO Plus
  Unit Price                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --
  With HAV, EBP and GMWB
  Unit Value                                       --             --             --             --           --           --
  Number of Units                                  --             --             --             --           --           --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                    YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------------------
SUB-ACCOUNT                                               2004          2003          2002         2001
----------------------------------------------------  -----------  ------------  ------------  ------------
WELLS FARGO VARIABLE TRUST -- EQUITY VALUE (8) (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                          $      9.43   $      8.54   $      6.84   $     9.07
  Number of Units                                          35,085        44,932       109,227      131,195
  With any one of GRO Plus, EBP or HAV
  Unit Price                                                   --            --            --           --
  Number of Units                                              --            --            --           --
  With GMWB
  Unit Price                                          $      9.21   $      8.37            --           --
  Number of Units                                          89,700       104,929            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                   --            --            --           --
  Number of Units                                              --            --            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                          $      9.99   $      9.10            --           --
  Number of Units                                           1,661         1,838            --           --
  With HAV, EBP and GRO Plus
  Unit Price                                          $      8.97   $      8.18   $      6.61           --
  Number of Units                                       2,163,175     2,459,198     2,835,243           --
  With HAV, EBP and GMWB
  Unit Value                                                   --            --            --           --
  Number of Units                                              --            --            --           --

WELLS FARGO VARIABLE TRUST -- EQUITY INCOME (9) (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                          $     17.77   $     16.10   $     12.84   $    16.01
  Number of Units                                          11,464        16,761        15,148       14,888
  With any one of GRO Plus, EBP or HAV
  Unit Price                                          $     13.65   $     12.40            --           --
  Number of Units                                           4,788           163            --           --
  With GMWB
  Unit Price                                          $     17.51   $     15.92            --           --
  Number of Units                                          14,659        14,745            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                   --            --            --           --
  Number of Units                                              --            --            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                          $     17.32   $     15.79            --           --
  Number of Units                                          19,612        10,586            --           --
  With HAV, EBP and GRO Plus
  Unit Price                                          $     10.17   $      9.28   $      7.46           --
  Number of Units                                       1,809,221     1,662,799     1,361,988           --
  With HAV, EBP and GMWB
  Unit Value                                          $     13.48   $     12.32            --           --
  Number of Units                                          42,381        17,889            --           --

                                                                         YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------------
SUB-ACCOUNT                                              2000         1999        1998     1997   1996   1995   1994
---------------------------------------------------- ------------ ----------- ----------- ------ ------ ------ -----
WELLS FARGO VARIABLE TRUST -- EQUITY VALUE (8) (1998)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                          $     9.76   $    9.28   $   9.58    --     --     --     --
  Number of Units                                        131,343      22,874      1,943    --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With GMWB
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --

WELLS FARGO VARIABLE TRUST -- EQUITY INCOME (9) (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                          $    17.03          --         --    --     --     --     --
  Number of Units                                          7,400          --         --    --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With GMWB
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                                  --          --         --    --     --     --     --
  Number of Units                                             --          --         --    --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                       YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------
SUB-ACCOUNT                                  2004          2003          2002         2001
---------------------------------------  ------------  -----------  ------------  ----------
RYDEX VARIABLE TRUST -- NOVA (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      6.58   $      5.77   $      4.18   $   6.54
  Number of Units                             48,943        50,893        53,740     96,678
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --         --
  Number of Units                                 --            --            --         --
  With GMWB
  Unit Price                             $      6.44   $      5.68            --         --
  Number of Units                             85,863        96,668            --         --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --         --
  Number of Units                                 --            --            --         --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      6.50            --            --         --
  Number of Units                              1,742            --            --         --
  With HAV, EBP and GRO Plus
  Unit Price                             $      6.30   $      5.57   $      4.06         --
  Number of Units                          1,446,998     1,903,565     2,629,551         --
  With HAV, EBP and GMWB
  Unit Value                                      --            --            --         --
  Number of Units                                 --            --            --         --

RYDEX VARIABLE TRUST -- URSA (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                      --            --   $     14.85   $  12.29
  Number of Units                                 --            --           875      1,421
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --         --
  Number of Units                                 --            --            --         --
  With GMWB
  Unit Price                             $      9.85   $     11.08            --         --
  Number of Units                              3,663         4,023            --         --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --         --
  Number of Units                                 --            --            --         --
  With any one of EBP or HAV and GMWB
  Unit Value                                      --            --            --         --
  Number of Units                                 --            --            --         --
  With HAV, EBP and GRO Plus
  Unit Price                             $      9.63   $     10.88   $     14.45         --
  Number of Units                            145,301       182,396       234,642         --
  With HAV, EBP and GMWB
  Unit Value                                      --            --            --         --
  Number of Units                                 --            --            --         --

                                                          YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------
SUB-ACCOUNT                                 2000         1999      1998   1997   1996   1995   1994
---------------------------------------  ----------  -----------   ----   ----   ----   ----   ----
RYDEX VARIABLE TRUST -- NOVA (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     8.61   $    10.88     --     --     --     --     --
  Number of Units                           160,940      170,171     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

RYDEX VARIABLE TRUST -- URSA (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    10.76   $     9.33     --     --     --     --     --
  Number of Units                            58,713       39,869     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                        YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------
SUB-ACCOUNT                                  2004          2003          2002          2001
---------------------------------------  ------------  ------------  ------------   ----------
RYDEX VARIABLE TRUST -- OTC (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      6.47   $      5.95   $       4.12   $     6.78
  Number of Units                             78,958        92,804        105,261      185,653
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --            --             --           --
  Number of Units                                 --            --             --           --
  With GMWB
  Unit Price                             $      6.34   $      5.86             --           --
  Number of Units                            182,608       215,109             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --             --           --
  Number of Units                                 --            --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      4.20   $      3.89             --           --
  Number of Units                             13,538         4,672             --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $      6.20   $      5.75   $       4.01           --
  Number of Units                          6,446,649     8,415,339     10,686,757           --
  With HAV, EBP and GMWB
  Unit Value                                      --            --             --           --
  Number of Units                                 --            --             --           --

AIM V.I. -- DYNAMICS (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      9.53   $      8.46   $       6.18   $     9.13
  Number of Units                             88,195       159,239        135,486      267,417
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     14.91   $     13.27             --           --
  Number of Units                              2,760         3,305             --           --
  With GMWB
  Unit Price                             $      9.36   $      8.34             --           --
  Number of Units                            216,905       304,210             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $   14.8257  $      13.23             --           --
  Number of Units                         144.738528            77             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      6.96   $      6.22             --           --
  Number of Units                            188,184       137,600             --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $      9.16   $      8.20   $       6.03           --
  Number of Units                          5,121,700     7,609,788      9,117,894           --
  With HAV, EBP and GMWB
  Unit Value                             $     14.71   $     13.18             --           --
  Number of Units                            117,657        27,792             --           --

                                                          YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------
SUB-ACCOUNT                                 2000         1999      1998   1997   1996   1995   1994
---------------------------------------  ----------   ----------   ----   ----  -----   ----   ----
Rydex Variable Trust -- OTC (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    10.53   $    17.15     --     --     --     --     --
  Number of Units                           502,685      156,294     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

AIM V.I. -- DYNAMICS (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    13.35   $    13.93     --     --     --     --     --
  Number of Units                           210,494        9,545     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                         YEAR ENDED DECEMBER 31,
                                         -------------------------------------------------------
SUB-ACCOUNT                                  2004           2003           2002          2001
---------------------------------------  ------------   ------------   ------------   ----------
AIM V.I. -- TECHNOLOGY (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       5.37   $       5.17   $       3.58   $     6.78
  Number of Units                             283,479        226,147        265,726      409,546
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --           --
  Number of Units                                  --             --             --           --
  With GMWB
  Unit Price                             $       5.27   $       5.09             --           --
  Number of Units                             311,442        331,934             --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --           --
  Number of Units                                  --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       3.32   $       3.21             --           --
  Number of Units                              78,567         42,720             --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $       5.16   $       5.00   $       3.49           --
  Number of Units                          16,818,641     17,055,983     18,830,138           --
  With HAV, EBP and GMWB
  Unit Value                             $      13.83             --             --           --
  Number of Units                               216             --             --           --

AIM V.I. -- HEALTH SCIENCES (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      13.03   $      12.19   $       9.6    $    12.79
  Number of Units                             171,635        194,661        238,488      322,329
  With One Optional Benefit
  Unit Price                             $      12.86   $      12.06             --           --
  Number of Units                               2,401          2,415             --           --
  With GMWB
  Unit Price                             $      12.79   $      12.01             --           --
  Number of Units                             154,050        193,880             --           --
  With Any Two Optional Benefits
  Unit Price                                       --             --             --           --
  Number of Units                                  --             --             --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      11.34   $      10.68             --           --
  Number of Units                              92,506         59,116             --           --
  With All Optional Benefits
  Unit Price                             $      12.52   $      11.81   $       9.37           --
  Number of Units                           7,641,137      9,461,944     11,475,199           --
  With HAV, EBP and GMWB
  Unit Value                             $      12.69   $      11.98             --           --
  Number of Units                            39,343         16,675             --           --

                                                          YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------
SUB-ACCOUNT                                 2000         1999      1998   1997   1996   1995   1994
---------------------------------------  ----------   ----------   ----   ----   ----   ----   ----
AIM V.I. -- TECHNOLOGY (1999)
  WITH NO OPTIONAL BENEFITS

  Unit Price                             $    12.59   $    16.55     --     --     --     --     --
  Number of Units                           381,493      127,037     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

AIM V.I. -- HEALTH SCIENCES (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    14.73   $    11.36     --     --     --     --     --
  Number of Units                           386,673        4,966     --     --     --     --     --
  With One Optional Benefit
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With GMWB
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With Any Two Optional Benefits
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With All Optional Benefits
  Unit Price                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --           --     --     --     --     --     --
  Number of Units                                --           --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                              YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------
SUB-ACCOUNT                                      2004          2003          2002         2001
-----------                                  -----------   -----------   -----------   ----------
AIM V.I. -- FINANCIAL SERVICES (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $     14.91   $     13.81   $     10.73   $    12.69
  Number of Units                                 89,216       153,732       137,142      282,129
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $     13.74   $     12.75            --           --
  Number of Units                                  2,157         4,970            --           --
  With GMWB
  Unit Price                                 $     14.64   $     13.60            --           --
  Number of Units                                218,580       238,104            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --            --            --           --
  Number of Units                                     --            --            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $     12.72   $     11.85            --           --
  Number of Units                                 44,091        48,538            --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $     14.33   $     13.37   $     10.47           --
  Number of Units                              4,649,399     6,109,346     7,556,596           --
  With HAV, EBP   and GMWB
  Unit Value                                 $     13.56   $     12.67            --           --
  Number of Units                                 19,908         9,201            --           --

Evergreen VA -- INTERNATIONAL EQUITY (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $     12.39   $     10.46   $      7.25   $     9.16
  Number of Units                                 50,975        38,062        15,780       28,265
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $     12.35   $     10.46            --           --
  Number of Units                                    637           742            --           --
  With GMWB
  Unit Price                                 $     12.34   $     10.46            --           --
  Number of Units                                 51,412        72,511            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --            --            --           --
  Number of Units                                     --            --            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $     12.31   $     10.46            --           --
  Number of Units                                 62,400        24,847            --           --
  With HAV, EBP and GRO Plus
  Unit Price                                 $     12.48   $     10.61   $      7.08           --
  Number of Units                              1,401,462     1,230,078     1,442,329           --
  With HAV, EBP   and GMWB
  Unit Value                                 $     12.27   $     10.45            --           --
  Number of Units                                 24,314         5,552            --           --

                                                              YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------
SUB-ACCOUNT                                     2000         1999     1998   1997   1996   1995   1994
-----------                                  ----------    --------   ----   ----   ----   ----   ----
AIM V.I. -- FINANCIAL SERVICES (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    14.17    $  11.43    --     --     --     --     --
  Number of Units                               414,091       3,896    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With GMWB
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --

EVERGREEN VA -- INTERNATIONAL EQUITY (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    10.64          --    --     --     --     --     --
  Number of Units                                18,481          --    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With GMWB
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                         --          --    --     --     --     --     --
  Number of Units                                    --          --    --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                    YEAR ENDED DECEMBER 31,
                                           ---------------------------------------
SUB-ACCOUNT                                   2004            2003          2002
-----------                                ------------    -----------   ---------
Evergreen VA -- SPECIAL EQUITY (10) (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $      11.65    $     11.08   $      7.34
  Number of Units                               181,036        179,911        86,011
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      15.58    $     14.86            --
  Number of Units                                 9,351          7,046            --
  With GMWB
  Unit Price                               $      11.44    $     10.92            --
  Number of Units                                64,019        150,470            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                               $   15.49859             --            --
  Number of Units                            472.808817             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                               $       9.57    $      9.16            --
  Number of Units                                92,559         69,344            --
  With HAV, EBP and GRO Plus
  Unit Price                               $      11.20    $     10.73   $      7.16
  Number of Units                             2,600,814      3,425,086     2,205,267
  With HAV, EBP and GMWB
  Unit Value                               $      15.38    $     14.76            --
  Number of Units                                71,520         19,312            --

EVERGREEN VA -- OMEGA (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                               $       9.97    $      9.36   $      6.73
  Number of Units                                57,316         34,638         1,695
  With any one of GRO Plus, EBP or HAV
  Unit Price                               $      14.19             --            --
  Number of Units                                 2,865             --            --
  With GMWB
  Unit Price                               $       9.84    $      9.27            --
  Number of Units                                29,895         47,047            --
  Any two of GRO Plus, EBP or HAV
  Unit Price                                         --             --            --
  Number of Units                                    --             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                               $       9.75    $      9.21            --
  Number of Units                                26,849         15,743            --
  With HAV, EBP and GRO Plus
  Unit Price                               $       7.20    $      6.81   $      4.93
  Number of Units                             3,262,680      3,260,000     2,594,817
  With HAV, EBP and GMWB
  Unit Value                               $      14.01    $     13.27            --
  Number of Units                                22,947          3,320            --


                                                                          Year Ended December 31,
                                          ------------------------------------------------------------------------------
Sub-account                                 2001         2000          1999     1998     1997     1996     1995     1994
-----------                               ---------   -----------      ----     ----     ----     ----     ----     ----
EVERGREEN VA -- SPECIAL EQUITY (10) (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $   10.14   $     11.11       --       --       --       --       --       --
  Number of Units                           114,085        33,699       --       --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With GMWB
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --

EVERGREEN VA -- OMEGA (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $    9.08            --       --       --       --       --       --       --
  Number of Units                            28,442            --       --       --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With GMWB
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  Any two of GRO Plus, EBP or HAV
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                     --            --       --       --       --       --       --       --
  Number of Units                                --            --       --       --       --       --       --       --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                            YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------------
SUB-ACCOUNT                                      2004          2003          2002         2001
------------------------------------------  ------------- ------------- ------------- -----------
ProFund VP -- EUROPE 30 (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $      9.24   $      8.14   $      5.91   $    8.01
  Number of Units                                328,575       413,959        26,656      74,072
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $     15.12   $     13.35            --          --
  Number of Units                                 33,131         4,594            --          --
  With GMWB
  Unit Price                                 $      9.08   $      8.02            --          --
  Number of Units                                 71,810       102,573            --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --            --            --          --
  Number of Units                                     --            --            --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $      7.90   $      7.00            --          --
  Number of Units                                201,444        75,543            --          --
  With HAV, EBP and GRO Plus
  Unit Price                                 $      8.89   $      7.88   $      5.76          --
  Number of Units                              7,338,767     9,921,296     2,550,567          --
  With HAV, EBP and GMWB
  Unit Value                                 $     14.93   $     13.26            --          --
  Number of Units                                 13,634         2,495            --          --

ProFund VP -- ASIA 30 (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $     12.63   $     12.78   $       7.8          --
  Number of Units                                124,486       160,378        18,518          --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                 $     15.91   $     16.14            --          --
  Number of Units                                    307         1,307            --          --
  With GMWB
  Unit Price                                 $     12.51   $     12.71            --          --
  Number of Units                                 50,380        69,173            --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                          --            --            --          --
  Number of Units                                     --            --            --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                 $     12.43   $     12.66            --          --
  Number of Units                                 63,254        47,272            --          --
  With HAV, EBP and GRO Plus
  Unit Price                                 $     12.38   $     12.62   $      7.76          --
  Number of Units                              1,589,326     2,441,338     2,060,741          --
  With HAV, EBP and GMWB
  Unit Value                                 $     15.71   $     16.03            --          --
  Number of Units                                 20,171         6,176            --          --


                                                                  YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
SUB-ACCOUNT                                 2000          1999       1998     1997     1996      1995    1994
-----------                                 ----          ----       ----     ----     ----      ----    ----
ProFund VP -- EUROPE 30 (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $  10.62      $ 12.26        --       --       --       --       --
  Number of Units                           33,488          134        --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With GMWB
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --

ProFund VP -- ASIA 30 (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With GMWB
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                    --           --        --       --       --       --       --
  Number of Units                               --           --        --       --       --       --       --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                         YEAR ENDED DECEMBER 31,
                                               -------------------------------------------
SUB-ACCOUNT                                      2004                 2003          2002
-----------                                      ----                 ----          ----
ProFund VP -- JAPAN (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $      9.81         $      9.18   $    7.29
  Number of Units                                  333,037              64,887       3,411
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $     13.70         $     12.85          --
  Number of Units                                      574               2,038          --
  With GMWB
  Unit Price                                   $      9.72         $      9.13          --
  Number of Units                                   46,067              42,857          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --                  --          --
  Number of Units                                       --                  --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $      9.65         $      9.09          --
  Number of Units                                   87,251              28,579          --
  With HAV, EBP and GRO Plus
  Unit Price                                   $      9.61         $      9.06   $    7.25
  Number of Units                                1,301,602           2,077,940     338,472
  With HAV, EBP and GMWB
  Unit Value                                   $     13.52         $     12.76          --
  Number of Units                                   11,573               7,868          --

ProFund VP -- BANKS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $     12.31         $     11.08        8.62
  Number of Units                                  165,023              20,188       6,455
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $     14.41         $     13.01          --
  Number of Units                                       --               3,337          --
  With GMWB
  Unit Price                                   $     12.19         $     11.02          --
  Number of Units                                   14,584               3,002          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   $  14.33204                  --          --
  Number of Units                               0.00279095                 --           --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $     12.11         $     10.97          --
  Number of Units                                   12,480               8,886          --
  With HAV, EBP and GRO Plus
  Unit Price                                   $     12.06         $     10.94   $    8.58
  Number of Units                                  375,128             341,497     555,999
  With HAV, EBP and GMWB
  Unit Value                                   $     14.22         $     12.92          --
  Number of Units                                   12,919               4,576          --


                                                                            YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------
SUB-ACCOUNT                                  2001       2000      1999      1998      1997      1996      1995      1994
-----------                                  ----       ----      ----      ----      ----      ----      ----      ----
ProFund VP -- JAPAN (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With GMWB
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any one of EBP or HAV and GMWB
  Unit Value                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With HAV, EBP and GRO Plus
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With HAV, EBP and GMWB
  Unit Value                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --

ProFund VP -- BANKS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With GMWB
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With any one of EBP or HAV and GMWB
  Unit Value                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With HAV, EBP and GRO Plus
  Unit Price                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --
  With HAV, EBP and GMWB
  Unit Value                                  --         --        --        --        --        --        --        --
  Number of Units                             --         --        --        --        --        --        --        --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------
SUB-ACCOUNT                                     2004                   2003                 2002
-----------                                     ----                   ----                 ----
ProFund VP -- BASIC MATERIALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $              12.19   $              11.13   $             8.52
  Number of Units                                      167,864                253,494               11,440
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $              14.75   $              13.50                   --
  Number of Units                                        6,871                  8,846                   --
  With GMWB
  Unit Price                              $              12.08   $              11.07                   --
  Number of Units                                       72,530                 37,759                   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $           14.66645                     --                   --
  Number of Units                                   360.188048                     --                   --
  With any one of EBP or HAV and GMWB
  Unit Value                              $              12.00   $              11.02                   --
  Number of Units                                       42,597                 53,759                   --
  With HAV, EBP and GRO Plus
  Unit Price                              $              11.95   $              10.99   $             8.47
  Number of Units                                      992,142              2,610,829              361,568
  With HAV, EBP and GMWB
  Unit Value                              $              14.56   $              13.41                   --
  Number of Units                                       17,377                  3,940                   --

ProFund VP -- BIOTECHNOLOGY (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $               7.92   $               7.27   $             5.23
  Number of Units                                      133,501                 49,177              111,468
  With any one of GRO Plus, EBP or HAV
  Unit Price                                                --                     --                   --
  Number of Units                                           --                     --                   --
  With GMWB
  Unit Price                              $               7.81   $               7.19                   --
  Number of Units                                       28,189                 26,692                   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                --                     --                   --
  Number of Units                                           --                     --                   --
  With any one of EBP or HAV and GMWB
  Unit Value                              $               7.73   $               7.14                   --
  Number of Units                                       32,726                 20,329                   --
  With HAV, EBP and GRO Plus
  Unit Price                              $               7.69   $               7.11   $             5.16
  Number of Units                                    1,972,431              1,623,411            2,412,670
  With HAV, EBP and GMWB
  Unit Value                                                --                     --                   --
  Number of Units                                           --                     --                   --

                                                                         YEAR ENDED DECEMBER 31,
                                               --------------------------------------------------------------------------
SUB-ACCOUNT                                    2001           2000      1999     1998     1997     1996     1995     1994
-----------                                    ----           ----      ----     ----     ----     ----     ----     ----
ProFund VP -- BASIC MATERIALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With GMWB
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --

ProFund VP -- BIOTECHNOLOGY (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 $    8.43          --       --       --       --       --       --       --
  Number of Units                               47,974          --       --       --       --       --       --       --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With GMWB
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With any one of EBP or HAV and GMWB
  Unit Value                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With HAV, EBP and GRO Plus
  Unit Price                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --
  With HAV, EBP and GMWB
  Unit Value                                        --          --       --       --       --       --       --       --
  Number of Units                                   --          --       --       --       --       --       --       --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                   YEAR ENDED DECEMBER 31,
                                        -------------------------------------------
SUB-ACCOUNT                                 2004         2003        2002     2001
--------------------------------------- ------------ ----------- ----------- ------
ProFund VP -- CONSUMER SERVICES (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     9.82   $   9.19    $    7.29   --
  Number of Units                           195,868     24,982       14,792   --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   $  11.79           --   --
  Number of Units                                --      4,440           --   --
  With GMWB
  Unit Price                             $     9.73   $   9.14           --   --
  Number of Units                             4,244      9,359           --   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --         --           --   --
  Number of Units                                --         --           --   --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     9.67   $   9.10           --   --
  Number of Units                            20,288     13,935           --   --
  With HAV, EBP and GRO Plus
  Unit Price                             $     9.63   $   9.07    $    7.26   --
  Number of Units                           386,496    171,567      319,201   --
  With HAV, EBP   and GMWB
  Unit Value                             $    12.41   $  11.71           --   --
  Number of Units                            27,094      2,321           --   --

ProFund VP -- CONSUMER GOODS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    10.65   $   9.81    $    8.33   --
  Number of Units                            24,590     11,486        9,203   --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $    12.60   $  11.64           --   --
  Number of Units                            18,767        110           --   --
  With GMWB
  Unit Price                             $    10.55   $   9.75           --   --
  Number of Units                            30,219     13,561           --   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --         --           --   --
  Number of Units                                --         --           --   --
  With any one of EBP or HAV and GMWB
  Unit Value                             $    10.47   $   9.71           --   --
  Number of Units                             7,578      3,821           --   --
  With HAV, EBP and GRO Plus
  Unit Price                             $    10.43   $   9.68    $    8.29   --
  Number of Units                           282,872    135,369      406,966   --
  With HAV, EBP   and GMWB
  Unit Value                             $    12.44   $  11.56           --   --
  Number of Units                             8,109      1,762           --   --

                                                      YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------
SUB-ACCOUNT                             2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ------ ------ ------ ------ ------ ------ -----
ProFund VP -- CONSUMER SERVICES (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --

ProFund VP -- CONSUMER GOODS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                             --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                   YEAR ENDED DECEMBER 31,
                                        ------------------------------------------
SUB-ACCOUNT                                 2004            2003          2002
--------------------------------------- -------------- ------------- -------------
ProFund VP -- OIL & GAS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.91    $      9.26   $      7.63
  Number of Units                            247,649        336,748       148,807
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     15.73    $     12.27            --
  Number of Units                             17,651          3,159            --
  With GMWB
  Unit Price                             $     11.74    $      9.17            --
  Number of Units                            152,439        209,311            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $  15.64967             --            --
  Number of Units                         974.547067             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     11.62    $      9.10            --
  Number of Units                            186,654         50,155            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     11.56    $      9.06   $      7.51
  Number of Units                          2,906,307      2,665,622     1,985,954
  With HAV, EBP   and GMWB
  Unit Value                             $     15.53    $     12.19            --
  Number of Units                             66,223          2,523            --

ProFund VP -- FINANCIALS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.03    $     10.06   $      7.85
  Number of Units                            259,356         28,956        31,033
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     13.77    $     12.59            --
  Number of Units                              1,291             84            --
  With GMWB
  Unit Price                             $     10.87    $      9.96            --
  Number of Units                              9,956         24,316            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --             --            --
  Number of Units                                 --             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     10.77    $      9.88            --
  Number of Units                             70,662         32,283            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     10.70    $      9.84   $      7.74
  Number of Units                            988,561      1,055,518     1,086,464
  With HAV, EBP   and GMWB
  Unit Value                             $     13.60    $     12.51            --
  Number of Units                             33,262          3,980            --

                                                              YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------
SUB-ACCOUNT                                 2001     2000   1999   1998   1997   1996   1995   1994
-----------                              ---------   ----   ----   ----   ----   ----   ----   ----
ProFund VP -- OIL & GAS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     9.25   --     --     --     --     --     --     --
  Number of Units                           262,999   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

ProFund VP -- FINANCIALS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     9.28   --     --     --     --     --     --     --
  Number of Units                            12,893   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                 YEAR ENDED DECEMBER 31,
                                        -----------------------------------------
SUB-ACCOUNT                                  2004          2003          2002
--------------------------------------- ------------- ------------- -------------
ProFund VP -- HEALTH CARE (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      8.58   $      8.44   $      7.23
  Number of Units                            342,154        57,417        76,140
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     11.34   $     11.18            --
  Number of Units                              2,059            89            --
  With GMWB
  Unit Price                             $      8.46   $      8.35            --
  Number of Units                             12,368        26,046            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      8.38   $      8.29            --
  Number of Units                             91,641        23,591            --
  With HAV, EBP and GRO Plus
  Unit Price                             $      8.33   $      8.25   $      7.13
  Number of Units                          1,535,099     1,510,258     1,313,814
  With HAV, EBP   and GMWB
  Unit Value                             $     11.19   $     11.10            --
  Number of Units                             43,276        11,578            --

ProFund VP -- INDUSTRIALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.45   $     10.18            --
  Number of Units                             23,756        41,864            --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     14.58   $     13.00            --
  Number of Units                              1,098         2,980            --
  With GMWB
  Unit Price                             $     11.34   $     10.12            --
  Number of Units                              4,213        66,394            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     11.27   $     10.08            --
  Number of Units                             22,333        11,186            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     11.22   $     10.05   $      7.93
  Number of Units                            364,913       690,803        12,642
  With HAV, EBP   and GMWB
  Unit Value                             $     14.40   $     12.91            --
  Number of Units                             15,368         3,639            --


                                                          YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------------
SUB-ACCOUNT                                 2001    2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ----------- ------ ------ ------ ------ ------ ------ -----
ProFund VP -- HEALTH CARE (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    9.42   --     --     --     --     --     --     --
  Number of Units                           38,320   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

ProFund VP -- INDUSTRIALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                        YEAR ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------------------
SUB-ACCOUNT                                 2004         2003          2002    2001    2000   1999  1998   1997   1996   1995   1994
-----------                              ----------   ---------    --------    ----    ----   ----  ----   ----   ----   ----   ----
ProFund VP -- INTERNET (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    18.38   $   15.25    $     8.63    --     --     --    --     --     --     --     --
  Number of Units                           181,598      54,786        53,814    --     --     --    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --          --            --    --     --     --    --     --     --     --     --
  Number of Units                                --          --            --    --     --     --    --     --     --     --     --
  With GMWB
  Unit Price                             $    18.20   $   15.16            --    --     --     --    --     --     --     --     --
  Number of Units                            15,692       7,564            --    --     --     --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --          --            --    --     --     --    --     --     --     --     --
  Number of Units                                --          --            --    --     --     --    --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             $    18.08   $   15.10            --    --     --     --    --     --     --     --     --
  Number of Units                            20,851       8,287            --    --     --     --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $    18.01   $   15.06    $     8.58    --     --     --    --     --     --     --     --
  Number of Units                         1,118,993     707,697     2,982,656    --     --     --    --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --          --            --    --     --     --    --     --     --     --     --
  Number of Units                                --          --            --    --     --     --    --     --     --     --     --

ProFund VP -- PHARMACEUTICALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     8.15   $    9.04    $     8.62    --     --     --    --     --     --     --     --
  Number of Units                            41,607      81,004         9,411    --     --     --    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --          --            --    --     --     --    --     --     --     --     --
  Number of Units                                --          --            --    --     --     --    --     --     --     --     --
  With GMWB
  Unit Price                             $     8.08   $    8.99            --    --     --     --    --     --     --     --     --
  Number of Units                            46,934      64,585            --    --     --     --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --          --            --    --     --     --    --     --     --     --     --
  Number of Units                                --          --            --    --     --     --    --     --     --     --     --
  With any one of EBP or H  AV and GMWB
  Unit Value                             $     8.02   $    8.95            --    --     --     --    --     --     --     --     --
  Number of Units                            27,913      24,743            --    --     --     --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $     7.99   $    8.92    $     8.57    --     --     --    --     --     --     --     --
  Number of Units                           397,839     782,830       241,916    --     --     --    --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                             $     8.96   $   10.02            --    --     --     --    --     --     --     --     --
  Number of Units                            40,402       6,951            --    --     --     --    --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                  YEAR ENDED DECEMBER 31,
                                        -----------------------------------------
SUB-ACCOUNT                                  2004          2003          2002
--------------------------------------- ------------   -----------   -----------
ProFund VP -- PRECIOUS METALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     12.10   $     13.52   $      9.77
  Number of Units                            406,661       315,457       395,037
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     13.94   $     15.61            --
  Number of Units                              7,595         2,292            --
  With GMWB
  Unit Price                             $     11.98   $     13.44            --
  Number of Units                             69,918       135,133            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     11.90   $     13.38            --
  Number of Units                            102,230        89,687            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     11.85   $     13.35   $      9.72
  Number of Units                          2,177,951     3,303,737     3,992,389
  With HAV, EBP   and GMWB
  Unit Value                             $     13.76   $     15.51            --
  Number of Units                             18,961         6,099            --

ProFund VP -- REAL ESTATE (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     18.01   $     14.25   $     10.77
  Number of Units                            216,703       116,140        32,985
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     16.99   $     13.48            --
  Number of Units                              2,664           248            --
  With GMWB
  Unit Price                             $     17.76   $     14.10            --
  Number of Units                             25,269        33,152            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     17.58   $     14.00            --
  Number of Units                             53,006        18,355            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     17.48   $     13.94   $     10.61
  Number of Units                          1,840,538     1,753,690     1,489,153
  With HAV, EBP   and GMWB
  Unit Value                             $     16.78   $     13.39            --
  Number of Units                             32,379         5,332            --


                                                             YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------------
SUB-ACCOUNT                                 2001     2000   1999   1998   1997   1996   1995   1994
---------------------------------------  ---------   ------ ------ ------ ------ ------ ------ -----
ProFund VP -- PRECIOUS METALS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --

ProFund VP -- REAL ESTATE (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   10.84    --     --     --     --     --     --     --
  Number of Units                           35,747    --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --    --     --     --     --     --     --     --
  Number of Units                               --    --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                 YEAR ENDED DECEMBER 31,
                                         ---------------------------------------
SUB-ACCOUNT                                 2004           2003          2002
---------------------------------------  -----------   -----------   -----------
ProFund VP -- SEMICONDUCTOR (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      7.35   $      9.67   $      5.17
  Number of Units                             98,700        51,652        33,410
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With GMWB
  Unit Price                             $      7.28   $      9.62            --
  Number of Units                             23,077        16,928            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      7.23   $      9.58            --
  Number of Units                             52,485        17,621            --
  With HAV, EBP and GRO Plus
  Unit Price                             $      7.20   $      9.55   $      5.14
  Number of Units                            634,759     1,401,488       608,142
  With HAV, EBP   and GMWB
  Unit Value                                      --            --            --
  Number of Units                                 --            --            --

ProFund VP -- TECHNOLOGY (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      5.03   $      5.09   $      3.51
  Number of Units                            201,017        83,329        48,717
  With any one of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With GMWB
  Unit Price                             $      4.96   $      5.04            --
  Number of Units                             54,065        31,769            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      4.91   $      5.00            --
  Number of Units                             88,720        74,180            --
  With HAV, EBP and GRO Plus
  Unit Price                             $      4.88   $      4.98   $      3.46
  Number of Units                          2,360,913     3,100,820     3,290,202
  With HAV, EBP   and GMWB
  Unit Value                             $     13.10            --            --
  Number of Units                                114            --            --


                                                              YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------
SUB-ACCOUNT                                 2001    2000   1999   1998   1997   1996   1995   1994
---------------------------------------  --------- -----   ----   ----   ----   ----   ----   ----
ProFund VP -- SEMICONDUCTOR (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

ProFund VP -- TECHNOLOGY (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    5.95   --     --     --     --     --     --     --
  Number of Units                           53,955   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                   Year Ended December 31,
                                         -----------------------------------------
Sub-account                                   2004            2003          2002
---------------------------------------  -----------     -----------   -----------
ProFund VP -- TELECOMMUNICATIONS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      5.16     $      4.49   $      4.41
  Number of Units                            233,182          56,454        65,796
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     11.68     $     10.20            --
  Number of Units                                 20             128            --
  With GMWB
  Unit Price                             $      5.09     $      4.45            --
  Number of Units                            122,311          25,158            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --              --            --
  Number of Units                                 --              --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $      5.04     $      4.41            --
  Number of Units                            118,731          30,179            --
  With HAV, EBP and GRO Plus
  Unit Price                             $      5.01     $      4.39   $      4.35
  Number of Units                          1,612,072         787,450     3,082,428
  With HAV, EBP   and GMWB
  Unit Value                             $     11.53     $     10.13            --
  Number of Units                             16,606           4,026            --

ProFund VP -- UTILITIES (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $      8.97     $      7.45   $      6.18
  Number of Units                            347,666          88,248       127,336
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     15.33     $     12.78            --
  Number of Units                              1,644              92            --
  With GMWB
  Unit Price                             $      8.84     $      7.38            --
  Number of Units                            201,748         100,385            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $  15.24805              --            --
  Number of Units                         0.00196746              --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       8.75    $      7.32            --
  Number of Units                             79,702          18,902            --
  With HAV, EBP and GRO Plus
  Unit Price                             $      8.70     $      7.29   $      6.09
  Number of Units                          2,953,337       1,889,169     3,391,766
  With HAV, EBP   and GMWB
  Unit Value                             $     15.13     $     12.69            --
  Number of Units                             74,584           7,430            --


                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------
SUB-ACCOUNT                                 2001    2000   1999   1998   1997   1996   1995   1994
---------------------------------------  ---------  ----   ----   ----   ----   ----   ----   ----
ProFund VP -- TELECOMMUNICATIONS (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    7.15   --     --     --     --     --     --     --
  Number of Units                            1,696   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

ProFund VP -- UTILITIES (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    8.18   --     --     --     --     --     --     --
  Number of Units                           48,251   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                    --   --     --     --     --     --     --     --
  Number of Units                               --   --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                    YEAR ENDED DECEMBER 31,
                                         ------------------------------------------
SUB-ACCOUNT                                   2004            2003          2002
---------------------------------------  -------------     ----------   -----------
ProFund VP -- BULL (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       10.82     $    10.01   $      8.02
  Number of Units                              617,953        404,601       153,898
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $       13.10     $    12.15            --
  Number of Units                               14,279          6,640            --
  With GMWB
  Unit Price                             $       10.72     $     9.95            --
  Number of Units                            1,644,159        875,798            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --             --            --
  Number of Units                                   --             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       10.65     $     9.91            --
  Number of Units                              412,259        394,427            --
  With HAV, EBP and GRO Plus
  Unit Price                             $       10.60     $     9.88   $      7.98
  Number of Units                           12,175,025      7,676,322     6,296,621
  With HAV, EBP and GMWB
  Unit Value                             $       12.93     $    12.07            --
  Number of Units                              182,468         18,458            --

ProFund VP -- BEAR (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $        9.31     $    10.45   $     13.95
  Number of Units                               98,354        196,473       217,878
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $        6.74     $     7.58            --
  Number of Units                                4,246          1,812            --
  With GMWB
  Unit Price                             $        9.18     $     10.34            --
  Number of Units                               53,812         36,026            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $      6.7025             --            --
  Number of Units                           0.01342783             --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $        9.09     $    10.26            --
  Number of Units                               16,155         28,299            --
  With HAV, EBP and GRO Plus
  Unit Price                             $        9.04     $    10.22   $     13.74
  Number of Units                            1,605,788      2,846,064     4,011,499
  With HAV, EBP and GMWB
  Unit Value                             $        6.65     $     7.53            --
  Number of Units                                5,797          3,186            --

                                                              Year Ended December 31,
                                         -----------------------------------------------------------
Sub-account                                 2001     2000   1999   1998   1997   1996   1995   1994
-----------                              ----------  ----   ----   ----   ----   ----   ----   ----
ProFund VP -- BULL (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

ProFund VP -- BEAR (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $    11.62   --     --     --     --     --     --     --
  Number of Units                           104,865   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                     YEAR ENDED DECEMBER 31,
                                         ------------------------------------------
SUB-ACCOUNT                                  2004           2003           2002
-----------                              ------------   ------------   ------------
ProFund VP -- ULTRABULL (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       8.45   $       7.26   $       4.78
  Number of Units                             367,865        327,838        108,279
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With GMWB
  Unit Price                             $       8.33   $       7.18             --
  Number of Units                             209,532        150,978             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       8.25   $       7.13             --
  Number of Units                             305,666         56,257             --
  With HAV, EBP and GRO Plus
  Unit Price                             $       8.20   $       7.10   $       4.71
  Number of Units                           5,277,550      5,798,604      6,435,217
  With HAV, EBP   and GMWB
  Unit Value                                       --             --             --
  Number of Units                                  --             --             --

ProFund VP -- OTC (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       5.57   $       5.16   $       3.54
  Number of Units                             629,788        729,288        520,310
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $      14.66   $      13.63             --
  Number of Units                              22,415          2,703             --
  With GMWB
  Unit Price                             $       5.49   $       5.11             --
  Number of Units                             279,544        529,884             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       5.44   $       5.07             --
  Number of Units                             293,311        257,947             --
  With HAV, EBP and GRO Plus
  Unit Price                             $       5.40   $       5.05   $       3.49
  Number of Units                          12,165,435     18,325,679     18,242,013
  With HAV, EBP   and GMWB
  Unit Value                             $      14.47   $      13.54             --
  Number of Units                             105,135         12,607             --


                                                               YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------------
SUB-ACCOUNT                                 2001     2000   1999   1998   1997   1996   1995   1994
---------------------------------------  ----------  ----   ----   ----   ----   ----   ----   ----
ProFund VP -- ULTRABULL (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     7.52   --     --     --     --     --     --     --
  Number of Units                            80,778   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

ProFund VP -- OTC (2001)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     5.81   --     --     --     --     --     --     --
  Number of Units                           163,539   --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With GMWB
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --   --     --     --     --     --     --     --
  Number of Units                                --   --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                    YEAR ENDED DECEMBER 31,
                                         ------------------------------------------
SUB-ACCOUNT                                  2004           2003           2002
---------------------------------------  ------------   ------------   ------------
ProFund VP -- SHORT OTC (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       6.09   $       6.90   $      11.07
  Number of Units                              92,529        164,801        119,355
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $       5.72   $       6.49             --
  Number of Units                               4,270          3,522             --
  With GMWB
  Unit Price                             $       6.03   $       6.86             --
  Number of Units                              41,643         48,889             --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       5.99   $       6.83             --
  Number of Units                              77,280         40,617             --
  With HAV, EBP and GRO Plus
  Unit Price                             $       5.97   $       6.81   $      11.02
  Number of Units                           1,145,149      2,407,843        682,058
  With HAV, EBP   and GMWB
  Unit Value                             $       5.64   $       6.45             --
  Number of Units                               7,841         10,811             --

ProFund VP -- ULTRAOTC (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       1.37   $       1.21   $       0.6
  Number of Units                           1,534,878      1,640,765      1,188,414
  With One Optional Benefit
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With GMWB
  Unit Price                             $       1.34   $       1.19             --
  Number of Units                           1,856,494        947,879             --
  With Any Two Optional Benefits
  Unit Price                                       --             --             --
  Number of Units                                  --             --             --
  With any one of EBP or HAV and GMWB
  Unit Value                             $       0.87   $       0.77             --
  Number of Units                           6,405,048        890,270             --
  With All Optional Benefits
  Unit Price                             $       1.31   $       1.17   $       0.58
  Number of Units                          64,074,230     70,502,464     70,200,723
  With HAV, EBP   and GMWB
  Unit Value                             $      19.53             --             --
  Number of Units                                  90             --             --


                                                                         YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------------------
SUB-ACCOUNT                                  2001          2000         1999     1998   1997   1996   1995   1994
-----------                              -----------       ----         ----     ----   ----   ----   ----   ----
ProFund VP -- SHORT OTC (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With GMWB
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --

ProFund VP -- ULTRAOTC (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $       1.94   $     6.25   $    23.61   --     --     --     --     --
  Number of Units                           1,166,884      473,337      189,497   --     --     --     --     --
  With One Optional Benefit
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With GMWB
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With Any Two Optional Benefits
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With All Optional Benefits
  Unit Price                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                       --           --           --   --     --     --     --     --
  Number of Units                                  --           --           --   --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                    YEAR ENDED DECEMBER 31,
                                         ---------------------------------------
SUB-ACCOUNT                                  2004          2003          2002
-----------                              -----------   -----------   -----------
ProFund VP -- MID-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     11.99   $     10.41   $      7.72
  Number of Units                            364,242       192,966        28,913
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     15.58            --            --
  Number of Units                              2,569            --            --
  With GMWB
  Unit Price                             $     11.88   $     10.35            --
  Number of Units                            233,345        97,167            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     11.80   $     10.30            --
  Number of Units                             87,968        59,964            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     11.75   $     10.28   $      7.68
  Number of Units                          5,847,389     2,348,166     1,089,843
  With HAV, EBP   and GMWB
  Unit Value                             $     15.38   $     13.46            --
  Number of Units                             64,251        18,261            --

ProFund VP -- MID-CAP GROWTH (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     10.87   $      9.85   $      7.75
  Number of Units                            181,124       150,991        21,813
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     13.72   $     12.46            --
  Number of Units                              1,151           724            --
  With GMWB
  Unit Price                             $     10.77   $      9.79            --
  Number of Units                            140,397        31,184            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --
  Number of Units                                 --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     10.70   $      9.75            --
  Number of Units                             80,520        24,107            --
  With HAV, EBP and GRO Plus
  Unit Price                             $     10.65   $      9.73   $      7.71
  Number of Units                          3,276,513     3,105,446     1,444,783
  With HAV, EBP   and GMWB
  Unit Value                             $     13.54   $     12.38            --
  Number of Units                             55,896        17,202            --


                                                         YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------
SUB-ACCOUNT                              2001  2000   1999   1998   1997   1996   1995   1994
-----------                              ----  ----   ----   ----   ----   ----   ----   ----
ProFund VP -- MID-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --

ProFund VP -- MID-CAP GROWTH (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                  YEAR ENDED DECEMBER 31,
                                          ------------------------------------------
SUB-ACCOUNT                                     2004           2003         2002
---------------------------------------   --------------   -----------  ------------
ProFund VP -- ULTRAMID-CAP (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $     12.32      $      9.71   $      5.75
  Number of Units                             245,338           91,098        34,937
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $     21.07      $     16.65            --
  Number of Units                                 424              180            --
  With GMWB
  Unit Price                              $     12.21      $      9.66            --
  Number of Units                              59,951           23,808            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       --               --            --
  Number of Units                                  --               --            --
  With any one of EBP or HAV and GMWB
  Unit Value                              $     12.31      $      9.62            --
  Number of Units                             115,073           34,556            --
  With HAV, EBP and GRO Plus
  Unit Price                              $     12.08      $      9.59   $      5.72
  Number of Units                           2,695,188        2,335,072     2,276,660
  With HAV, EBP and GMWB
  Unit Value                              $     20.80      $     16.53            --
  Number of Units                              28,117            5,328            --

ProFund VP -- SMALL-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                              $     11.40      $      9.55   $      7.14
  Number of Units                             585,857          346,508        99,422
  With any one of GRO Plus, EBP or HAV
  Unit Price                              $     16.14      $     13.56            --
  Number of Units                               8,545            4,650            --
  With GMWB
  Unit Price                              $     11.29      $      9.50            --
  Number of Units                             250,135          170,053            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                              $   16.0549               --            --
  Number of Units                          1344.61255               --            --
  With any one of EBP or HAV and GMWB
  Unit Value                              $     11.22      $      9.46            --
  Number of Units                             123,988          105,751            --
  With HAV, EBP and GRO Plus
  Unit Price                              $     11.17      $      9.43   $       7.1
  Number of Units                           5,676,835        7,690,089     2,908,617
  With HAV, EBP and GMWB
  Unit Value                              $     15.93      $     13.47            --
  Number of Units                              75,890           27,349            --


                                                       YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------
SUB-ACCOUNT                              2001   2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ------ ------ ------ ------ ------ ------ ------ -----
ProFund VP -- ULTRAMID-CAP (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --

ProFund VP -- SMALL-CAP VALUE (2002)
  WITH NO OPTIONAL BENEFITS

  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                             --     --     --     --     --     --     --     --
  Number of Units                        --     --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                       YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------------
SUB-ACCOUNT                                  2004          2003          2002         2001
--------------------------------------  ------------- ------------- ------------- ------------
ProFund VP -- SMALL-CAP GROWTH (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     12.30   $     10.34   $      7.75           --
  Number of Units                            427,343       184,649        89,346           --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     15.67   $     13.20            --           --
  Number of Units                              7,053         3,412            --           --
  With GMWB
  Unit Price                             $     12.19   $     10.28            --           --
  Number of Units                            208,566       162,123            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --   $     13.16            --           --
  Number of Units                                 --         3,708            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     12.11   $     10.23            --           --
  Number of Units                            237,000        65,882            --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     12.06   $     10.21   $      7.71           --
  Number of Units                          8,939,008     8,727,145     2,138,861           --
  With HAV, EBP and GMWB
  Unit Value                             $     15.47   $     13.11            --           --
  Number of Units                             63,321        24,983            --           --

ProFund VP -- ULTRASMALL-CAP (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     12.51   $      9.61   $      4.85   $     8.51
  Number of Units                            476,709       258,143       147,185      221,152
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $     25.52            --            --           --
  Number of Units                              3,653            --            --           --
  With GMWB
  Unit Price                             $     12.29   $      9.47            --           --
  Number of Units                            138,180        62,351            --           --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                      --            --            --           --
  Number of Units                                 --            --            --           --
  With any one of EBP or HAV and GMWB
  Unit Value                             $     12.28   $      9.49            --           --
  Number of Units                            143,175        60,051            --           --
  With HAV, EBP and GRO Plus
  Unit Price                             $     12.03   $      9.31   $      4.73           --
  Number of Units                          6,963,400     6,332,095     5,664,617           --
  With HAV, EBP   and GMWB
  Unit Value                             $     25.20            --            --           --
  Number of Units                              4,066            --            --           --


                                                          YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------------
SUB-ACCOUNT                                 2000         1999     1998   1997   1996   1995   1994
--------------------------------------  -----------  ----------   ----   ----   ----   ----   ----
ProFund VP -- SMALL-CAP GROWTH (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With GMWB
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With HAV, EBP   and GMWB
  Unit Value                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --

ProFund VP -- ULTRASMALL-CAP (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $     9.27    $  11.98    --     --     --     --     --
  Number of Units                           233,113          --    --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With GMWB
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                     --          --    --     --     --     --     --
  Number of Units                                --          --    --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
SUB-ACCOUNT                                        2004          2003          2002
--------------------------------------------- ------------- ------------- -------------
ProFund VP -- U.S. GOVERNMENT PLUS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $     12.11   $     11.27   $     11.64
  Number of Units                                  195,171       186,404       206,704
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $     10.57            --            --
  Number of Units                                   26,858            --            --
  With GMWB
  Unit Price                                   $     12.00   $     11.20            --
  Number of Units                                   22,495        23,280            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --            --            --
  Number of Units                                       --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $     11.91   $     11.15            --
  Number of Units                                   42,782        20,058            --
  With HAV, EBP and GRO Plus
  Unit Price                                   $     11.87   $     11.12   $     11.58
  Number of Units                                1,755,931     2,033,836     7,945,270
  With HAV, EBP   and GMWB
  Unit Value                                   $     10.43   $      9.79            --
  Number of Units                                   11,478         6,691            --

ProFund VP -- RISING RATES OPPORTUNITY (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   $      6.81   $      7.69   $      8.07
  Number of Units                                  888,013       217,316       126,238
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   $      8.14   $      9.22            --
  Number of Units                                    8,915         6,919            --
  With GMWB
  Unit Price                                   $      6.74   $      7.64            --
  Number of Units                                  110,984        47,076            --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --            --            --
  Number of Units                                       --            --            --
  With any one of EBP or HAV and GMWB
  Unit Value                                   $      6.70   $      7.61            --
  Number of Units                                  266,169        78,428            --
  With HAV, EBP and GRO Plus
  Unit Price                                   $      6.67   $      7.59   $      8.03
  Number of Units                                6,072,654     2,570,189       583,657
  With HAV, EBP and GMWB
  Unit Value                                   $      8.04   $      9.16            --
  Number of Units                                  168,043        31,892            --

                                                             YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------
SUB-ACCOUNT                                    2001   2000   1999   1998   1997   1996   1995   1994
--------------------------------------------- ------ ------ ------ ------ ------ ------ ------ -----
ProFund VP -- U.S. GOVERNMENT PLUS (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --

ProFund VP -- RISING RATES OPPORTUNITY (2002)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With GMWB
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued


                                                                     YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------------------------------------
SUB-ACCOUNT                                 2004      2003   2002   2001   2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ------------ ------ ------ ------ ------ ------ ------ ------ ------ ------ -----
ProFund VP -- LARGE-CAP GROWTH
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                           72,725     --     --    --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                           18,860     --     --    --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                            2,860     --     --    --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                            6,286     --     --    --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                              554     --     --    --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                               84     --     --    --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                    --     --     --    --     --     --     --     --     --     --     --
  Number of Units                               --     --     --    --     --     --     --     --     --     --     --

ProFund VP -- LARGE-CAP VALUE
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   10.37     --     --    --     --     --     --     --     --     --     --
  Number of Units                          159,605     --     --    --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $   10.36     --     --    --     --     --     --     --     --     --     --
  Number of Units                           36,170     --     --    --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                             $   10.36     --     --    --     --     --     --     --     --     --     --
  Number of Units                            3,802     --     --    --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                             $   10.36     --     --    --     --     --     --     --     --     --     --
  Number of Units                            1,123     --     --    --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             $   10.36     --     --    --     --     --     --     --     --     --     --
  Number of Units                              554     --     --    --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $   10.36     --     --     --     --    --     --     --     --     --     --
  Number of Units                               84     --     --     --     --    --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                    --     --     --    --     --     --     --     --     --     --     --
  Number of Units                               --     --     --    --     --     --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                                                                    YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------------------------
SUB-ACCOUNT                                 2004     2003   2002   2001   2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ----------- ------ ------ ------ ------ ------ ------ ------ ------ ------ -----
ProFund VP -- SHORT MID-CAP
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   9.71     --     --     --     --     --     --     --     --     --     --
  Number of Units                          11,369     --     --     --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                 9.70     --     --     --     --     --     --     --     --     --     --
  Number of Units                             571    --     --     --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                 9.70     --     --     --     --     --     --     --     --     --     --
  Number of Units                           1,808     --     --     --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
ProFund VP -- SHORT SMALL-CAP
  WITH NO OPTIONAL BENEFITS
  Unit Price                                 9.55     --     --     --     --     --     --     --     --     --     --
  Number of Units                          12,042    --     --     --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                 9.55     --     --     --     --     --     --     --     --     --     --
  Number of Units                           7,859     --     --     --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                 9.54     --     --     --     --     --     --     --     --     --     --
  Number of Units                          11,484     --     --     --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                   --     --     --     --     --     --     --     --     --     --     --
  Number of Units                              --     --     --     --     --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix A -- Condensed Financial Information About Separate Account B continued


                                                      YEAR ENDED DECEMBER 31,
                                             -----------------------------------------
SUB-ACCOUNT                                       2004           2003          2002
-------------------------------------------- -------------- -------------- -----------
FIRST TRUST(R) 10 UNCOMMON VALUES (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $       4.50             --   $    2.99
  Number of Units                                   28,099             --       42562
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --             --          --
  Number of Units                                       --             --          --
  With GMWB
  Unit Price                                  $       4.93             --          --
  Number of Units                                  354,977             --          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --             --          --
  Number of Units                                       --             --          --
  With any one of EBP or HAV and GMWB
  Unit Value                                  $       4.38             --          --
  Number of Units                                   33,075             --          --
  With HAV, EBP and GRO Plus
  Unit Price                                  $       4.35             --   $    2.94
  Number of Units                                1,576,636             --     1716102
  With HAV, EBP and GMWB
  Unit Value                                            --             --          --
  Number of Units                                       --             --          --

FIRST TRUST TARGET MANAGED VIP (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $      11.40             --          --
  Number of Units                                   14,798             --          --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                  $      11.38             --          --
  Number of Units                                   38,020             --          --
  With GMWB
  Unit Value                                  $       9.30   $       8.36          --
  Number of Units                                1,696,946      1,697,696          --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --             --          --
  Number of Units                                       --             --          --
  With any one of EBP or HAV and GMWB
  Number of Units                                  695,591        476,951          --
  With HAV, EBP and GRO Plus
  Unit Price                                  $      11.34             --          --
  Number of Units                                1,435,179             --          --
  With HAV, EBP and GMWB
  Unit Value                                  $      14.56             --          --
  Number of Units                                  246,099             --          --


                                                                 YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------------
SUB-ACCOUNT                                      2001        2000     1999   1998   1997   1996   1995   1994
-------------------------------------------- ----------  ----------- ------ ------ ------ ------ ------ -----
FIRST TRUST(R) 10 UNCOMMON VALUES (2000)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                  $   4.77    $   7.46    --     --     --     --     --     --
  Number of Units                                44306       37575    --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With GMWB
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --

FIRST TRUST TARGET MANAGED VIP (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With GMWB
  Unit Value                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Number of Units                                   --          --    --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                                        --          --    --     --     --     --     --     --
  Number of Units                                   --          --    --     --     --     --     --     --

                                                                      APPENDIX A

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS


                                                                       YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------------------------------------
SUB-ACCOUNT                                 2004         2003     2002   2001   2000   1999   1998   1997   1996   1995   1994
--------------------------------------- ------------ ----------- ------ ------ ------ ------ ------ ------ ------ ------ -----
FIRST TRUST THE DOW(SM) DART 10 (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   10.55           --    --     --     --     --     --     --     --     --     --
  Number of Units                               59           --    --     --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                    --           --    --     --     --     --     --     --     --     --     --
  Number of Units                               --           --    --     --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                             $    8.24    $    8.02    --     --     --     --     --     --     --     --     --
  Number of Units                          422,086      517,287    --     --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --           --    --     --     --     --     --     --     --     --     --
  Number of Units                               --           --    --     --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             $   12.35    $   12.05    --     --     --     --     --     --     --     --     --
  Number of Units                           24,245       10,069    --     --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $   10.50           --    --     --     --     --     --     --     --     --     --
  Number of Units                          306,364           --    --     --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                             $   12.29           --    --     --     --     --     --     --     --     --     --
  Number of Units                           25,135           --    --     --     --     --     --     --     --     --     --

FIRST TRUST GLOBAL TARGET 15 (11) (1999)
  WITH NO OPTIONAL BENEFITS
  Unit Price                             $   11.93           --    --     --     --     --     --     --     --     --     --
  Number of Units                            4,880           --    --     --     --     --     --     --     --     --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                             $   11.91           --    --     --     --     --     --     --     --     --     --
  Number of Units                            4,186           --    --     --     --     --     --     --     --     --     --
  With GMWB
  Unit Value                             $   13.15    $   10.59    --     --     --     --     --     --     --     --     --
  Number of Units                          274,150      277,522    --     --     --     --     --     --     --     --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                    --           --    --     --     --     --     --     --     --     --     --
  Number of Units                               --           --    --     --     --     --     --     --     --     --     --
  With any one of EBP or HAV and GMWB
  Unit Value                             $   16.05    $   12.96    --     --     --     --     --     --     --     --     --
  Number of Units                           22,405        8,569    --     --     --     --     --     --     --     --     --
  With HAV, EBP and GRO Plus
  Unit Price                             $   11.87           --    --     --     --     --     --     --     --     --     --
  Number of Units                          708,706           --    --     --     --     --     --     --     --     --     --
  With HAV, EBP and GMWB
  Unit Value                             $   15.96           --    --     --     --     --     --     --     --     --     --
  Number of Units                           22,182           --    --     --     --     --     --     --     --     --     --

APPENDIX A

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix A -- Condensed Financial Information About Separate Account B continued

                                                                       YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
SUB-ACCOUNT                                 2004          2003      2002   2001   2000   1999   1998   1997   1996   1995   1994
-------------------------------------------------------------------------------------------------------------------------------
FIRST TRUST S&P TARGET 24 (1999)
  WITH NO OPTION  AL BENEFITS

  Unit Price                             $  10.82            --        --     --     --     --     --     --     --     --   --
  Number of Units                             999            --        --     --     --     --     --     --     --     --   --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --            --        --     --     --     --     --     --     --     --   --
  Number of Units                              --            --        --     --     --     --     --     --     --     --   --
  With GMWB
  Unit Value                             $   8.21      $   7.30        --     --     --     --     --     --     --     --   --
  Number of Units                         602,226       751,579        --     --     --     --     --     --     --     --   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --            --        --     --     --     --     --     --     --     --   --
  Number of Units                              --            --        --     --     --     --     --     --     --     --   --
  With any one of EBP or HAV and GMWB
  Unit Value                             $  13.34       $ 11.89        --     --     --     --     --     --     --     --   --
  Number of Units                          43,536         5,532        --     --     --     --     --     --     --     --   --
  With HAV, EBP and GRO Plus
  Unit Price                             $  10.76            --        --     --     --     --     --     --     --     --   --
  Number of Units                         259,946            --        --     --     --
  With HAV, EBP and GMWB
  Unit Value                             $  13.27            --        --     --     --     --     --     --     --     --   --
  Number of Units                          37,547            --        --     --     --     --     --     --     --     --   --

FIRST TRUST NASDAQ TARGET 15 (1999)
  WITH NO OPTION  AL BENEFITS

  Unit Price                             $  10.73            --        --     --     --     --     --     --     --     --   --
  Number of Units                           2,813            --        --     --     --     --     --     --     --     --   --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                   --            --        --     --     --     --     --     --     --     --   --
  Number of Units                              --            --        --     --     --     --     --     --     --     --   --
  With GMWB
  Unit Value                             $   8.57      $   8.90        --     --     --     --     --     --     --     --   --
  Number of Units                         461,045       569,649        --     --     --     --     --     --     --     --   --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                   --            --        --     --     --     --     --     --     --     --   --
  Number of Units                              --            --        --     --     --     --     --     --     --     --   --
  With any one of EBP or HAV and GMWB
  Unit Value                             $  12.54            --        --     --     --     --     --     --     --     --   --
  Number of Units                           7,266            --        --     --     --     --     --     --     --     --   --
  With HAV, EBP and GRO Plus
  Unit Price                             $  10.67            --        --     --     --     --     --     --     --     --   --
  Number of Units                         192,036            --        --     --     --     --     --     --     --     --   --
  With HAV, EBP and GMWB
  Unit Value                                   --            --        --     --     --     --     --     --     --     --   --
  Number of Units                              --            --        --     --     --     --     --     --     --     --   --


                                                                      APPENDIX A
                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

                                                            YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------
SUB-ACCOUNT                                            2004         2003      2002     2001
---------------------------------------------------------------------------------------------
FIRST TRUST VALUE LINE(R) -- TARGET 25 (1999)
  WITH NO OPTION  AL BENEFITS

  Unit Price                                       $     12.67           --       --      --
  Number of Units                                       10,691           --       --      --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                                --           --       --      --
  Number of Units                                           --           --       --      --
  With GMWB
  Unit Value                                       $      3.85   $     3.20       --      --
  Number of Units                                    1,459,833    1,541,426       --      --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                                --           --       --      --
  Number of Units                                           --           --       --      --
  With any one of EBP or HAV and GMWB
  Unit Value                                       $     16.61           --       --      --
  Number of Units                                       33,213           --       --      --
  With HAV, EBP and GRO Plus
  Unit Price                                       $     12.61           --       --      --
  Number of Units                                      831,735           --       --      --
  With HAV, EBP and GMWB
  Unit Value                                                --           --       --      --
  Number of Units                                           --           --       --      --

SP WILLIAM BLAIR INTERNATIONAL GROWTH
  WITH NO OPTION  AL BENEFITS

  Unit Price                                       $     10.53           --       --      --
  Number of Units                                       14,108           --       --      --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                       $     10.53           --       --      --
  Number of Units                                        3,389           --       --      --
  With GMWB
  Unit Price                                       $     10.53           --       --      --
  Number of Units                                        5,733           --       --      --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                       $     10.53           --       --      --
  Number of Units                                        1,476           --       --      --
  With any one of EBP or HAV and GMWB
  Unit Value                                       $     10.53           --       --      --
  Number of Units                                       18,568           --       --      --
  With HAV, EBP and GRO Plus
  Unit Price                                       $     10.53           --       --      --
  Number of Units                                      843,107           --       --      --
  With HAV, EBP and GMWB
  Unit Value                                       $     10.53           --       --      --
  Number of Units                                       18,201           --       --      --

                                                                       YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------------------
SUB-ACCOUNT                                         2000     1999      1998      1997    1996    1995    1994
--------------------------------------------------------------------------------------------------------------
FIRST TRUST VALUE LINE(R) -- TARGET 25 (1999)
  WITH NO OPTION  AL BENEFITS
  Unit Price                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --
  With GMWB
  Unit Value                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --
  With HAV, EBP and GRO Plus
  Unit Price                                            --     --        --         --     --       --      --
  Number of Units                                       --
  With HAV, EBP and GMWB
  Unit Value                                            --     --        --         --     --       --      --
  Number of Units                                       --     --        --         --     --       --      --

SP WILLIAM BLAIR INTERNATIONAL GROWTH
  WITH NO OPTION  AL BENEFITS

  Unit Price                                            --     --        --         --     --       --     --
  Number of Units                                       --     --        --         --     --       --     --
  With any one of GRO Plus, EBP or HAV
  Unit Price                                            --     --        --         --     --       --     --
  Number of Units                                       --     --        --         --     --       --     --
  With GMWB
  Unit Price                                            --     --       --         --      --       --     --
  Number of Units                                       --     --       --         --      --       --     --
  With any two of GRO Plus, EBP or HAV
  Unit Price                                            --     --       --         --      --       --     --
  Number of Units                                       --     --       --         --      --       --     --
  With any one of EBP or HAV and GMWB
  Unit Value                                            --     --       --         --      --       --     --
  Number of Units                                       --     --       --         --      --       --     --
  With HAV, EBP and GRO Plus
  Unit Price                                            --     --       --         --      --       --     --
  Number of Units                                       --     --       --         --      --       --     --
  With HAV, EBP and GMWB
  Unit Value                                            --     --       --         --      --       --     --
  Number of Units                                       --     --       --         --      --       --     --

APPENDIX A

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix A -- Condensed Financial Information About Separate Account B continued 1: Effective May 2, 2005 the name of the AST State Street Research Small-Cap Growth Portfolio has changed to AST Small-Cap Growth Portfolio.

2: Effective May 2, 2005 the name of the AST Alliance Growth Portfolio has changed to AST AllianceBernstein Large-Cap Growth Portfolio.

3: Effective May 2, 2005 the name of the AST Alliance/Bernstein Growth + Value Portfolio has changed to AST AllianceBernstein Growth + Value Portfolio.

4: Effective May 2, 2005 the name of the AST Sanford Bernstein Core Value Portfolio has changed to AST AllianceBernstein Core Value Portfolio.

5: Effective May 2, 2005 the name of the AST Sanford Bernstein Managed Index 500 Portfolio has changed to AST AllianceBernstein Managed Index 500 Portfolio.

6: Effective May 2, 2005 the name of the AST Alliance Growth and Income Portfolio has changed to AST AllianceBernstein Growth & Income Portfolio.

7: Effective May 2, 2005 the name of the AST DeAM Global Allocation Portfolio has changed to AST Global Allocation Portfolio.

8: Effective May 2, 2005 the name of the Wells Fargo Variable Trust Equity Value Portfolio has changed to Wells Fargo Variable Trust Advantage C&B Large-Cap Value Portfolio.

9: Effective May 2, 2005 the name of the Wells Fargo Variable Trust Equity Income Portfolio has changed to Wells Fargo Variable Trust Advantage Equity Income Portfolio.

10: Effective April 15, 2005 the name of the Evergreen VA -- Special Equity Portfolio has changed to Evergreen VA Growth Portfolio.

11: Effective May 2, 2005 the name of the First Trust Global Target 15 Portfolio has changed to First Trust Global Dividend Target 15 Portfolio.

                                                                      APPENDIX B

                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix B -- Calculation of Optional Death Benefits

EXAMPLES OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT CALCULATION

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

                    Account Value of variable
                investment options plus Interim                     Purchase Payments -
Growth =           Value of Fixed Allocations       minus         proportional withdrawals
                       (no MVA applies)

Example with market increase

Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

Growth      =    $75,000 - [$50,000 - $0]
            =    $ 25,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

            =    $25,000 x 0.40
            =    $10,000

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

            =    $ 85,000

Examples with market decline

Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

Growth      =    $45,000 - [$50,000 - $0]
            =    $ -5,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

        NO BENEFIT IS PAYABLE

Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

            =   $ 50,000

APPENDIX B

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix B -- Calculation of Optional Death Benefits  continued

IN THIS EXAMPLE YOU WOULD RECEIVE NO ADDITIONAL BENEFIT FROM PURCHASING THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT.

Example with market increase and withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

  Growth    =    $90,000 - [$50,000 - ($50,000 x $15,000/$75,000)]
            =    $90,000 - [$50,000 -  $10,000]
            =    $90,000 - $40,000
            =    $50,000

Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

            =    $50,000 x 0.40
            =    $20,000

  Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit

            =    $ 110,000

EXAMPLES OF HIGHEST ANNIVERSARY VALUE DEATH BENEFIT CALCULATION

The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5(th) anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

   Highest Anniversary Value    =    $90,000 - [$90,000 x $15,000/$75,000]
                                =    $90,000 - $18,000
                                   = $ 72,000

   Basic Death Benefit          =    max [$80,000, $50,000 - ($50,000 x
                                                   $15,000/$75,000)]
                                =    max [$80,000, $40,000]
                                =    $ 80,000
The Death Benefit therefore is $80,000.

                                                                      APPENDIX B

                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Example with death after Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

   Highest Anniversary Value    =    $80,000 + $15,000 - [($80,000 + $15,000) x
                                     $5,000/$70,000]
                                =    $80,000 + $15,000 - $6,786
                                =    $ 88,214

   Basic Death Benefit          =    max [$75,000, ($50,000 + $15,000) -
                                    {($50,000 + $15,000) x $5,000/$70,000}]
                                =    max [$75,000, $60,357]
                                =    $ 75,000
The Death Benefit therefore is $88,214.
EXAMPLES OF COMBINATION 5% ROLL-UP AND HIGHEST ANNIVERSARY VALUE DEATH BENEFIT CALCULATION

The following are examples of how the Combination 5% Roll-Up and Highest Anniversary Value Death Benefit are calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the 7th anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Roll-Up Value is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than both the Roll-Up Value ($67,005) and the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals

Assume that the Owner made a withdrawal of $5,000 on the 6th anniversary of the Issue Date when the Account Value was $45,000. The Roll-Up Value on the 6th anniversary of the Issue Date is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The 5% Dollar-for-Dollar Withdrawal Limit for the 7th annuity year is equal to 5% of the Roll-Up Value as of the 6th anniversary of the Issue Date, or $3,350. Therefore, the remaining $1,650 of the withdrawal results in a proportional reduction to the Roll-Up Value. On the 7th anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $43,000; however, the Anniversary Value on the 2nd anniversary of the Issue Date was $70,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit.

APPENDIX B

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTUS

Appendix B -- Calculation of Optional Death Benefits  continued

   Roll-Up Value                =   {(67,005 - $3,350) - [($67,005 - $3,350) x
                                     $1,650/($45,000 -$3,350)]} x 1.05
                                =   ($63,655 - $2,522) x 1.05
                                =    $ 64,190

   Highest Anniversary Value    =    $70,000 - [$70,000 x $5,000 / $45,000]
                                =    $70,000 - $7,778
                                =    $ 62,222

   Basic Death Benefit          =    max [$43,000, $50,000 - ($50,000 x
                                     $5,000/$45,000)]
                                =    max [$43,000, $44,444]
                                =    $ 44,444
The Death Benefit therefore is $64,190.

Example with death after Death Benefit Target Date
Assume that the Owner has not made any withdrawals prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Roll-Up Value on the Death Benefit Target Date (the contract anniversary on or following the Owner's 80th birthday) is equal to initial Purchase Payment accumulated at 5% for 10 years, or $81,445. The Highest Anniversary Value on the Death Benefit Target Date was $85,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit as of the Death Benefit Target Date; each increased by subsequent purchase payments and reduced proportionally for subsequent withdrawals.

   Roll-Up Value                =    $81,445 + $15,000 - [($81,445 + 15,000) x
                                     $5,000/$70,000]
                                =    $81,445 + $15,000 - $6,889
                                =    $ 89,556

   Highest Anniversary Value    =    $85,000 + $15,000 - [($85,000 + 15,000) x
                                     $5,000/$70,000]
                                =    $85,000 + $15,000 - $7,143
                                =    $ 92,857

   Basic Death Benefit          =    max [$75,000, $50,000 + $15,000 -
                                     {(50,000 + $15,000) x $5,000/$70,000}]
                                =    max [$75,000, $60,357]
                                =    $ 75,000
The Death Benefit therefore is $92,857.

EXAMPLES OF HIGHEST DAILY VALUE DEATH BENEFIT CALCULATION

The following are examples of how the HDV Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date.

Example with market increase and death before Death Benefit Target Date

Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value or the basic Death Benefit. The Death Benefit would be the HDV ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

                                                                      APPENDIX B

                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS
Example with withdrawals

Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth Annuity Year. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the basic Death Benefit.


   Highest Daily Value    =    $90,000 - [$90,000 x $15,000/$75,000]
                          =    $90,000 - $18,000
                          =    $72,000
   Basic Death Benefit    =    max [$80,000, $50,000 - ($50,000 x $15,000/$75,000)]
                          =    max [$80,000, $40,000]
                          =    $80,000

     The Death Benefit therefore is $80,000.

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.


   Highest Daily Value    =    $80,000 + $15,000 - [($80,000 + $15,000) x $5,000/$70,000]
                          =    $80,000 + $15,000 - $6,786
                          =    $88,214
   Basic Death Benefit    =    max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) x $5,000/$70,000}]
                          =    max [$75,000, $60,357]
                          =    $75,000

     The Death Benefit therefore is $88,214.

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                                                                      APPENDIX C

                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix C-1 -- Advisor's Choice Prior Contract

Between November 1993 and July 31, 1997, the American Skandia offered a variable annuity under the marketing name Advisors Choice[RegTM] which is no longer being offered ("Choice" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.

The principle differences between the contracts offered by this Prospectus under the marketing name Advisors Choice[RegTM] 2000 ("Choice 2" or "Current Contract") and the Prior Contract relate to the availability of fixed investment options under the contract, charges made by the Company, and death benefit provisions.

GLOSSARY OF TERMS
Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract.

     The definition of "Account Value" in the Choice 2 prospectus is the same as the definition of "Account Value" in the Choice prospectus, except for the inclusion of disclosure related to fixed investment options. Fixed investment options are not available in the Prior Contract.
     The following defined terms in the Choice 2 prospectus relating to the fixed investment options are not applicable to the Prior Contracts: "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date."

     The definition of "Net Purchase Payment" in the CHC2 prospectus is the same as the definition of "Net Purchase Payment" in the Choice prospectus, except for the inclusion of any applicable sales charge, initial maintenance fee and/or charge for taxes in the Choice contracts.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The Prior Contracts do not offer a fixed investment option. Therefore, any provisions in this Prospectus that relate to the Fixed Allocations are not applicable to the Prior Contract.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

     Annual Maintenance Fee: A maintenance fee for the Prior Contract equaling the lesser of $35 or 2% may be assessed against: (a) the initial Purchase Payment; and (b) each Annuity Year after the first, the Account Value. It applies to the initial Purchase Payment only if less than $50,000. It is assessed, as of the first Valuation Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

MANAGING YOUR ACCOUNT VALUE


DO YOU OFFER DOLLAR COST AVERAGING?

Your Choice annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program.

DO YOU OFFER A PROGRAM TO BALANCED FIXED AND VARIABLE INVESTMENTS?
The "Balanced Investment Program" is not available under the Prior Contract.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE
This benefit is not available under the Prior Contract.

                                                                      APPENDIX C

                             AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTTUS

Appendix C-1 -- Advisor's Choice Prior Contract  continued

ACCESS TO ACCOUNT VALUE

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?

Your Choice annuity must have an Account Value of at least $25,000 at the time we accept your request for a program of Systematic Withdrawals.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?

The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

LIVING BENEFITS

The Optional Living Benefits are not available under the Prior Contract.

DEATH BENEFIT

The minimum death benefit for the Choice contract is the total of each Purchase Payment growing daily at the equivalent of a specified interest rate per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where (A) is the total of all Purchase Payment received; and
(B) is the total of all withdrawals of any type.

      Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

OPTIONAL DEATH BENEFITS

The Optional Death Benefits are not available under the Prior Contract.

PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER

The Plus40(TM) Optional Life Insurance Rider is not available under the Prior Contract.

PERFORMANCE INFORMATION

The calculation of performance information and the Standard Total Return and the Non-standard Total Return for the Choice Sub-accounts are set forth in the Choice 2 Statement of Additional Information.

                                                                      APPENDIX C

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-2 -- Advisor's Design Prior Contract

EXPENSE EXAMPLES

The Expense Examples for the Prior Contract are as follows:

WHETHER OR NOT YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME
PERIOD:

1 year     3 years     5 years     10 years
------     -------     -------     --------
$  559     $ 1,664     $ 2,754     $  5,415

IF YOU ANNUITIZE AT THE END OF THE APPLICABLE TIME PERIOD:

1 year     3 years     5 years     10 years
------     -------     -------     --------
$  559     $ 1,664     $ 2,754     $  5,415

THE EXPENSE EXAMPLES SHOWN ABOVE ASSUME YOUR ACCOUNT VALUE IS LESS THAN $50,000 SO THAT THE ANNUAL MAINTENANCE FEE APPLIES. IF YOUR ACCOUNT VALUE IS GREATER THAN $50,000 SUCH THAT THE ANNUAL MAINTENANCE FEE DOES NOT APPLY, THE AMOUNTS INDICATED IN THE EXPENSE EXAMPLES SHOWN ABOVE WOULD BE REDUCED.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

SALES CHARGE: The Prior Contract provides for a sales charge in the amount of 1.5% of each Purchase Payment. Any applicable sales charge is deducted from each Purchase Payment.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES

We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of the CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the Insurance Charge for administrative costs. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

      No sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in

APPENDIX C

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix C-2 -- Advisor's Design Prior Contract continued

(b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above.

      Any elimination of the sales charge or any reduction to the amount of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to this charge where prohibited by law.

LIVING BENEFITS

The Optional Living Benefits are not available under the Prior Contract.

DEATH BENEFIT

OPTIONAL DEATH BENEFITS

The Optional Death Benefits are not available under the Prior Contract.

PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
The Plus40(TM) Optional Life Insurance Rider was never available under the Prior Contract.
C-4

                                                                      APPENDIX D

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix D -- Performance Advantage

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.

GLOSSARY OF TERMS

When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

DO YOU PROVIDE ANY GUARANTEES ON MY INVESTMENT?

The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

            - You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

            - You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

      Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

      Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

WHAT IS THE "TARGET VALUE" AND HOW IS IT CALCULATED?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

      1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

      2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

      3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

APPENDIX D

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix D -- Performance Advantage  continued

EXAMPLES

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

CAN I RESTART THE 10-YEAR TARGET VALUE CALCULATION?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

WHAT ARE TARGET VALUE CREDITS?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

      The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is (are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

      Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

THE AMOUNT OF ANY TARGET VALUE CREDITS ARE NOT IMMEDIATELY VESTED AND CAN BE RECOVERED BY AMERICAN SKANDIA UNDER THE CIRCUMSTANCES AND FOR THE TIME PERIODS SHOWN BELOW. IF AMERICAN SKANDIA EXERCISES ITS RIGHT TO RECOVER THE AMOUNT OF ANY TARGET VALUE CREDIT, ANY INVESTMENT GAIN ON THE TARGET VALUE CREDIT WILL NOT BE TAKEN BACK.

      1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

      2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

      3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

            - within 12 months after the date a Target Value Credit was allocated to your Account Value; or

            - within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

      Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

                                                                      APPENDIX E

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life Insurance Rider

AMERICAN SKANDIA'S PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER WAS OFFERED, IN THOSE STATES WHERE APPROVED, BETWEEN SEPTEMBER 17, 2001 AND MAY 1, 2003. THE DESCRIPTION BELOW OF THE PLUS40(TM) BENEFIT APPLIES TO THOSE CONTRACT OWNERS WHO PURCHASED AN ANNUITY DURING THAT TIME PERIOD AND ELECTED THE PLUS40(TM) BENEFIT.

THE LIFE INSURANCE COVERAGE PROVIDED UNDER THE PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER ("PLUS40(TM) RIDER" OR THE "RIDER") IS SUPPORTED BY AMERICAN SKANDIA'S GENERAL ACCOUNT AND IS NOT SUBJECT TO, OR REGISTERED AS A SECURITY UNDER, EITHER THE SECURITIES ACT OF 1933 OR THE INVESTMENT COMPANY ACT OF 1940. INFORMATION ABOUT THE PLUS40(TM) RIDER IS INCLUDED AS AN APPENDIX TO THIS PROSPECTUS TO HELP YOU UNDERSTAND THE RIDER AND THE RELATIONSHIP BETWEEN THE RIDER AND THE VALUE OF YOUR ANNUITY. IT IS ALSO INCLUDED BECAUSE YOU CAN ELECT TO PAY FOR THE RIDER WITH TAXABLE WITHDRAWALS FROM YOUR ANNUITY. THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS NOT REVIEWED THIS INFORMATION. HOWEVER, THE INFORMATION MAY BE SUBJECT TO CERTAIN GENERALLY APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS REGARDING ACCURACY AND COMPLETENESS.

      THE INCOME TAX-FREE LIFE INSURANCE PAYABLE TO YOUR BENEFICIARY(IES) UNDER THE PLUS40(TM) RIDER IS EQUAL TO 40% OF THE ACCOUNT VALUE OF YOUR ANNUITY AS OF THE DATE WE RECEIVE DUE PROOF OF DEATH, SUBJECT TO CERTAIN ADJUSTMENTS, RESTRICTIONS AND LIMITATIONS DESCRIBED BELOW.

ELIGIBILITY

The Plus40(TM) rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable -- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

      The minimum allowable age to purchase the Plus40(TM) rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM) rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under
Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

      - If you die during the first 24 months following the effective date of the Plus40(TM) rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM) rider if you die within 24 months of its effective date.

      - If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

      - If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM) rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

      - If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM) rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

      - If charges for the Plus40(TM) rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life Insurance Rider continued

      - If the age of any person covered under the Plus40(TM) rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

      - On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM) rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM) rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM) rider or similar life insurance coverage.

      - The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

      - The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM) riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM) rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION

If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM) rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

      The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM) rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM) rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM) RIDER

The Plus40(TM) rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM) rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                                                                      APPENDIX E

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

                 PERCENTAGE OF
ATTAINED AGE     ACCOUNT VALUE
Age 40-75              .80%
Age 76-80             1.60%
Age 81-85             3.20%
Age 86-90             4.80%
Age 91                6.50%
Age 92                7.50%
Age 93                8.50%
Age 94                9.50%
Age 95               10.50%

      The charge for the Plus40(TM) rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

      We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

      You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

      - If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

      - If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION

You can terminate the Plus40(TM) rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM) rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM) rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM) rider.

CHANGES IN ANNUITY DESIGNATIONS

Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM) rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

APPENDIX E

AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix E -- Plus40(TM) Optional Life Insurance Rider  continued

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, THE DEATH BENEFIT UNDER THE PLUS40(TM) RIDER WILL BE PAID DESPITE THE FACT THAT THE ANNUITY WILL CONTINUE. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM) rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM) rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION

The Plus40(TM) rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

      If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM) rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

      We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

                                                                      APPENDIX F

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of Previously Offered Optional Death Benefits

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

      THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT PROVIDES A BENEFIT THAT IS PAYABLE IN ADDITION TO THE BASIC DEATH BENEFIT. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

CALCULATION OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT

If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.    the basic Death Benefit described above

      PLUS

2. 50% of the "DEATH BENEFIT AMOUNT" less Purchase Payments reduced by proportional withdrawals.
      "DEATH BENEFIT AMOUNT" includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

      "PROPORTIONAL WITHDRAWALS" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn
THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT IS SUBJECT TO A MAXIMUM OF 50% OF ALL PURCHASE PAYMENTS APPLIED TO THE ANNUITY AT LEAST 12 MONTHS PRIOR TO THE DEATH OF THE DECEDENT THAT TRIGGERS THE PAYMENT OF THE DEATH BENEFIT.

PLEASE REFER TO THE SECTION ENTITLED "TAX CONSIDERATIONS" FOR A DISCUSSION OF SPECIAL TAX CONSIDERATIONS FOR PURCHASERS OF THIS BENEFIT.

NOTE: YOU MAY NOT ELECT THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT IF YOU HAVE ELECTED ANY OTHER OPTIONAL DEATH BENEFIT.

GUARANTEED MINIMUM DEATH BENEFIT

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

KEY TERMS USED WITH THE GUARANTEED MINIMUM DEATH BENEFIT
- The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

- The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

APPENDIX F

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of
Previously Offered Optional Death Benefits  continued
- The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

- A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.
CALCULATION OF GUARANTEED MINIMUM DEATH BENEFIT

The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received regulatory approval, American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate. This Benefit will apply to Annuity Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.

ANNUITIES WITH JOINT OWNERS

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

ANNUITIES OWNED BY ENTITIES

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

CAN I TERMINATE THE OPTIONAL DEATH BENEFITS? DO THE OPTIONAL DEATH BENEFITS TERMINATE UNDER OTHER CIRCUMSTANCES?

You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

                                                                      APPENDIX F

                              AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTUS

WHAT ARE THE CHARGES FOR THE OPTIONAL DEATH BENEFITS?

We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.    on each anniversary of the Issue Date;

2. when Account Value is transferred to our general account prior to the Annuity Date;

3.    if you surrender your Annuity; and

4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

      If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

      We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

      Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

EXAMPLES OF ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT CALCULATION

The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase

Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

  Purchase Payments      =   $50,000
  Account Value          =   $75,000
  Basic Death Benefit    =   $75,000
  Death Benefit Amount   =   $75,000 - $50,000 = $25,000
  Benefit Payable under Enhanced Beneficiary Protection
  Optional Death Benefit =   40% of Growth
                         =   $75,000 + $12,500 = $87,500

Examples with market decline

Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

APPENDIX F

AMERICAN SKANDIA ADVISOR CHOICE(R) 2000 PROSPECTUS

Appendix F -- Description and Calculation of
Previously Offered Optional Death Benefits  continued

  Purchase Payments      =   $50,000
  Account Value          =   $40,000
  Basic Death Benefit    =   $50,000
  Death Benefit Amount   =   $50,000 - $50,000 = $0
  Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit
                         =   $50,000 + $0 = $50,000

      IN THIS EXAMPLE YOU WOULD RECEIVE NO ADDITIONAL BENEFIT FROM PURCHASING THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT.

EXAMPLES OF GUARANTEED MINIMUM DEATH BENEFIT CALCULATION

The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase

Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease

Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

                                                                      APPENDIX G

                             AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

Appendix G -- Additional Information on Asset Allocation Programs
PROGRAM RULES

- You can elect an asset allocator program where the Sub-accounts for each asset class in each model portfolio are designated based on an evaluation of available Sub-accounts. If you elect the Lifetime Five Benefit ("LT5") or the Highest Daily Value Death Benefit ("HDV"), you must enroll in one of the eligible model portfolios. Asset allocation is a sophisticated method of diversification that allocates assets among asset classes in order to manage investment risk and potentially enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss.

HOW THE ASSET ALLOCATION PROGRAM WORKS

- Amounts will automatically be allocated in accordance with the percentages and to Sub-accounts indicated for the model portfolio that you choose. If you allocate your Account Value or transfer your Account Value among any Sub-accounts that are outside of your model portfolio, we will allocate these amounts according to the allocation percentages of the applicable model portfolio upon the next rebalancing. You may only choose one model portfolio at a time. When you enroll in the asset allocation program and upon each rebalance thereafter, 100% of your Account Value allocated to the variable Sub-accounts will be allocated to the asset allocation program. Any Account Value not invested in the Sub-accounts will not be part of the program.

- ADDITIONAL PURCHASE PAYMENTS: Unless otherwise requested, any additional Purchase Payments applied to the variable Sub-accounts in the Annuity will be allocated to the Sub-accounts according to the allocation percentages for the model portfolio you choose. Allocation of additional Purchase Payments outside of your model portfolio but into a Sub-account, will be reallocated according to the allocation percentages of the applicable model portfolio upon the next rebalancing.

- REBALANCING YOUR MODEL PORTFOLIO: Changes in the value of the Sub-account will cause your Account Value allocated to the Sub-accounts to vary from the percentage allocations of the model portfolio you select. By selecting the asset allocation program, you have directed us to periodically (e.g., quarterly) rebalance your Account Value allocated to the Sub-accounts in accordance with the percentage allocations assigned to each Sub-account within your model portfolio at the time you elected the program or as later modified with your consent. Some asset allocation programs will only require that a rebalancing occur when the percent of your Account Value allocated to the Sub-accounts are outside of the acceptable range permitted under such asset allocation program. Note -- Any Account Value not invested in the Sub-accounts will not be affected by any rebalance.

- SUB-ACCOUNT CHANGES WITHIN THE MODEL PORTFOLIOS: From time to time you may be notified of a suggested change in a Sub-account or percentage allocated to a Sub-account within your model portfolio. If you consent (in the manner that is then permitted or required) to the suggested change, then it will be implemented upon the next rebalance. If you do not consent then rebalancing will continue in accordance with your unchanged model portfolio, unless the Sub-account is no longer available under your Annuity, in which case your lack of consent will be deemed a request to terminate the asset allocation program and the provisions under "Termination or Modification of the Asset Allocation Program" will apply.

- OWNER CHANGES IN CHOICE OF MODEL PORTFOLIO: You may change from the model portfolio that you have elected to any other currently available model portfolio at any time. The change will be implemented on the date we receive all required information in the manner that is then permitted or required.

TERMINATION OR MODIFICATION OF THE ASSET ALLOCATION PROGRAM:

- You may request to terminate your asset allocation program at any time. Any termination will be effective on the date that American Skandia receives your termination request in good order. If you are enrolled in HDV or LT5, termination of your asset allocation program must coincide with enrollment in a then currently available and approved asset allocation program or other approved option. However, if you are enrolled in LT5 you may terminate the LT5 benefit in order to then terminate your asset allocation program. American Skandia reserves the right to terminate or modify the asset allocation program at any time with respect to any programs.

RESTRICTIONS ON ELECTING THE ASSET ALLOCATION:

- You cannot participate in auto-rebalancing or a DCA program while enrolled in an asset allocation program. Upon election of an asset allocation program, American Skandia will automatically terminate your enrollment in any auto-rebalancing or DCA program. Finally, Systematic Withdrawals can only be made as flat dollar amounts.
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PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS CHC2-PROS (05/2005).

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                                (print your name)

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Variable Annuity Issued by:                            Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                                  AMERICAN SKANDIA
ASSURANCE CORPORATION                                           MARKETING, INCORPORATED
A Prudential Financial Company                           A Prudential Financial Company
One Corporate Drive                                                 One Corporate Drive
Shelton, Connecticut 06484                                   Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                       Telephone: 203-926-1888
http://www.americanskandia.prudential.com     http://www.americanskandia.prudential.com

                               MAILING ADDRESSES:

                     AMERICAN SKANDIA -- VARIABLE ANNUITIES
                                  P.O. Box 7960
                             Philadelphia, PA 19176

                                  EXPRESS MAIL:
                     AMERICAN SKANDIA -- VARIABLE ANNUITIES
                                 2101 Welsh Road
                                Dresher, PA 19025